                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary proxy statement.            [_] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).
[_] Definitive proxy statement.
[_] Definitive additional materials.
[_] Soliciting material under Rule 14a-12.


                       EAGLE POINT SOFTWARE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock

(2) Aggregate number of securities to which transaction applies: 3,392,513 shares of Common Stock and 726,420 options to purchase shares of Common Stock.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $4560 was calculated pursuant to Rule 0-11(c) of the Securities Exchange Act of 1934, as amended, by multiplying 1/50th of 1% by an amount equal to the sum of
    (x) the product of $6.40, the exchange price, and 3,392,513, the aggregate number of shares of Common Stock outstanding (other than shares owned by JB Acquisitions and its affiliates), and (y) $1,083,215, the aggregate amount anticipated to be paid to certain persons holding options to purchase shares of Common Stock in consideration of cancellation of such options.

(4) Proposed maximum aggregate value of transaction: $22,795,298

(5) Total fee paid: $4560

[X] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

      Revised preliminary proxy materials, dated November 20, 2001.


   This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities regulators. In addition, neither the Securities and Exchange Commission nor any state securities regulators passed upon the fairness or merits of the transaction nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.


                             [LOGO OF EAGLE POINT]

            To the Stockholders of Eagle Point Software Corporation

                A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

   Eagle Point has entered into a merger agreement with Talon Acquisition Corp. and JB Acquisitions LLC. Talon and JB Acquisitions are both newly formed entities established for purposes of the proposed merger and both are controlled by John F. Biver, a founder and current director of Eagle Point, who, until October 2000, also served as Eagle Point's Vice President--Civil Engineering Division. In the merger, Eagle Point's stockholders (other than JB Acquisitions and its affiliates and those stockholders who validly exercise appraisal rights in connection with the merger) would be entitled to exchange all of their shares in Eagle Point for $6.40 per share and would no longer hold any equity in Eagle Point. With the exception of Rodney L. Blum (Eagle Point's former President and Chief Executive Officer and a current director) and Dennis J. George (Eagle Point's Vice President--Finance and Chief Financial Officer and a current director), each of these stockholders would, under the proposal, receive the $6.40 per share consideration in cash.

   At the time Eagle Point entered into the merger agreement, JB Acquisitions and Talon entered into a separate asset purchase agreement with Digital Canal Corporation, an Iowa corporation formed and wholly-owned by Mr. Blum. The asset purchase agreement provides that, concurrent with or immediately following the merger, Digital Canal will purchase from JB Acquisitions the operating assets of Eagle Point's Building Design and Construction Division and Structural Division for a cash purchase price of approximately $1.1 million.

   In order to complete the merger, the merger agreement must be adopted by the holders of a majority of Eagle Point's common stock. The merger is also subject to other conditions, including the simultaneous consummation of the transactions contemplated by the asset purchase agreement and the receipt by JB Acquisitions of financing for the merger.

   The merger agreement has been approved by Eagle Point's board of directors, with Messrs. Biver and Blum not participating, based on the unanimous recommendation of a special committee of independent directors. In connection with its deliberations, the special committee retained Duff & Phelps, LLC as its financial advisor. Duff & Phelps rendered its opinion that, as of the date of that opinion and subject to the factors and assumptions set forth therein, the transactions contemplated by the merger agreement are fair, from a financial point of view, to the shareholders of Eagle Point other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George. Eagle Point's board of directors recommends that you vote to adopt and approve the merger agreement and the merger.

   This Proxy Statement provides you with detailed information concerning Eagle Point, JB Acquisitions, Talon, Mr. Biver and the merger, including the asset sale to Digital Canal. Please give all of the information contained in this Proxy Statement your careful attention.

   The date, time and place of the special meeting:

     [Date]

   [Time], local time
   Eagle Point Software Corporation
   4131 Westmark Drive
   Dubuque, Iowa 52002

   Your vote is important regardless of the number of shares you own. A failure to vote will count as a vote against the merger. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person.

   On behalf of the board of directors, I thank you for your support and appreciate your consideration of this matter.

                         [Thomas O. Miller Signature]


THOMAS O. MILLER
Chairman of the Board of Directors

   This Proxy Statement is dated              , 2001 and was first mailed to
stockholders on or about               , 2001.

                              [Eagle Point Logo]


                       EAGLE POINT SOFTWARE CORPORATION
                              4131 Westmark Drive
                              Dubuque, Iowa 52002

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

   Notice is hereby given that a special meeting of stockholders of Eagle
Point Software Corporation will be held on [Day,          , 2001 at Time],
local time, at 4131 Westmark Drive, Dubuque, Iowa 52002, for the following purposes:

     1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 12, 2001, by and among Eagle Point, JB Acquisitions LLC and Talon Acquisition Corp., which agreement provides for the merger of Talon, a wholly-owned subsidiary of JB Acquisitions formed for the sole purpose of merging with Eagle Point, with and into Eagle Point, with Eagle Point surviving as a subsidiary of JB Acquisitions. In the merger, holders of outstanding shares of the common stock of Eagle Point (other than JB Acquisitions and its affiliates and those stockholders who validly exercise appraisal rights in connection with the merger), will be entitled to receive $6.40 for each share of Eagle Point common stock held by them. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

     2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

   The matters to be considered at the special meeting are described in the attached Proxy Statement. Only stockholders of record at the close of business
on           , 2001, the record date, are entitled to notice of and to vote at the special meeting. You may vote in person at the special meeting, even if you have returned a proxy.

   As is more fully explained in the Proxy Statement, stockholders who make a written demand for appraisal prior to the stockholder vote at the special meeting, who do not vote in favor of adoption of the merger agreement and who otherwise comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware will be entitled, if the merger is completed, to statutory appraisal of, and payment of "fair value" for, their shares of common stock.

   Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person.

                                          By order of the Board of Directors

[Dennis J. George Signature]


                                          Dennis J. George
                                          Secretary

      , 2001

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT EAGLE POINT'S MERGER AND THE SPECIAL MEETING
 OF STOCKHOLDERS..........................................................   1

SUMMARY...................................................................   3

  Special Factors.........................................................   3
    Effects of the merger and related transactions........................   3
    Recommendation of Eagle Point's board of directors....................   3
    Factors considered by the board of directors and the special committee
     of the board of directors............................................   4
    Duff & Phelps' fairness opinion.......................................   4
    Position of Mr. Biver regarding the merger............................   5
    Position of Messrs. Blum and Graham regarding the merger..............   5
    Conflicts of interest and other interests of certain persons in the
     merger and certain relationships.....................................   5
    U.S. federal income tax consequences of the merger....................   6
    Eagle Point stockholders must approve the merger......................   6
    Regulatory approvals related to the merger............................   6
    Source and amount of funds............................................   6
  The Merger Agreement....................................................   7
    The merger consideration..............................................   7
    Conditions to completion of the merger................................   7
    Termination of the merger agreement and non-solicitation..............   7
    The asset purchase agreement among JB Acquisitions, Talon and Digital
     Canal................................................................   8
  Dissenters' Rights of Appraisal.........................................   8

THE PARTIES...............................................................   9

    Relationships between Eagle Point and JB Acquisitions.................  10
    Relationships between Eagle Point and Digital Canal...................  10

SPECIAL FACTORS...........................................................  10

    Background of the merger..............................................  10
    Recommendation of Eagle Point's board of directors and fairness of the merger...............................................................  14
    Factors considered by the board of directors and the special committee of the board of directors............................................  14
    Opinion of Eagle Point's financial advisor............................  17
    Position of Mr. Biver, JB Acquisitions and Talon regarding the merger...............................................................  22
    Position of Messrs. Blum and Graham and Digital Canal regarding the merger...............................................................  23
    Plans for Eagle Point following the merger and certain effects of the merger...............................................................  24
    Conduct of Eagle Point's business if the merger is not completed......  25
    Conflicts of interest and other interests of certain persons in the merger and certain relationships.....................................  25
    Certain transactions..................................................  28
    Accounting treatment..................................................  28
    Regulatory requirements...............................................  28
    U.S. federal income tax consequences of the merger....................  28
    Fees and expenses.....................................................  29
    Source and amount of funds............................................  29

                                                                          Page
                                                                          ----
INFORMATION CONCERNING THE SPECIAL MEETING...............................  31

    Proxy Statement......................................................  31
    Time, place and date.................................................  31
    Purpose of the special meeting.......................................  31
    Stockholder record date for the special meeting......................  32
    Vote of Eagle Point stockholders required for adoption of the merger agreement...........................................................  32
    Proxies..............................................................  32

THE MERGER AGREEMENT.....................................................  33

    The merger...........................................................  33
    Conversion of securities.............................................  34
    Exchange of securities...............................................  35
    Charter and by-laws; directors and officers..........................  35
    Representations and warranties.......................................  35
    Covenants relating to the conduct of Eagle Point's business..........  36
    No solicitation......................................................  38
    Covenants regarding stockholder meeting..............................  38
    Stock options........................................................  38
    Indemnification......................................................  39
    Conditions precedent to the merger...................................  39
    Termination of the merger agreement; termination fee; costs and expenses............................................................  40
    The asset purchase agreement.........................................  41

DISSENTERS' RIGHTS OF APPRAISAL..........................................  42

EAGLE POINT SOFTWARE CORPORATION SELECTED FINANCIAL DATA.................  46

PRO FORMA FINANCIAL DATA RELATED TO THE ASSET SALE.......................  48

MARKET FOR THE COMMON STOCK..............................................  50

    Eagle Point common stock market price and dividend information.......  50

SECURITIES OWNERSHIP.....................................................  51

CONTROLLING PERSONS, DIRECTORS AND EXECUTIVE OFFICERS OF EAGLE POINT, JB
 ACQUISITIONS, TALON AND DIGITAL CANAL...................................  53

    Background of named persons..........................................  53
    Past contacts, transactions and negotiations.........................  56
    Plans or proposals...................................................  56
    Recent transactions in Eagle Point common stock......................  56
    Contracts, arrangements or understandings concerning Eagle Point's securities..........................................................  56

INDEPENDENT ACCOUNTANTS..................................................  57

STOCKHOLDER PROPOSALS....................................................  57

WHERE YOU CAN FIND MORE INFORMATION......................................  58

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................  60

OTHER BUSINESS...........................................................  60


Annex A--Agreement and Plan of Merger
Annex B--Asset Purchase Agreement
Annex C--Opinion of Duff & Phelps, LLC
Annex D--Section 262 of the Delaware General Corporation Law

               QUESTIONS AND ANSWERS ABOUT EAGLE POINT'S MERGER
                    AND THE SPECIAL MEETING OF STOCKHOLDERS
Q: What is the proposal that I will be voting on?

A: You are being asked to adopt and approve the merger agreement and the merger. The merger agreement provides that Eagle Point will be acquired by JB Acquisitions, a newly formed company controlled by John Biver, a founder and current director of Eagle Point who, until October 2001, also served as Eagle Point's Vice President--Civil Engineering Division.

Q: Will Mr. Biver be paid for his shares?

A: No. Mr. Biver's shares will be cancelled without further payment when the merger is completed.

Q: What will happen to Eagle Point after the merger?

A: Eagle Point will continue to exist after the merger. However, JB
   Acquisitions and Digital Canal, an entity formed and wholly-owned by Rodney Blum, have separately agreed that, concurrent with or immediately following the merger, Digital Canal will purchase the operating assets of Eagle Point's Building Design and Construction Division and Structural Division for a cash purchase price of approximately $1.1 million. Mr. Blum is a current director of Eagle Point who, until November 2001, also served as Eagle Point's President and Chief Executive Officer. It is anticipated that Edward Graham, Eagle Point's current Vice President--Building Design and Services Division will, upon consummation of the merger, cease employment with Eagle Point to become an executive officer of Digital Canal.

Q: Why is the board of directors recommending that I vote for the merger agreement?

A: After considering the recommendation for approval of the merger agreement by a special committee of Eagle Point's independent directors, as well as the opinion of the special committee's financial advisor, Duff & Phelps, your board of directors (with Messrs. Biver and Blum not participating) has concluded that the terms of the merger agreement are advisable, fair to and in the best interests of Eagle Point's stockholders.

Q: What if the merger is not completed?

A: It is possible the merger will not be completed. That might happen if, for example, Eagle Point's stockholders do not adopt the merger agreement. If the merger is not completed, the sale to Digital Canal will not be consummated.

Q: What do I need to do now?

A: After you read and carefully consider the information contained in this Proxy Statement, please fill out, sign and date your proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the special meeting.

Q: Who may vote on the merger?

A: All stockholders of record as of the close of business on           , 2001
   may vote. You are entitled to one vote per share of Eagle Point common stock that you owned on the record date.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, we will send you written instructions for exchanging your stock certificates.

Q: May I change my vote?

A: Yes. If you hold your shares in your own name, just send the Secretary of Eagle Point a written revocation notice or a later-dated, signed proxy card before the special meeting or attend the special meeting and vote. If your shares are held in "street name," you should follow the directions provided by your broker regarding how to change your vote.

Q: What rights do I have if I oppose the merger?

A: You may dissent from the merger and seek appraisal of the fair value of your shares by complying with all of the requirements of Delaware law explained in the section of this Proxy Statement entitled "Dissenters' Rights of Appraisal." If you comply with those requirements, the Delaware Court of Chancery will appraise, and order payment to you in the amount of, the "fair value" of your shares by taking into account all relevant factors, exclusive of any value arising from the accomplishment or expectation of the merger.

Q: What are the tax consequences of the merger to me?

A: Your receipt of the merger consideration generally will be a taxable transaction for U.S. federal income tax purposes and possibly for state, local and foreign tax purposes as well. To review the tax consequences in greater detail, see the section of this Proxy Statement entitled "Special Factors--U.S. federal income tax consequences of the merger." The tax consequences of the merger to you will depend on your own financial and tax situation. You should consult with your own tax and legal advisors for a full understanding of the tax consequences of the merger to you.

Q: When do you expect the merger to be completed?

A: We plan to complete the merger as soon as possible after the special meeting, subject to the satisfaction or waiver of the conditions to the merger. However, we cannot predict exactly when these conditions will be satisfied.

Q: What else will happen at the meeting?

A: We know of no other matters, other than as described in the "Notice of Special Meeting," which are to come before the special meeting.

Q: Who can answer my questions?

A: If you have questions about the merger, need additional copies of this Proxy Statement or have any questions about Eagle Point's operations, please call (563) 556-8392.

                                    SUMMARY

   This summary highlights material information from this document and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger and the other transactions contemplated by the merger agreement. In particular, you should read the documents attached to this Proxy Statement, including the merger agreement and the asset purchase agreement which are attached as Annexes A and B, respectively. In addition, we incorporate by reference into this Proxy Statement, and have attached as exhibits hereto, important business and financial information about Eagle Point. You may obtain any information incorporated by reference into, but not included with, this Proxy Statement without charge by following the instructions in the section of this Proxy Statement entitled "Where You Can Find More Information."

                                Special Factors

 Effects of the merger and related transactions

   Upon completion of the merger Mr. Biver, through JB Acquisitions, will own a majority of the stock of Eagle Point. Under the terms of the agreement between Mr. Biver and Strategic Capital Partners LLC, his financial advisor in connection with the merger, the principals of Strategic Capital Partners will receive, as a portion of the fee for their services, approximately 8% of the stock of the surviving corporation outstanding at the completion of the merger. In addition, JB Acquisitions is in discussions with several private investors concerning a portion of its financing for the merger, which financing is anticipated to involve the sale of approximately 18% of the stock of the surviving corporation to those investors. Thus, JB Acquisitions will initially own less than 100% of the surviving corporation immediately following the merger.

   Pursuant to the asset purchase agreement, attached hereto as Annex B, concurrently with, or immediately following, the merger, Eagle Point will sell to Digital Canal, an entity formed and wholly-owned by Mr. Blum, the operating assets of Eagle Point's Building Design and Construction Division and its Structural Division for a cash purchase price of approximately $1.1 million. JB Acquisitions would not enter into the merger agreement if Digital Canal did not agree to purchase these divisions.

   If the merger is completed, Eagle Point common stock will cease to be publicly traded and holders of Eagle Point common stock (other than JB Acquisitions and its affiliates and stockholders who dissent from the merger and seek appraisal of their shares in accordance with the requirements of Delaware law explained in this document) will receive $6.40 per share. If the merger is consummated, Eagle Point's unaffiliated stockholders will not bear the risk of a decline in the value of Eagle Point or its common stock, nor will they have the opportunity to participate in any future earnings or growth of Eagle Point or any increase in the value of its common stock. In addition, the merger will generally constitute a taxable transaction to Eagle Point's unaffiliated stockholders who may otherwise have preferred holding their Eagle Point shares until some future time in order to defer the occurrence of a taxable event.

 Recommendation of Eagle Point's board of directors

   The merger agreement has been approved by Eagle Point's board of directors, with Messrs. Biver and Blum not participating, based on the unanimous recommendation of a special committee of independent directors. In connection with its deliberations, the special committee retained Duff & Phelps, LLC as its financial advisor. Duff & Phelps rendered its opinion that, as of the date of its opinion and subject to the factors and assumptions set forth therein, the transactions contemplated by the merger agreement are fair, from a financial point of view, to the shareholders of Eagle Point other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George. Eagle Point's board of directors recommends that you vote to adopt and approve the merger agreement and the merger.

 Factors considered by the board of directors and the special committee of the board of directors

   In reaching its decision to recommend adoption and approval of the merger agreement and the merger, the board of directors and special committee considered a number of factors, including the following:

  . a comparison of the historical market prices of Eagle Point common stock to the $6.40 per share price offered by JB Acquisitions;

  . the financial presentations of Duff & Phelps and the written opinion of Duff & Phelps as to the fairness of the merger and asset sale transactions;

  . the belief of Eagle Point's board of directors and special committee that other strategic alternatives presented to the board were inferior to the offer to purchase presented by JB Acquisitions and/or no longer available to Eagle Point;

  . the belief of Eagle Point's board of directors and special committee that, based upon the negotiations that had occurred with JB Acquisitions, the $6.40 per share merger consideration represented the highest price that JB Acquisitions would be willing to pay at that time to acquire Eagle Point's common stock;

  . the merger agreement's provision permitting the board of directors to terminate the merger agreement in order to exercise the board's fiduciary duties and to accept an alternative proposal more favorable to Eagle Point's stockholders;

  . the fact that the independent directors, in their role as members of a special committee of Eagle Point's board of directors, independently evaluated the transactions contemplated by the merger agreement, including the asset sale to Digital Canal, and each determined to approve the merger and recommended adoption and approval of the merger agreement and the merger; and

  . the factors described in the section of this Proxy Statement entitled
    "Special Factors--Recommendation of Eagle Point's board of directors and fairness of the merger."

   In addition to the foregoing factors, the board of directors considered certain countervailing factors, including the following:

  . as disclosed in the section of this Proxy Statement entitled "Special
    Factors--Conflicts of interest and other interests of certain persons in the merger and certain relationships," Mr. Biver has various interests in the merger that differ from those of Eagle Point's unaffiliated stockholders;

  . upon consummation of the merger, Eagle Point's unaffiliated stockholders will not participate in the future earnings and growth of Eagle Point and will not have any right to vote on corporate matters;

  . if Eagle Point were to remain a publicly-owned corporation and the price of Eagle Point common stock appreciated, stockholders might receive more than the $6.40 per share price offered in the merger in a future sale transaction;

  . the merger will generally constitute a taxable transaction to Eagle
    Point's unaffiliated stockholders; and

  . although the merger is conditioned upon the approval of the affirmative vote of a majority of the shares of Eagle Point common stock, it is not structured to require the approval of a majority of the votes entitled to be cast by shareholders unaffiliated with Eagle Point.

   Neither the Eagle Point board nor the special committee retained outside advisors to negotiate solely on behalf of unaffiliated Eagle Point stockholders.

 Duff & Phelps' fairness opinion

   Duff & Phelps delivered to the special committee its written opinion, dated July 12, 2001, that, based upon the assumptions made, matters considered and limits of review described therein, the transactions contemplated by the merger agreement including the sale of assets to Digital Canal were, as of that date, fair from a financial point of view to Eagle Point's stockholders (other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George). The full text of Duff & Phelps' written opinion, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Duff & Phelps, is included as Annex C to this Proxy Statement. Please read the opinion carefully. Pursuant to the terms of Duff & Phelps' engagement letter with Eagle Point, Eagle Point has paid Duff & Phelps a fee of $100,000 in connection with the delivery of its opinion and has agreed to reimburse Duff & Phelps for its reasonable expenses incurred in connection with its engagement. It is estimated that Duff & Phelps' fees and expenses will total approximately $103,500.

 Position of Mr. Biver regarding the merger

   Based upon his consideration of the factors listed in the section of this Proxy Statement entitled "Special Factors--Position of Mr. Biver regarding the merger," Mr. Biver believes that the merger and asset sale transaction is fair to Eagle Point's unaffiliated stockholders. As disclosed in the section of this Proxy Statement entitled "Special Factors--Conflicts of interest and other interests of certain persons in the merger and certain relationships," Mr. Biver has various interests in the merger that differ from those of Eagle Point's unaffiliated stockholders.

 Position of Messrs. Blum and Graham regarding the merger

   Based upon their consideration of the factors listed in the section of this Proxy Statement entitled "Special Factors--Position of Messrs. Blum and Graham regarding the merger," each of Messrs. Blum and Graham believes that the merger and asset sale transaction is fair to Eagle Point's unaffiliated stockholders. As disclosed in the section of this Proxy Statement entitled "Special Factors-- Conflicts of interest and other interests of certain persons in the merger and certain relationship, " each of Messrs. Blum and Graham has various interests in the merger that differ from those of Eagle Point's unaffiliated stockholders.

 Conflicts of interest and other interests of certain persons in the merger and certain relationships

   Except as described below, Eagle Point's officers and directors will receive the same consideration for their shares as Eagle Point's other stockholders. However, you should note that JB Acquisitions, Talon, Digital Canal, Messrs. Biver, Blum, George and Graham and Eagle Point's other directors and executive officers may have other interests related to the merger that are different from your interests as a stockholder or that may present a conflict of interest. These interests include the following:

  . As a result of the merger, Mr. Biver, through JB Acquisitions, will acquire control of Eagle Point. Mr. Biver will not receive any other consideration for his shares or options.

  . In the merger, Messrs. Blum and George will receive $6.40 for each share of Eagle Point common stock held by them; however, a portion of their consideration will be in the form of subordinated promissory notes rather than cash.

  . Each holder of options to purchase Eagle Point common stock, including each director and executive officer of Eagle Point (other than Mr. Biver), will be entitled to receive cash for those stock options to the extent the option exercise price is less than $6.40.

  . Mr. Blum is the sole stockholder of Digital Canal, the entity which, pursuant to the terms of the asset purchase agreement, will acquire Eagle Point's Building Design and Construction Division and Structural Division following consummation of the merger. Messrs. Blum and Graham will be employed by Digital Canal after the merger and, within thirty days of the sale to Digital Canal, it is anticipated that Mr. Graham will purchase a 30% equity interest in Digital Canal.

  . Eagle Point directors and executive officers will have the continuation of rights to indemnification and liability insurance coverage for a limited time following the merger.

  . Some, but not all, of Eagle Point's executive officers will continue to be employed by Eagle Point following the merger. Certain of those executive officers of Eagle Point who will no longer be employed with Eagle Point following the merger will receive payments in connection with the termination of their employment. See the section of this Proxy Statement entitled "Special Factors--Conflicts of Interest and other interests of certain persons in the merger and certain relationships."

   The special committee of Eagle Point's board of directors was aware of each of these interests in determining to recommend approval of the merger to the board of directors and the board of directors (with Messrs. Biver and Blum not participating) subsequently took these interests into account in declaring the merger agreement advisable and fair to Eagle Point's stockholders and recommending that stockholders adopt and approve the merger agreement and the merger.

 U.S. federal income tax consequences of the merger

   The receipt of cash by Eagle Point's unaffiliated stockholders in exchange for their shares of Eagle Point common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws.

 Eagle Point stockholders must approve the merger

   In order for the merger to be consummated, at the special meeting on
             , 2001, holders of a majority of the outstanding shares of Eagle Point common stock, as of the record date, must approve the merger. You are entitled to one vote per share of Eagle Point common stock that you owned on
             , 2001. Eagle Point expects that its executive officers and directors, who, in the aggregate, hold 2,586,925 shares, or 55.8%, of the total number of shares of Eagle Point common stock currently outstanding, will vote the shares held by them in favor of adopting and approving the merger agreement and the merger.

 Regulatory approvals related to the merger

   Due to the value of the contemplated transaction, the merger and asset sale are not subject to the notification and filing requirements under the Hart-Scott-Rodino Act of 1976, as amended, and the related rules of the Federal Trade Commission. However, the Department of Justice, Federal Trade Commission or a government, state or private person may challenge the merger and asset sale at any time before its completion. None of Eagle Point, JB Acquisitions, Talon, Digital Canal or Messrs. Biver, Blum or Graham is aware of any regulatory approvals needed in order to complete the merger.

 Source and amount of funds

   The maximum total amount of funds required to complete the merger, including related costs and expenses, is expected to be approximately $24,070,500. This amount assumes that no stockholders perfect their dissenters' rights under Delaware law, but excludes approximately $7,946,000 of Eagle Point shares and options (valued at the merger price) that will be contributed to JB Acquisitions by Mr. Biver prior to the merger. Eagle Point and Mr. Biver expect to incur approximately $1,275,000 in costs and expenses in connection with the merger and the related transactions, as set forth in the section of this Proxy Statement entitled "Special Factors--Fees and expenses." Upon completion of the merger, Eagle Point will assume these costs and expenses.

   The financing for the merger consists of Eagle Point's cash balances, senior secured debt, senior subordinated financing and junior subordinated financing, as each is further detailed in the section of this Proxy Statement entitled "Special Factors--Source and amount of funds."

                              The Merger Agreement

 The merger consideration

   If the merger is completed, each Eagle Point stockholder (other than Messrs. Biver, Blum and George) will be entitled to receive $6.40 in cash for each share of Eagle Point common stock held by them. Messrs. Blum and George will receive $6.40 for each of their shares; however, each has agreed to accept a portion of his payment in the form of a subordinated promissory note bearing interest at a rate 1% below the prime rate. Mr. Biver will transfer his shares to JB Acquisitions and these shares will be cancelled without further payment when the merger is completed.

 Conditions to completion of the merger

   The obligations of Eagle Point and JB Acquisitions to complete the merger are subject to the prior satisfaction or waiver of various conditions including, among others, that:

  . Eagle Point's stockholders adopt and approve the merger agreement and the merger;

  . the agreement for the sale of assets to Digital Canal either be consummated in accordance with its terms or be continuing in full force and effect;

  . Eagle Point have available aggregate cash, cash equivalents and investments of no less than $12,800,000 after payment of Eagle Point's merger expenses; and

  . JB Acquisitions and Talon obtain debt financing as described below.

   The financing condition will be satisfied if JB Acquisitions and Talon are able to obtain:


  . senior debt financing in the amount of $6,300,000 and a revolving credit facility of $1,500,000, substantially on the terms set forth in a commitment letter received by JB Acquisitions prior to the signing of the merger agreement; and

  . subordinated debt financing in the amount of $2,000,000 on terms and conditions acceptable to JB Acquisitions.

   See the section of this Proxy Statement entitled "The Merger Agreement-- Conditions to completion of the merger" for additional conditions.

 Termination of the merger agreement and non-solicitation

   The merger agreement may be terminated under certain circumstances at any time before the completion of the merger, whether before or after Eagle Point has obtained stockholder approval. Under certain circumstances, if Eagle Point terminates the merger agreement it must pay JB Acquisitions a termination fee of $600,000. A full description of the specific circumstances under which either Eagle Point or JB Acquisitions may terminate the merger agreement and an explanation as to under what circumstances Eagle Point must pay a termination fee can be found in the section of this Proxy Statement entitled "The Merger Agreement--Termination of the merger agreement; termination fee; costs and expenses."

   Eagle Point has agreed not to directly or indirectly solicit, initiate or encourage (or participate in any discussions or negotiations regarding) any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an acquisition proposal with a buyer other than JB Acquisitions or Talon. However, Eagle Point may provide confidential information about Eagle Point's operations to a third party making an unsolicited acquisition proposal, participate in discussions or negotiations regarding an acquisition proposal or withdraw or modify its approval or recommendation of the merger if Eagle Point's board of directors determines that to do so would be consistent with the board's fiduciary duties to Eagle Point's stockholders.

 The asset purchase agreement among JB Acquisitions, Talon and Digital Canal

   In connection with the merger agreement, JB Acquisitions, Talon and Digital Canal have entered into an asset purchase agreement. Under this agreement, Digital Canal has agreed to purchase, concurrently with or immediately following the merger, the assets of Eagle Point's Building Design and Construction Division and Structural Engineering Division for $1,100,000, subject to adjustment. A copy of the asset purchase agreement is attached hereto as Annex B.

   The merger agreement requires that, at the time the merger is completed, the asset purchase agreement be in effect or the transactions contemplated by the asset purchase agreement must have been completed.

   Eagle Point is a party to the merger agreement and not the asset purchase agreement. Digital Canal is a party to the asset purchase agreement and not the merger agreement. Until the merger is completed, the sale under the asset purchase agreement cannot be completed because Eagle Point is not a party to that agreement and JB Acquisitions will not, until that time, be in a position to cause Eagle Point to complete the sale. For more information on the asset purchase agreement, see the section of this Proxy Statement entitled "The Merger Agreement--The asset purchase agreement."

                        Dissenters' Rights of Appraisal

   Any stockholder who does not wish to accept the $6.40 per share in the merger has the right under Delaware law to have the "fair value" of his shares determined by the Delaware Chancery Court and to receive payment of that fair value in place of the merger consideration. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights:

  . you must not vote in favor of the merger; and

  . you must make a written demand for appraisal in compliance with Delaware law before the vote on the merger.

   Merely voting against the merger will not protect your right of appraisal. Annex D to this Proxy Statement contains the Delaware statutory provisions relating to your right of appraisal. Failure to follow all of the steps required by these provisions may result in the loss of this right. The Delaware law requirements for exercising appraisal rights are explained in greater detail in the section of this Proxy Statement entitled "Dissenters' Rights of Appraisal."

                                  THE PARTIES

Eagle Point Software Corporation
4131 Westmark Drive
Dubuque, Iowa 52002
(563) 556-8392

   Eagle Point is a developer and marketer of application software for use by professionals in the architecture, engineering and construction industries. Its product lines include software modules that can be used by civil engineers, surveyors, architects, home builders, structural engineers, landscape architects and hydrologists to automate various design, analysis, drafting and engineering functions. Eagle Point focuses on developing and marketing technologically advanced software application products that are designed to provide architecture, engineering, and construction industries professionals with the functionality associated with high-end proprietary computer aided design systems at a price suitable for more economical desktop systems. Most of Eagle Point's products have been designed for use in conjunction with either AutoCAD, MicroStation, or IntelliCAD general purpose computer aided drafting software tools developed by Autodesk, Inc., Bentley Systems, Inc. and the IntelliCAD Technology Consortium, respectively. Accordingly, Eagle Point's business and financial results are linked to the continued market acceptance of AutoCAD, MicroStation and IntelliCAD.

   Eagle Point, originally incorporated in Iowa in 1983, reincorporated in Delaware in May 1995. In June 1995, Eagle Point completed an initial public offering of its common stock.

JB Acquisitions LLC
2828 Arbor Hills Drive
Dubuque, Iowa 52001
(563) 557-8627

   JB Acquisitions is an Iowa limited liability company formed by Mr. Biver in connection with the merger. No one other than Mr. Biver is a member of, or has a similar interest in, JB Acquisitions. JB Acquisitions has not carried on any activities to date other than in connection with the negotiation of the merger agreement and the asset purchase agreement and the other agreements contemplated thereby. Until immediately prior to the merger, it is not expected that JB Acquisitions will have any significant assets or liabilities or engage in activities other than those incident to its formation and capitalization and the transactions contemplated by the merger agreement and the asset purchase agreement.

Talon Acquisition Corp.
2828 Arbor Hills Drive
Dubuque, Iowa 52001
(563) 557-8627

   Talon is a newly incorporated Delaware corporation organized by JB Acquisitions in connection with the merger. Talon has not carried on any activities to date and is currently wholly-owned by JB Acquisitions. Until immediately prior to the merger, it is not expected that Talon will have any significant assets or liabilities or engage in activities other than those incident to its incorporation and capitalization and the transactions contemplated by the merger agreement.

Digital Canal Corporation
1143 Hunters Ridge
Dubuque, Iowa 52003
(563) 556-3463

   Digital Canal is a newly incorporated Iowa corporation organized by Mr. Blum in connection with the merger and asset sale transaction. Digital Canal is wholly-owned by Mr. Blum. It is anticipated that, within thirty days after the consummation of the asset sale to Digital Canal, Mr. Graham will purchase a 30% equity interest in Digital Canal. Until immediately prior to the consummation of the merger and asset sale transaction, it is not expected that Digital Canal will have any significant assets or liabilities or engage in activities other than those incident to its incorporation and capitalization and the transactions contemplated by the asset purchase agreement.

 Relationships between Eagle Point and JB Acquisitions

   Mr. Biver, the founder and sole owner of JB Acquisitions, is a founder, current director and former executive officer of Eagle Point. Following the merger, Mr. Biver, through JB Acquisitions, will control Eagle Point.

 Relationships between Eagle Point and Digital Canal

   Mr. Blum, the founder and current sole owner of Digital Canal, is a current director and former executive officer of Eagle Point. Mr. Graham, who will become an executive officer of Digital Canal upon consummation of the merger and, it is anticipated, will obtain an equity stake and directorship in Digital Canal within thirty days after the consummation of the asset sale to Digital Canal, is a current executive officer of Eagle Point. Immediately following the merger, Digital Canal will purchase Eagle Point's Building Design and Construction Division and Structural Division.

                                SPECIAL FACTORS

 Background of the merger

   Eagle Point completed its initial public offering in June 1995. At that time, Eagle Point was experiencing substantial sales growth, primarily as a result of acting as a reseller of AutoCAD, a software product from Autodesk, Inc. and through sales of Eagle Point's own third party application software for use with AutoCAD. During 1996, Eagle Point's sales growth began to slow, in part due to a softening of the AutoCAD market and the impact of the introduction of the new 32 bit Windows operating system, as customers postponed the purchase of AutoCAD and Eagle Point's software, choosing instead to invest in upgrading their hardware and other software programs to the new Windows operating system. This fall-off in sales growth caused Eagle Point's reported earnings to fall short of the published estimates of certain research stock analysts and contributed to a decline in the trading price of Eagle Point's shares from $21.00 per share in January 1996 to $3.50 per share in October 1996.

   In December 1996, Autodesk announced the acquisition of Softdesk, Inc., which, at the time, was Eagle Point's primary competitor in the market for architectural, engineering and design third party application software. The Softdesk acquisition led to changes in Eagle Point's relationship with Autodesk which later resulted in Autodesk rescinding Eagle Point's authorization to resell AutoCAD. This accelerated the need for Eagle Point to pursue other software platforms for its own third party application software. The combination of slowing sales and increased development expenses also began to contribute to Eagle Point experiencing reduced profitability or, in some periods, losses from its operations. During this period, the trading volume in Eagle Point's stock remained at low levels and the number of research stock analysts publishing reports on Eagle Point's stock decreased.

   In early 1997, Eagle Point's board of directors, concerned over the changing competitive environment for Eagle Point's products and Eagle Point's lower stock trading price and activity, retained an investment banking firm which specialized in technology companies to assist in the evaluation of strategic alternatives available to Eagle Point to maximize shareholder value. As part of this evaluation, several parties were contacted to determine whether any of them would have an interest in pursuing a business combination or other strategic transaction with Eagle Point. These contacts resulted in certain of these parties signing confidentiality agreements and receiving information regarding Eagle Point. From time to time, Eagle Point also held informational meetings with certain of these potentially interested parties. Throughout 1997, Eagle Point and its financial advisor continued to solicit potentially interested parties, but these solicitations were not fruitful and the financial advisor ultimately advised Eagle Point's board of directors that limited interest existed in Eagle Point as an acquisition target. In May of that year, Eagle Point's board determined that Eagle Point's cash balance greatly exceeded its near term capital requirements. In light of the fact that Eagle Point's stock was trading as low as $4.00 per share, a price which the board believed did not fairly value the stock, the board authorized Eagle Point to repurchase up to 500,000 shares of its common stock in the open market or through private transactions. Under this authorization, Mr. George effected the repurchase of 171,200 shares on behalf of Eagle Point.

   In late 1998, Eagle Point asked the investment banking firm to renew its efforts in soliciting indications of interest in Eagle Point. Again, contacts were made with numerous parties and certain parties reviewed confidential information related to Eagle Point. These contacts resulted in one party, a European-based technology company, expressing preliminary interest in acquiring Eagle Point at a price of $8.00 per share, in cash, for all of the shares held by Eagle Point's unaffiliated stockholders and 45% of the shares held by each of Messrs. Biver, Blum and George and a price of $7.00 per share, paid in the form of the acquiring company's stock, for the remaining 55% of the shares held by Messrs. Biver, Blum and George. At that time, Eagle Point's stock was trading at approximately $6.00 per share. The interested party's proposal was conditioned upon obtaining necessary financing to consummate the transaction. In October 1999, the interested party withdrew its preliminary proposal due to its inability to secure adequate financing and a change in the strategic direction of that party. Subsequently, Eagle Point held preliminary discussions with four additional entities regarding their interest in Eagle Point. These discussions did not lead to any definitive proposals.

   The engagement with the investment banking firm, which lasted over three years, resulted in over 25 parties being contacted regarding their interest in pursuing a business combination or other strategic transaction with Eagle Point. As a result of these contacts, approximately 15 parties entered into confidentiality agreements and received confidential information regarding Eagle Point. However, none of these contacts resulted in Eagle Point receiving a definite proposal. In April 2000, this investment banking firm resigned as Eagle Point's financial advisor. Later in 2000, Eagle Point contacted another investment banking firm in an attempt to continue its efforts at locating a entity interested in pursuing a business combination or other strategic transaction with Eagle Point. However, this second investment banking firm declined the opportunity to assist Eagle Point, citing the extensive efforts of the previous firm and the apparent lack of interest from the parties previously contacted. In light of the relatively limited interest of contacted parties in pursuing a transaction with Eagle Point, Eagle Point's board of directors determined to focus, in the short term, on lowering costs and expanding sales. In July 2000, based on considerations similar to those prompting the board's May 1997 stock repurchase authorization, Eagle Point's board authorized Eagle Point to repurchase up to an additional 500,000 shares of its common stock in the open market or through private transactions. Under this authorization, Mr. George effected the repurchase of an additional 239,500 shares on behalf of Eagle Point.

   In September 2000, Mr. Blum, then Eagle Point's President and Chief Executive Officer, and Mr. Biver, then Eagle Point's Vice President--Civil Engineering Division, had a disagreement over the management of the company. Consequently, Mr. Blum gave Mr. Biver the 30-day notice of termination required under his employment agreement. Mr. Biver's employment terminated effective October 2000; however, he remained a director of Eagle Point. Shortly thereafter, Eagle Point's board of directors began to review the role of Eagle Point's senior management in carrying out the company's strategic plan. These discussions resulted in the termination of Mr. Blum's employment as President and Chief Executive Officer in November 2000. At that time, Mr. Blum also stepped down as Chairman of Eagle Point's board, but remained a director of Eagle Point. Concurrent with the termination of Mr. Blum's employment, Eagle Point appointed Thomas O. Miller, a then current director of Eagle Point, as Chairman of the board of directors and retained an executive search firm to assist it in identifying and attracting a new President and Chief Executive Officer. Eagle Point also formed an executive committee to run its day to day operations until a new President and Chief Executive Officer could be retained. Several candidates were identified during Eagle Point's executive search process and two candidates were interviewed by the executive committee, Mr. Miller and certain members of the board of directors for the position of Chief Executive Officer. Mr. Biver submitted his name for consideration, but the board determined that it was in the best interests of Eagle Point to pursue candidates from outside the Eagle Point organization who might be able to develop a new strategic direction for the company.

   On January 2, 2001, following the board's rejection of Mr. Biver's request to be named Chief Executive Officer, Mr. Biver contacted Messrs. Miller and George and informed them that, due to his lack of control over his sizeable equity investment in Eagle Point, he believed he must either purchase Eagle Point outright or liquidate his investment altogether. While Mr. Biver considered both of these options to be viable, he realized that liquidating his entire equity interest would likely be a protracted process and could result in a significant depression in Eagle Point's stock price. Therefore he told Messrs. Miller and George he was interested in acquiring those shares of Eagle Point he did not then own for $4.25 per share, a premium of 39% over $3.063 per share, the closing price of Eagle Point's stock on the last trading day before the offer was made. On January 15, 2001, Mr. Biver presented this offer to Eagle Point's board of directors. In order to properly evaluate Mr. Biver's offer, the board (with Mr. Biver not participating), performed an internal review and analysis of Eagle Point's then-current and anticipated future financial and management situation, including Eagle Point's prospects for hiring a new Chief Executive Officer. As part of this review, the board took into account Eagle Point's then-current cash position and potential liquidation value, which the board estimated at $4.50 per share. Based on this review and analysis, and considering Eagle Point's then-current stock trading price, the board believed that a fair price would need to exceed $5.75 per share. If Eagle Point could not obtain that price, the board believed it would be in Eagle Point's best interests to continue its search for a new Chief Executive Officer and maintain current operations, including, potentially, additional share repurchases as appropriate. Based on this review and analysis, the board advised Mr. Biver that his offer did not adequately value Eagle Point and its prospects. Subsequently, Mr. Biver advised the board that he was willing to increase his offer to $5.30 per share. Again, based on its prior review and analysis, Eagle Point's board of directors advised Mr. Biver that his proposal was inadequate.

   On February 12, 2001, Mr. Biver revised his offer to increase the offered consideration to $5.90 per share. He indicated that this was his final proposal and that it was subject to financing. The board of directors considered that the $5.90 proposal represented a substantial premium over the $3.063 per share price at which Eagle Point's stock closed on the last trading day prior to Mr. Biver's initial expression of interest and a 39% premium over the $4.25 per share price at which Eagle Point's stock had closed on the last trading day prior to Mr. Biver's February 12th offer. Based, in part, on its prior review and analysis, the board considered that it was unlikely, given Eagle Point's current prospects and management transition, that a bidder would emerge at the current time that would offer shareholders a value for their shares higher than Mr. Biver's $5.90 offer. The board nevertheless discussed the desirability and feasibility of obtaining a higher offer. During this discussion, Mr. Blum suggested that he would be willing to receive a portion of his merger consideration in the form of a promissory note and to exchange a portion of the shares held by him for the assets of Eagle Point's Building Design and Construction Division and Structural Engineering Division if doing so would cause Mr. Biver to increase the value of his offer to Eagle Point's unaffiliated shareholders. Mr. Blum believed that Mr. Biver, who had previously headed Eagle Point's Civil Engineering Division, did not view the Building Design and Construction Division and the Structural Engineering Division to be of strategic importance and that, since the two Divisions had been incurring operating losses, the exclusion of these two Divisions from the businesses acquired by Mr. Biver might enhance the ability of Mr. Biver to finance an offer higher than $5.90 per share. During the same discussion, Mr. George suggested that he too would be willing to take some portion of his merger consideration in the form of a promissory note if to do so would further encourage Mr. Biver to raise the per-share price offered to shareholders. Mr. Blum, with the consent of the board of directors, subsequently approached Mr. Biver regarding this proposal.

   On March 6, 2001, Mr. Biver, through JB Acquisitions, submitted a written proposal to the board. The proposal contemplated the acquisition of all shares of Eagle Point's common stock at a price of $6.40 per share, conditioned upon Messrs. Blum and George receiving a portion of their consideration in the form of subordinated promissory notes, Mr. Blum purchasing the Building Design and Construction Division and Structural Engineering Division, the completion by JB Acquisitions of certain due diligence and the receipt by JB Acquisitions of satisfactory financing for the acquisition.

   Following the receipt of JB Acquisitions' proposal, Eagle Point issued a press release on March 6, 2001 announcing the receipt and terms of the proposal and the formation of a special committee, comprised of Eagle Point's two outside directors, to evaluate the proposal.

   The special committee thereafter retained Duff & Phelps as its financial advisor and commenced its evaluation of JB Acquisitions' proposal. During April, May and June 2001, Eagle Point, pursuant to a confidentiality agreement, provided JB Acquisitions and its advisors and lending sources an opportunity to conduct a due diligence investigation of Eagle Point and commenced negotiations with JB Acquisitions on the terms of a proposed merger agreement. In addition, JB Acquisitions and Mr. Blum engaged in negotiations regarding the sale of the Building Design and Construction Division and the Structural Engineering Division. During this period, the special committee met several times with its advisors to review the financial terms of JB Acquisitions' proposal and the terms of a proposed merger agreement. Following the public announcement of the receipt of JB Acquisitions' proposal, Eagle Point received telephone inquiries from two other entities regarding a possible interest in a transaction with Eagle Point. During this evaluation period with respect to JB Acquisitions' proposal, the members of the special committee and Mr. George met with one of these parties to discuss Eagle Point's business and prospects and requested that the party provide further detail regarding its interest. This party ultimately declined to submit a proposal with respect to a possible transaction. The special committee also contacted the second party who had made an inquiry of Eagle Point; however, this party did not continue to show further interest in Eagle Point and contact did not advance beyond preliminary discussions. Thus, the special committee continued negotiations with JB Acquisitions.

   From the time of Eagle Point's receipt of JB Acquisitions' March 6, 2001 written proposal, through July 12, 2001, when the final terms of the proposed transaction were submitted to the special committee and board of directors, the special committee worked with Mr. Biver to negotiate the final terms of the merger agreement. Throughout the course of these negotiations, several material changes occurred in the terms of the proposed transaction. The special committee and Mr. Biver agreed to:

  . remove the requirement that Mr. Biver be named Chief Executive Officer of Eagle Point upon the signing of the merger agreement;

  . expand the "no-shop" clause to give Eagle Point more flexibility in considering additional offers;

  . reduce the amount of cash required to be held by Eagle Point at closing from $13.6 million to $12.8 million;

  . remove a total financing contingency and replace it with a firm commitment regarding senior secured debt and a contingency on senior subordinated debt;

  . reduce the amount of the breakup fee from $1.5 million to $600,000; and

  . require that the asset purchase agreement among JB Acquisitions, Talon and Digital Canal be fully negotiated and agreed to prior to signing the merger agreement.

   On July 12, 2001, the special committee met with its advisors to consider the final terms of JB Acquisitions' proposal and the proposed merger agreement. At that meeting, Duff & Phelps made a presentation to the special committee and delivered its fairness opinion to the effect that, as of the date of that opinion, the transactions contemplated by the merger agreement were fair, from a financial point of view, to the shareholders of Eagle Point other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George. The special committee meeting was followed by a meeting of the board of directors of Eagle Point (in which Messrs. Biver and Blum did not participate). At the board meeting, the special committee advised the directors of its recommendation for approval of the merger agreement and the merger. Duff & Phelps also confirmed to the directors that it had delivered its fairness opinion to the special committee. At the board meeting, based on the special committee's recommendation, the directors adopted and approved the merger agreement and the merger. Immediately following the board meeting, the merger agreement was executed by Eagle Point, JB Acquisitions and Talon and a press release was issued announcing the execution of the merger agreement.

 Recommendation of Eagle Point's board of directors and fairness of the merger

   At a special meeting on July 12, 2001, after considering the recommendation of the special committee to vote for approval of the merger, Duff & Phelps' opinion and the other factors described below, Eagle Point's board of directors (with Messrs. Biver and Blum not participating) determined that the merger agreement is advisable, fair to, and in the best interests of Eagle Point and its stockholders. Accordingly, the board of directors (with Messrs. Biver and Blum not participating) unanimously approved the merger agreement and now recommends that Eagle Point's stockholders adopt and approve the merger agreement and the merger.

 Factors considered by the board of directors and the special committee of the board of directors

   In determining that the transactions proposed by the merger agreement were both procedurally and substantively fair to Eagle Point's unaffiliated stockholders and deciding to approve the merger agreement and recommend that stockholders adopt it, Eagle Point's board of directors (with Messrs. Biver and Blum not participating) and the special committee of the Eagle Point's board of directors considered the following factors:


  . Role and recommendation of the special committee. The board of directors considered the role of the special committee (which was comprised of each Eagle Point director who was not an employee of Eagle Point) in negotiating the merger agreement and the special committee's unanimous recommendation in favor of the merger. The board of directors considered the fact that the special committee had authority to proceed or not to proceed with the negotiation of the merger agreement and that the special committee had engaged Duff & Phelps to advise it with respect to its consideration of the proposed transaction. The special committee is comprised of the members of Eagle Point's board of directors who are not employed by Eagle Point (other than in their role as directors).


  . Duff & Phelps' analyses and opinion. The board of directors and special committee considered the analyses of Duff & Phelps and Duff & Phelps' written opinion delivered at the July 12, 2001 meeting of the special committee to the effect that, as of that date and subject to the factors and assumptions set forth therein, the transaction contemplated by the merger agreement, taken as a whole, including the sale of assets to Digital Canal, was fair, from a financial point of view, to the shareholders of Eagle Point other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George. While Duff & Phelps' written opinion was rendered solely with respect to the transaction as a whole, and not to each part thereof, Duff & Phelps did express to Eagle Point's board of directors its belief that the asset sale to Digital Canal was at a price that "does not appear to be unreasonable." Duff & Phelps performed a variety of financial and comparative analyses regarding the valuation of Eagle Point, including a discounted cash flow analysis of the projected free cash flow of Eagle Point; a liquidation analysis of Eagle Point; a comparison of financial performance and market valuation ratios of Eagle Point with those of publicly traded companies Duff & Phelps deemed relevant for purposes of its opinion; a review of then recent control transactions involving companies that Duff & Phelps deemed similar to Eagle Point for purposes of its opinion; and an analysis of the premiums paid in change of control transactions involving public companies that Duff & Phelps deemed similar to Eagle Point for purposes of its opinion. For a more complete description of Duff & Phelps' analyses and its written opinion, see the section of this Proxy Statement entitled "Special Factors--Opinion of Eagle Point's financial advisor."


  . Market price, net book value and premium. The board of directors and special committee considered the historical market prices of Eagle Point common stock compared to the $6.40 per share price contemplated by the merger agreement, which represents a 16.4% premium over the $5.50 closing price per share of Eagle Point common stock on July 10, 2001, which was the last day Eagle Point stock traded prior to the date on which the definitive merger agreement was announced, as well as a 50.6% premium over the $4.25 closing price per share of Eagle Point common stock on March 5, 2001, which was the last full trading day prior to the public announcement by Eagle Point of JB Acquisitions' written proposal to acquire Eagle Point. The board of directors and special committee also considered that JB Acquisitions' $6.40 per share offer represented a 39% premium over Eagle Point's net book value, which the special committee calculated to be approximately $4.60 per share at the time of JB Acquisitions' final offer. The board of directors and special committee also considered the uncertainty with respect to the price at which Eagle Point's stock might trade in the future and the possibility that, if the merger is not consummated, there could be no assurance that any future transaction would yield $6.40 per share.


  . Best Price. The board of directors and special committee believed that $6.40 per share was the highest price Mr. Biver was willing to offer for Eagle Point. This belief was based, in part, on the following considerations:


    . the previous extensive negotiations between Mr. Biver and Eagle Point;


    . repeated statements by Mr. Biver that he would not be willing to increase the offer price;


    . the fact that the board and special committee originally believed Mr.
      Biver's $5.90 per share offer was the highest price Mr. Biver would be willing to offer or able to finance and that it was only due to Messrs. Blum and George agreeing to receive a portion of their merger consideration in the form of subordinated promissory notes instead of cash and Mr. Blum's willingness to purchase Eagle Point's Building Design and Construction Division and its Structural Division (each of which has historically operated at a loss) that Mr. Biver was willing and able to increase his offer;


    . the fact that Mr. Biver's $6.40 per share proposal was dependent on his obtaining adequate financing; and


    . the board's belief that, as Mr. Biver had agreed to increase his offer price three times, further attempts to increase the price offered could impose a significant risk of causing Mr. Biver to withdraw his offer altogether.


  . Management transition. As described in the section of this Proxy
    Statement entitled "Special Factors-- Background of the merger," on October 24, 2000, Eagle Point announced that Mr. Blum would step down as Eagle Point's President and Chief Executive Officer, effective November 15, 2000, and that an executive committee would run Eagle Point's day to day operations until a new President and Chief Executive Officer commenced service. An executive search firm was hired to assist Eagle Point in the selection process. To date, two candidates have been interviewed by the executive committee, Mr. Miller and certain members of the board of directors for the position of Chief Executive Officer. The board of directors and the special committee considered the possibility that a new President and Chief Executive Officer might be able to implement a business plan that would result in a value to stockholders of greater than $6.40 per share as well as the risk that any new business plan might fail to yield benefits to stockholders in excess of those provided by the merger.

  . Absence of superior offers. The board of directors and special committee considered Eagle Point's attempts in recent years to solicit acquisition offers. They also considered that Eagle Point's public announcement of the JB Acquisitions proposal on March 6, 2001 did not result in the identification of any other party who was willing to offer more than the $6.40 per share contemplated by the merger agreement. For a discussion of Eagle Point's efforts to solicit acquisition offers, see the section of this Proxy Statement entitled "Special Factors--Background of the merger."

  . Terms of the merger agreement. The board of directors and special committee considered the terms of the merger agreement, including:

    . the ability of Eagle Point's board of directors, in the exercise of its fiduciary duties, to cause Eagle Point to furnish confidential information about its operations to third parties making alternative acquisition proposals, and

    . the ability of the board of directors, in the exercise of its fiduciary duties, to terminate the merger agreement in order to permit Eagle Point to enter into an alternative business combination transaction which the board determines to be more favorable to Eagle Point's stockholders compared to the merger with JB Acquisitions, subject to Eagle Point's payment of $600,000 to JB Acquisitions.

  . Availability of dissenters' rights. The board of directors and special committee considered the fact that dissenters' rights of appraisal will be available to stockholders under Delaware law.

  . Asset sale to Digital Canal. The board of directors and special committee considered the fact that each of the divisions of Eagle Point to be sold to Digital Canal has historically operated at a loss and that the sale of these divisions to Digital Canal has allowed Mr. Biver to offer a significantly greater per-share offer price to Eagle Point's shareholders than he would have otherwise been able to offer. For a presentation of the pro forma financial information related to this sale, including the disclosure of a pro forma gain on the sale of $989,826, see the section of this Proxy Statement entitled "Pro Forma Financial Data Related to the Asset Sale." Any gain realized upon the sale to Digital Canal will not directly benefit Eagle Point's existing unaffiliated shareholders.


   In addition to the foregoing factors, which Eagle Point's board of directors (with Messrs. Biver and Blum not participating) and special committee considered as generally supporting the merger, they also considered the following countervailing factors:

  . No future participation in Eagle Point. The board of directors and special committee considered the fact that if the merger is completed, Eagle Point's current stockholders (other than Mr. Biver) will not participate in the future earnings and growth of Eagle Point and will not have any right to vote on corporate matters.

  . Possible increase in market price of Eagle Point common stock. The board of directors and special committee considered the possibility that, if the merger is not completed, Eagle Point's future stock price could exceed $6.40 per share or a future offer to acquire Eagle Point for more than $6.40 per share might materialize.

  . Taxable transaction. The board of directors and special committee considered that the merger would likely result in a taxable transaction for most of Eagle Point's stockholders including those who may otherwise have preferred retaining their Eagle Point stock in order to defer the occurrence of a taxable event.

  . Relationship between merger agreement and asset purchase agreement. The board of directors and special committee considered the relationship between the merger agreement and the asset purchase agreement with Digital Canal and recognized the risk that if the asset purchase agreement is terminated the merger agreement might be terminated as well.

  . Interests of various parties in the merger. Eagle Point's board of directors and special committee considered the fact that Messrs. Biver, Blum and Graham have interests related to the merger and the transactions contemplated by the merger agreement, including the sale of assets to Digital Canal, that differ from the interests of Eagle Point's unaffiliated stockholders. For a description of these interests, see the section of this Proxy Statement entitled "Special factors--Conflicts of interest and other interests of certain persons in the merger and certain relationships."

  . Approval of a majority of the unaffiliated stock not required. Eagle
    Point's board of directors and special committee considered the fact that, although the merger is conditioned upon the approval of a majority of the shares of Eagle Point common stock, it is not structured to require the approval of a majority of the votes entitled to be cast by shareholders unaffiliated with Eagle Point. The transaction was not structured to require the approval of a majority of the common stock held by shareholders unaffiliated with Eagle Point because such approval is not required under Delaware law. Eagle Point's board of directors and special committee believe that the substantive and procedural fairness of the transaction was established by the factors initially set forth in this section of the Proxy Statement.

  . No unaffiliated representative. Eagle Point's board of directors and special committee considered the fact that, although the board had created a special committee comprised of unaffiliated directors to independently evaluate the transaction, the board had not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the merger agreement and the transactions contemplated thereby or preparing a report concerning the fairness of these transactions.

   In the opinion of Eagle Point's board of directors and special committee, the countervailing factors were not sufficient, either individually or collectively, to outweigh the benefits of the proposed merger to Eagle Point's unaffiliated stockholders.

   In view of the wide variety of factors considered in connection with its evaluation of the merger and the merger agreement, Eagle Point's board of directors and special committee did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their determinations. In addition, individual directors may have given different weights to different factors.

 Opinion of Eagle Point's financial advisor

   Duff & Phelps acted as financial advisor to the special committee of Eagle Point's board of directors in connection with the merger, and assisted the special committee in its examination of the fairness, from a financial point of view, of the transactions contemplated by the merger agreement, including the sale of assets to Digital Canal, to Eagle Point's stockholders other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George. Duff & Phelps is one of the nation's largest independent specialty investment banking and financial advisory firms, possessing substantial experience in business valuations, financial opinions, merger and acquisition advisory and transaction financing. The special committee selected Duff & Phelps as its financial advisor based upon Duff & Phelps' experience, ability and reputation for providing fairness opinions and other advisory services on a wide variety of corporate transactions.

   Duff & Phelps made a presentation to the special committee on April 30, 2001, and also participated in a meeting of the special committee on June 8, 2001, during which Duff & Phelps updated the special committee as to its preliminary findings. At these meetings, Duff & Phelps expressed its preliminary view that the transactions contemplated by the merger agreement, as contemplated as of such dates, including the sale of assets to Digital Canal, were fair, from a financial point of view, to the shareholders of Eagle Point other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George. On July 12, 2001, Duff & Phelps participated in a meeting of the special committee during which the special committee considered whether to approve and recommend the merger agreement to Eagle Point's board of directors. At such meeting, Duff & Phelps delivered to the special committee an oral opinion, subsequently confirmed in writing as of the same date, that it was its opinion that the transactions contemplated by the merger agreement, including the sale of assets to Digital Canal, were fair, from a financial point of view, to the shareholders of Eagle Point other than JB Acquisitions and its subsidiaries and Messrs. Biver, Blum and George.

   THE FULL TEXT OF THE WRITTEN FAIRNESS OPINION OF DUFF & PHELPS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND SCOPE OF REVIEW BY DUFF & PHELPS IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. EAGLE POINT STOCKHOLDERS ARE URGED TO READ THE DUFF & PHELPS OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF DUFF & PHELPS' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. DUFF & PHELPS' OPINION IS DIRECTED TO THE SPECIAL COMMITTEE OF EAGLE POINT'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. DUFF & PHELPS' OPINION ADDRESSES THE FAIRNESS OF THE CONSIDERATION TO EAGLE POINT STOCKHOLDERS ONLY FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER OR ANY ALTERNATIVES TO THE MERGER, THE UNDERLYING DECISION OF EAGLE POINT'S BOARD OF DIRECTORS TO PROCEED WITH OR EFFECT THE MERGER OR ANY OTHER ASPECT OF THE MERGER. THE DUFF & PHELPS OPINION WAS RENDERED WITHOUT REGARD TO THE NECESSITY FOR, OR LEVEL OF, ANY RESTRICTIONS, OBLIGATIONS OR UNDERTAKINGS WHICH MAY BE IMPOSED OR REQUIRED IN THE COURSE OF OBTAINING REGULATORY APPROVALS FOR THE MERGER.

                               Scope of Analysis

   In arriving at its fairness opinion, Duff & Phelps reviewed, among other items, the Agreement and Plan of Merger by and among Eagle Point, JB Acquisitions and Talon, dated as of July 12, 2001, including each of the exhibits thereto; the Asset Purchase Agreement by and among JB Acquisitions, Talon and Digital Canal, dated as of July 12, 2001; Form 10-K for Eagle Point filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2000; Forms 10-Q for Eagle Point filed with the Securities and Exchange Commission for the three months ended September 30, 2000, December 31, 2000, and March 31, 2001; certain operating and financial information provided by the management of Eagle Point, including financial projections; the historical prices and trading volume of the common stock of Eagle Point; transactions involving companies deemed similar to Eagle Point; financial information and market valuations of other publicly traded companies deemed to be reasonably comparable to Eagle Point; and other financial studies, analyses, and investigations as Duff & Phelps deemed appropriate.

   Due to the fact that Messrs. Blum and George were to receive a portion of the consideration for their Eagle Point shares in the form of subordinated notes, Duff & Phelps analyzed the terms of those notes and found them to be reasonable. Duff & Phelps informed the special committee that it was its opinion that the values of the notes were not a premium to their face values.

   In addition, Duff & Phelps held discussions with senior management of Eagle Point regarding past, current, and projected operations and regarding discussions and contacts with other potential acquirers. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent appraisals of the assets or liabilities of Eagle Point.

   All industry information and data on public companies deemed comparable to Eagle Point, in whole or in part, and used in Duff & Phelps' analysis were obtained from regularly published industry and investment sources. In performing its analysis and rendering its opinion with respect to the merger, Duff & Phelps relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, including Eagle Point management, and did not attempt to independently verify any such information. Duff & Phelps notes that nothing has come to its attention in the course of its analysis to make Duff & Phelps believe that it is not reasonable to rely on the information described above, including the projections and reports of the management of Eagle Point. Duff & Phelps' opinion further assumes that information supplied and representations made by Eagle Point management are substantially accurate regarding Eagle Point and the background and terms of the merger. The opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of Duff & Phelps' opinion. Neither Eagle Point management nor its board of directors or special committee placed any limitations upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its opinion.

                              Summary of Analyses

   The summary of the opinion set forth below provides a description of the main elements of Duff & Phelps' presentation to the special committee on July 12, 2001. It does not purport to be a complete description of the presentation of Duff & Phelps to the special committee or the analyses performed by Duff & Phelps. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create a misleading or an incomplete view of the process underlying Duff & Phelps' fairness opinion. In addition, some of the summaries of financial analyses performed by Duff & Phelps include information presented in tabular format. In order to fully understand the financial analyses performed by Duff & Phelps, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Duff & Phelps.

   In arriving at its fairness opinion, Duff & Phelps considered the results of all such analyses taken as a whole. Furthermore, in arriving at its fairness opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in the analyses as a comparison is identical to Eagle Point or the merger. The analyses were prepared for purposes of Duff & Phelps providing its opinion to the special committee as to the fairness of the transactions contemplated by the merger agreement from a financial point of view, and do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses are based upon numerous factors or events beyond the control of Eagle Point, its advisors or any other person, and are inherently uncertain. Actual future results may be materially different from those forecasts.

   Duff & Phelps performed a variety of financial and comparative analyses regarding the valuation of Eagle Point, including a liquidation analysis; a discounted cash flow analysis of the projected free cash flow of Eagle Point; a comparison of financial performance and market valuation ratios of Eagle Point with those of publicly traded companies Duff & Phelps deemed relevant for purposes of its opinion; a review of recent control transactions involving companies that Duff & Phelps deemed similar to Eagle Point for purposes of its opinion; and an analysis of the premiums paid in change of control transactions involving public companies that Duff & Phelps deemed similar to Eagle Point for the purposes of its opinion.

   Liquidation Analysis. Duff & Phelps estimated the value of Eagle Point as if the assets of Eagle Point were to be liquidated and the cash used to satisfy its stated liabilities. Duff & Phelps estimated values of Eagle Point's current assets and made inquiries concerning then current real estate listings in the Dubuque, Iowa area to test the value of Eagle Point's real estate holdings. Duff & Phelps also advised the special committee that its estimates and tests did not constitute appraisals. Duff & Phelps informed the special committee that the liquidation value of Eagle Point was likely in the range of $4.25 per share, prior to any consideration of severance costs associated with terminating employees.

   Discounted Cash Flow Analysis. Duff & Phelps performed a discounted cash flow analysis of the projected free cash flows of Eagle Point. Free cash flow is defined as cash that is available to either reinvest or to distribute to securityholders. The projected free cash flows are discounted to the present at a rate which reflects the relative risk associated with these flows as well as the rates of return which securityholders could expect to realize on alternative investment opportunities.

   Eagle Point management provided Duff & Phelps with a preliminary five-year plan, and Duff & Phelps informed the special committee that Duff & Phelps considered such plan and consulted with Eagle Point management in developing an independent estimate of the future free cash flows for Eagle Point. Duff & Phelps estimated Eagle Point's future free cash flows for the fiscal years ending June 30, 2001 to 2010, and prepared such estimates from the perspective of a hypothetical buyer of a controlling interest in Eagle Point.

   Duff & Phelps discounted the resulting free cash flows at rates of 14% to 16%. The discount rate range reflects, among other things, industry risks, the relatively small market capitalization of Eagle Point and current rates of return required by investors in equity instruments in general. The discounted cash flow analysis resulted in a reasonable estimate of the price that a fully informed buyer would pay for all of the common stock of Eagle Point. The discounted cash flow analysis yielded a per share range of approximately $5.50 to $6.00 for the common stock of Eagle Point.

   Comparable Company Analysis. Duff & Phelps selected a set of publicly traded companies based on comparability to Eagle Point. Although no single company chosen is identical to Eagle Point, these companies share many of the same operating characteristics and are affected by many of the same economic forces. A value estimate for Eagle Point is derived from the rate at which these companies are capitalized in the public market, after adjusting for differences in operations and performance.

   Using publicly available information, Duff & Phelps analyzed the historical financial performance of the comparable companies for the latest twelve months as well as projected financial performance using regularly published earnings estimates from securities analysts. In addition, Duff & Phelps calculated enterprise values for the comparable companies by taking total market capitalization (based on then-current stock prices) and then adding debt and preferred stock and subtracting cash and cash equivalents. The table below shows the comparable companies along with their respective revenues for the latest twelve months and then-current enterprise values for the latest twelve months.

                                                                    Enterprise
                                                     LTM Revenues      Value
      Company (Ticker)                               (in millions) (in millions)
      ----------------                               ------------  ------------
      ANSYS Inc. (ANSS).............................     $ 75         $  188
      Autodesk Inc. (ADSK)..........................      951          1,609
      Deltek Systems (DLTK).........................       98             75
      Intergraph Corp (INGR)........................      635            601
      Mechanical Dynamics (MDII)....................       50             53
      Moldflow Corp (MFLO)..........................       39             97
      MSC Software (MNS)............................      183            293
      NetGuru (NGRU)................................       31             40
      Parametric Technology (PMTC)..................      942          2,336
      Timberline Software (TMBS)....................       53             53
      Trimble Navigation (TRMB).....................      423            632

   Duff & Phelps compared the financial performance of Eagle Point with the financial performance of the comparable companies and analyzed the enterprise values for the comparable companies as multiples of various financial performance measurements--including EBITDA (earnings before interest, taxes, depreciation and amortization) and revenues--available as of the date of the opinion. The following table summarizes Duff & Phelps' analysis of the comparable companies. The "selected comparables" are those companies that Duff & Phelps deemed most comparable to Eagle Point, giving particular consideration to size, profitability, growth and returns.

                                                              Enterprise Value/
                                      LTM     LTM      LTM    ------------------
                       LTM Revenues  EBITDA Revenue  Return     LTM    Projected
                       (in millions) Margin Growth  on Assets Revenues  EBITDA
                       ------------- ------ ------- --------- -------- ---------
Highest..............     $950.8      30.2%  61.9%    16.4%     2.5x     12.5x
Lowest...............       31.4     -13.0% -27.0%   -13.5%     0.8x      3.4x
Median...............       98.1      14.5%  16.1%     6.8%     1.5x      7.5x

Selected Comparables
Intergraph...........      635.2       3.3% -27.0%    -1.2%     0.9x      8.0x
Mechanical Dynamics..       49.7       9.7%  22.3%     5.9%     1.1x      8.6x
Timberline Software..       53.0      13.3%  -2.1%     6.0%     1.0x      7.0x

Eagle Point..........       17.7       7.4%   0.1%     0.7%

   The comparable company analysis suggested that a reasonable valuation estimate for Eagle Point was 0.9x to 1.0x LTM revenues and 7.0x to 7.5x projected EBITDA. These ranges imply a value range of approximately $5.90 to $6.30 per share for Eagle Point common stock.

   Comparable Transactions Analysis. Duff & Phelps reviewed recent control transactions involving target companies deemed similar to Eagle Point. Duff & Phelps analyzed fourteen transactions that had been announced or completed from May 1999 to the present. Duff & Phelps noted that the amount of available public information pertaining to many of these transactions and the financial performance of the acquired companies is limited. Duff & Phelps also noted that, in general, the transactions involving larger targets were completed at higher multiples of EBITDA and the transactions involving more profitable targets were completed at higher multiples of revenues. The table below summarizes Duff & Phelps' comparable transactions analysis--including the five transactions involving targets that Duff & Phelps deemed to be most comparable to Eagle Point--and compares those results to the multiples implied by the merger consideration.

                                                                     Enterprise Value/
                                             Target LTM   Target LTM --------------------
                                               Revenue      EBITDA      LTM       LTM
         Target               Acquirer      (in millions)   Margin    Revenue    EBITDA
         ------          ------------------ ------------  ----------  -------   ---------
Median performance and
 multiples..............                       $ 24.4       13.4%         1.4x      13.3x

Selected Transactions

Diehl Graphsoft, Inc.... Nemetschek AG            9.0       25.0%         2.3x       9.1x

Spectra Precision....... Trimble Navigation     219.7        9.2%         1.4x      15.1x

Pacific Marketing and
 Consulting, Inc........ ANSYS, Inc.              8.2       25.7%         2.0x       7.6x

Advanced Enterprise
 Solutions.............. MSC Software Corp       93.7        8.7%         1.3x      14.5x

Structural Dynamics
 Research Corp.......... EDS                    800.6       14.6%         1.8x      12.0x

Eagle Point............. JB Acquisitions         17.7        7.0%         1.0x      14.6x

   Duff & Phelps noted that although there were a limited number of transactions involving companies similar to Eagle Point for which public information was available, the comparable transactions analysis does provide support for the fairness of the merger consideration.

   Premiums Analysis. For the four publicly traded targets in the comparable transactions analysis, Duff and Phelps compared the implied premiums offered over the 5-day average trading price prior to the announcement of such transactions with the implied premium associated with the announcement of the merger on March 6, 2001. The following table summarizes such analysis.

   Date       Date of                                                                    Acquisition
 Announced  Transaction        Target Name              Acquirer Name      Consideration   Premium
 ---------  ----------- -------------------------- ----------------------- ------------- -----------
 10/21/99     2/15/00   Integrated Systems, Inc.   Wind River                  Stock        75.0%*

  2/18/00     5/19/00   Diehl Graphsoft, Inc.      Nemetschek AG                Cash        31.1%

  5/24/01     Pending   Structural Dynamics        Electronic Data Systems      Cash        40.2%

  5/24/01     Pending   Unigraphics (14% interest) Electronic Data Systems      Cash        31.3%

  3/6/01      Pending   Eagle Point Software       JB Acquisitions              Cash        55.0%

--------
*Estimate provided by Dow Jones.

                           Fee and other Information

   Duff & Phelps was retained by the special committee of Eagle Point's board of directors under an engagement letter dated March 19, 2001. As compensation for its services as financial advisor to the special committee in connection with the merger, Eagle Point agreed to pay Duff & Phelps a fixed fee upon rendering its opinion. No portion of the fee paid to Duff & Phelps was contingent upon the conclusion reached in its opinion. In addition, Eagle Point agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Duff & Phelps against certain liabilities, including liabilities under the federal securities laws, relating to, arising out of or in connection with its engagement.

 Position of Mr. Biver, JB Acquisitions and Talon regarding the merger


   JB Acquisitions and Talon are entities wholly-owned by Mr. Biver and created solely for purposes related to the consummation of the transactions contemplated by the merger agreement. Therefore, the fairness determinations made by Mr. Biver are also attributable to each of these entities. Each of Mr. Biver, JB Acquisitions and Talon believes that the merger and the terms of the merger agreement, including the sale of assets to Digital Canal and the merger consideration of $6.40 per share, are procedurally and substantively fair to Eagle Point and its unaffiliated shareholders based on the following factors:

  . the appointment of the special committee, which consisted solely of independent members of Eagle Point's board of directors;

  . the unanimous approval and recommendation of the merger and the merger agreement by the special committee and the board of directors (other than Messrs. Biver and Blum, who did not participate);

  . the independent factors referred to in the section of this Proxy
    Statement entitled "Special Factors-- Factors considered by the board of directors and the special committee of the board of directors" as having been taken into account by the special committee and the board of directors;

  . the fact that the price per share to be paid in the merger represents a substantial premium to the closing price of Eagle Point common stock on the trading day prior to the announcement of Mr. Biver's proposal and the trading day prior to the announcement of the signing of the merger agreement;

  . the fact that each of the divisions of Eagle Point to be sold to Digital
    Canal has historically operated at a loss and is, in the opinion of Mr. Biver, not strategically important to Eagle Point and that the sale of these divisions to Digital Canal allowed Mr. Biver to offer a significantly greater per-share price to Eagle Point's shareholders than would have otherwise been possible;

  . the fact that the price and the terms and conditions of the merger agreement were the result of negotiations between the special committee and Mr. Biver; and

  . Mr. Biver's intention to liquidate his ownership in Eagle Point if he were not able to gain management control, which would likely have placed downward pressure on the market price of Eagle Point's common stock for an extended period of time.

   In connection with their consideration of the fairness of the consideration to be received by the unaffiliated shareholders of Eagle Point under the merger agreement, Mr. Biver, JB Acquisitions and Talon have adopted the conclusions of the special committee and the board of directors as to fairness as set forth in the section of this Proxy Statement entitled "Special Factors--Factors considered by the board of directors and the special committee of the board of directors" and the analyses underlying such conclusions, based upon his view as to the reasonableness of such analyses. However, Mr. Biver did not participate in the deliberations of the special committee or board of directors regarding, or receive advice from the special committee's financial advisor as to the fairness to Eagle Point's stockholders of, the merger. Mr. Biver, JB Acquisitions and Talon have not assigned any relative or specific weights to the foregoing factors. However, they believe that each of the factors is material to their determination that the transaction is fair, and have characterized as positive each of the factors characterized as positive by the special committee and the board of directors.


   Mr. Biver, JB Acquisitions and Talon considered the countervailing fact that, although the merger is conditioned upon the approval of the affirmative vote of a majority of the shares of Eagle Point common stock, it is not structured to require the approval of a majority of the votes entitled to be cast by shareholders unaffiliated with them or with Eagle Point. The transaction was not structured to require the approval of a majority of the common stock held by unaffiliated shareholders because such approval is not required under Delaware law. Mr. Biver, JB Acquisitions and Talon additionally considered the countervailing fact that, although Eagle Point's board of directors had created a special committee comprised of unaffiliated directors to independently evaluate the transaction, the board had not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the merger agreement and the transactions contemplated thereby or preparing a report concerning the fairness of these transactions. Despite these countervailing facts, Mr. Biver, JB Acquisitions and Talon believe that the substantive and procedural fairness of the transaction was established by the factors initially set forth in this section of the Proxy Statement.


   The belief of Mr Biver, JB Acquisitions and Talon that the merger is fair to Eagle Point's unaffiliated stockholders should not, however, be construed as a recommendation by these parties to vote to approve the merger agreement. As disclosed in the section of this Proxy Statement entitled "Special Factors-- Conflicts of interest and other interests of certain persons in the merger and certain relationships," Mr. Biver has various interests in the merger that differ from those of Eagle Point's unaffiliated stockholders.


 Position of Messrs. Blum and Graham and Digital Canal regarding the merger


   Digital Canal is an entity wholly-owned by Mr. Blum and created solely for purposes related to the consummation of the asset sale. Therefore, the fairness determinations made by Mr. Blum are also attributable to Digital Canal. Each of Messrs. Blum and Graham and Digital Canal believes that the merger and the terms of the merger agreement, including the sale of assets to Digital Canal and the merger consideration of $6.40 per share, are procedurally and substantively fair to Eagle Point and its unaffiliated shareholders based on the following factors:


  . the appointment of the special committee, which consisted solely of independent members of Eagle Point's board of directors;

  . the unanimous approval and recommendation of the merger and the merger agreement by the special committee and the board of directors (other than Messrs. Biver and Blum, who did not participate);

  . the independent factors referred to in the section of this Proxy
    Statement entitled "Special Factors-- Factors considered by the board of directors and the special committee of the board of directors" as having been taken into account by the special committee and the board of directors;

  . the fact that the price per share to be paid in the merger represents a substantial premium to the closing price of Eagle Point common stock on the trading day prior to the announcement of Mr. Biver's proposal and the trading day prior to the announcement of the signing of the merger agreement;

  . the fact that each of the divisions of Eagle Point to be sold to Digital
    Canal has historically operated at a loss and is, in the opinion of Messrs. Blum and Graham, not strategically important to Eagle Point and that the sale of these divisions to Digital Canal allowed Mr. Biver to offer a significantly greater per-share price to Eagle Point's shareholders than would have otherwise been possible;

  . the fact that the price and the terms and conditions of the merger agreement were the result of negotiations between the special committee and Mr. Biver; and

  . Mr. Biver's intention to liquidate his ownership in Eagle Point if he were not able to gain management control, which would likely have placed downward pressure on the market price of Eagle Point's common stock for an extended period of time.

   In connection with their consideration of the fairness of the consideration to be received by the unaffiliated shareholders of Eagle Point under the merger agreement, each of Messrs. Blum and Graham and Digital Canal has adopted the conclusions of the special committee and the board of directors as to fairness as set forth in the section of this Proxy Statement entitled "Special Factors-- Factors considered by the board of directors and the special committee of the board of directors" and the analyses underlying such conclusions, based upon that party's view as to the reasonableness of such analyses, although neither of Messrs. Blum or Graham participated in the deliberations of the special committee regarding, or received advice from the special committee's financial advisor as to the fairness to Eagle Point's stockholders of, the merger. Neither Messrs. Blum or Graham nor Digital Canal assigned any relative or specific weights to the foregoing factors. However, each of Messrs. Blum and Graham and Digital Canal believes that each of the factors is material to that party's determination that the transaction is fair, and has characterized as positive each of the factors characterized as positive by the special committee and the board of directors.

   Each of Messrs. Blum and Graham and Digital Canal considered the fact that, although the merger is conditioned upon the approval of the affirmative vote of a majority of the shares of Eagle Point common stock, it is not structured to require the approval of a majority of the votes entitled to be cast by shareholders unaffiliated with them or with Eagle Point. The transaction was not structured to require the approval of a majority of the common stock held by unaffiliated shareholders because such approval is not required under Delaware law. Messrs. Blum and Graham and Digital Canal additionally considered the countervailing fact that, although Eagle Point's board of directors had created a special committee comprised of unaffiliated directors to independently evaluate the transaction, the board had not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the merger agreement and the transactions contemplated thereby or preparing a report concerning the fairness of these transactions. Despite these countervailing facts, each of Messrs. Blum and Graham and Digital Canal believes that the substantive and procedural fairness of the transaction was established by the factors set forth above.


   The belief of each of Messrs. Blum and Graham and Digital Canal that the merger is fair to Eagle Point's unaffiliated stockholders should not, however, be construed as a recommendation by either of Messrs. Blum or Graham or Digital Canal to vote to approve the merger agreement. As disclosed in the section of this Proxy Statement entitled "Special Factors--Conflicts of interest and other interests of certain persons in the merger and certain relationships," each of Messrs. Blum and Graham has various interests in the merger that differ from those of Eagle Point's unaffiliated stockholders.


 Plans for Eagle Point following the merger and certain effects of the merger

   Upon completion of the merger, Eagle Point will be controlled by Mr. Biver and unaffiliated stockholders will hold no equity interest in Eagle Point. In accordance with the terms and conditions of the asset purchase agreement, concurrent with, or immediately following, the merger, Eagle Point will sell to Digital Canal the operating assets of Eagle Point's Building Design and Construction Division and Structural Division for a cash purchase price of approximately $1.1 million. Refer to the section of this Proxy Statement entitled "The Merger Agreement--The asset purchase agreement" for further information on the asset purchase agreement. Other than the sale of assets to Digital Canal, neither Eagle Point nor JB Acquisitions has any present plans or proposals that relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation, involving Eagle Point or the purchase, sale or transfer or a material amount of Eagle Point's assets.

   The financing for the merger is anticipated to involve the sale of approximately 18% of the common stock of the surviving corporation to an investor group, as described in the section of this Proxy Statement entitled "Special Factors--Source and amount of funds." In addition, as described in the section of this Proxy Statement entitled "Special Factors--Fees and expenses," the arrangement between JB Acquisitions and its financial advisor, Strategic Capital, calls for the principals of Strategic Capital to receive approximately 8% of the surviving corporation's common stock as a portion of Strategic Capital's fee. As a result, Mr. Biver, through JB Acquisitions, will initially own approximately 73% of the surviving corporation's common stock following the merger.

   The merger agreement provides that, upon the effectiveness of the merger, the board of directors of Talon will become the board of directors of Eagle Point and the officers of Talon will become the officers of Eagle Point. JB Acquisitions expects to increase Eagle Point's board of directors to seven members, none of whom, except Mr. Biver, are currently directors of Eagle Point. JB Acquisitions also expects changes in the management of Eagle Point following the merger. As discussed in the section of this Proxy Statement entitled "Special Factors--Conflicts of interest and other interests of certain persons in the merger and certain relationships," Mr. Graham intends to leave Eagle Point to become President and a director of Digital Canal and it is expected that, in connection with the consummation of the merger, Mr. Ambrosy will be appointed Vice President for Business

Development of the surviving corporation and the employment of Messrs. George, Straka and Le May will be terminated.

   The merger agreement also provides that, upon the effectiveness of the merger, the certificate of incorporation of Eagle Point will be amended in the form attached as an exhibit to the merger agreement and that the bylaws of Talon will become the bylaws of Eagle Point. JB Acquisitions believes that this amended certificate of incorporation and the Talon bylaws are consistent with the conversion of Eagle Point from a publicly held to a privately held company. For example, following the merger, Eagle Point's board of directors will consist of a single class of directors subject to annual election, stockholders will be permitted to call special meetings of stockholders and to take action by written consent and the procedures for stockholders to nominate directors and to place items on the agenda for stockholder meetings will be simplified.

   Upon completion of the merger, Eagle Point's stockholders (other than JB Acquisitions and its affiliates) will no longer have any interest in, and will not be stockholders of, Eagle Point. Therefore, these unaffiliated stockholders will not benefit from any future earnings or growth of Eagle Point or benefit from any increases in Eagle Point's value. However, they will also no longer bear the risk of any decreases in Eagle Point's value. At the effective time of the merger, each share of Eagle Point common stock will be converted into the right to receive $6.40 in cash, without interest, except for those shares described below:

  . any shares held in the treasury of Eagle Point;

  . any shares owned by Mr. Biver or JB Acquisitions or any of its subsidiaries;

  . 78,125 shares owned by Mr. Blum, for which he shall receive a seven-year subordinated note in the principal amount of $500,000;

  . 39,062 shares owned by Mr. George, for which he shall receive a seven-year subordinated note in the principal amount of $250,000; and

  . any shares held by dissenting stockholders who seek appraisal and payment of the fair value of their shares and comply with all of the Delaware law procedures explained in the section of this Proxy Statement entitled "Dissenters' Rights of Appraisal."

   Eagle Point common stock is currently registered under the Securities Exchange Act of 1934, as amended, and trades on the Nasdaq Stock Market. As a result of the merger, the stock will be delisted from the Nasdaq Stock Market and its registration under the Exchange Act will be terminated. Also, Eagle Point will no longer need to comply with the proxy rules or periodic reporting requirements under the federal securities laws or to file information with the Securities and Exchange Commission. Eagle Point's officers, directors and large beneficial owners will be relieved of the reporting requirements and restrictions on insider trading under the Exchange Act.

 Conduct of Eagle Point's business if the merger is not completed

   If the merger is not completed, Eagle Point's board of directors expects that Eagle Point's current management will stay in office and will continue to operate Eagle Point's business substantially as presently operated. Additionally, if the merger is not completed, Eagle Point will not sell the assets of its Building Design and Construction Division and Structural Division to Digital Canal Corporation. Eagle Point will continue to consider, from time to time, all available options with respect to the future of its business and operations.

 Conflicts of interest and other interests of certain persons in the merger and certain relationships

   In considering the recommendation of Eagle Point's board of directors with respect to the merger, stockholders should be aware that the members of Eagle Point's board of directors and its executive officers have interests that may present them with actual, potential or the appearance of potential conflicts of interest in connection with the merger. Each director and executive officer of Eagle Point holds options to purchase Eagle

Point common stock and (with the exception of Mr. Biver) will be entitled to accelerated vesting, if applicable, and payment for his options as available to all Eagle Point optionholders and described in the section of this Proxy Statement entitled "The Merger Agreement--Stock options." The special committee and board of directors were aware of these potential or actual conflicts of interest and considered them along with other matters described in detail in the section of this Proxy Statement entitled "Special Factors--Recommendation of Eagle Point's board of directors and fairness of the merger."

   Mr. Biver. Mr. Biver is a founder and current director of Eagle Point who, until October 2000, also served as Eagle Point's Vice President--Civil Engineering Division. Mr. Biver is the founder and sole member of JB Acquisitions and, following the merger, will indirectly own a majority of the equity interest of Eagle Point. Mr. Biver will not receive any consideration for either the shares of Eagle Point common stock that he owns or any of his options to purchase Eagle Point common stock.

   Mr. Blum. Mr. Blum is a current director of Eagle Point who, until November 2000, also served as Eagle Point's President and Chief Executive Officer. Mr. Blum is the founder and sole owner of Digital Canal Corporation which, concurrently with, or immediately following, the merger, will purchase the assets of Eagle Point's Building Design and Construction Division and Structural Division for a price of approximately $1.1 million. Mr. Blum currently owns 953,704 shares of Eagle Point common stock. Mr. Blum will receive $6.40 for each share of Eagle Point common stock he owns. He will receive $500,000 of his merger consideration in the form of a seven-year subordinated promissory note from Eagle Point in the principal amount of $500,000, which note will bear interest at a rate of 1% below the prime interest rate and will be guaranteed by Mr. Biver and his spouse. The balance of the consideration for his shares, $5,603,705.60, will be paid in cash. Additionally, Mr. Blum owns fully vested options to purchase 4,000 shares of Eagle Point common stock, with an exercise price of $3.594 per share. If the merger is consummated, he will be entitled to receive $11,224.00 in cash for these stock options.

   Mr. George. Mr. George is a current director, Vice President--Finance, Chief Financial Officer, Treasurer and Secretary of Eagle Point. Mr. George also currently owns 381,480 shares of Eagle Point common stock. Mr. George will receive $6.40 for each share of Eagle Point common stock he owns. He will receive $250,000 of his merger consideration in the form of a seven-year subordinated promissory note from Eagle Point in the principal amount of $250,000, which note will bear interest at a rate of 1% below the prime interest rate and will be guaranteed by Mr. Biver and his spouse. The balance of the consideration for his shares, $2,191,472.00, will be paid in cash. Additionally, Mr. George owns options to purchase 24,401 shares of Eagle Point common stock, with exercise prices ranging from $3.453 to $8.094 per share. If the merger is consummated, he will be entitled to receive $49,805.13 in cash for these stock options ($49,360.16 of which will be directly attributable to the accelerated vesting of options pursuant to the merger agreement). It is expected that Mr. George's employment with Eagle Point will be terminated in connection with the consummation of the merger. Pursuant to the terms of Mr. George's employment agreement with Eagle Point, by virtue of the termination of his employment, he will be entitled to receive a payment from Eagle Point in an amount equal to two times his aggregate compensation for the previous twelve months.

   Mr. Graham. Edward T. Graham is currently Eagle Point's Vice President-- Building Design and Services Division. Mr. Graham currently owns 1,500 shares of Eagle Point common stock and options to purchase 58,471 shares of Eagle Point common stock with exercise prices ranging from $3.125 to $6.094 per share. If the merger is consummated, Mr. Graham will be entitled to receive $9,600.00 in cash for his stock and $120,982.56 in cash for his stock options ($61,543.41 of which will be directly attributable to the accelerated vesting of options pursuant to the merger agreement). It is expected that Mr. Graham will terminate his employment with Eagle Point in connection with the consummation of the merger and that he will become President and a director of Digital Canal. Mr. Graham will not receive any additional payments pursuant to his employment agreement or otherwise by virtue of the termination of his employment with Eagle Point.

   Mr. Straka. Brent A. Straka is currently Eagle Point's Vice President--SMI Division. Mr. Straka currently owns 3,985 shares of Eagle Point common stock and options to purchase 30,817 shares of Eagle Point common stock with exercise prices ranging from $3.125 to $13.00 per share. If the merger is consummated, Mr. Straka will be entitled to receive $25,504.00 in cash for his stock and $45,199.32 in cash for his stock options ($31,830.07 of which will be directly attributable to the accelerated vesting of options pursuant to the merger agreement). It is expected that Mr. Straka's employment with Eagle Point will be terminated in connection with the consummation of the merger. Pursuant to the terms of Mr. Straka's employment agreement with Eagle Point, he will be entitled to receive $93,750.00 from Eagle Point by virtue of the termination of his employment.

   Mr. Ambrosy. Randy K. Ambrosy is currently Eagle Point's Vice President-- International and Landscaping Divisions. Mr. Ambrosy currently owns 2,009 shares of Eagle Point common stock and options to purchase 27,218 shares of Eagle Point common stock with exercise prices ranging from $3.125 to $13.00 per share. If the merger is consummated, Mr. Ambrosy will be entitled to receive $12,857.60 in cash for his stock and $35,528.06 in cash for his stock options ($20,278.32 of which will be directly attributable to the accelerated vesting of options pursuant to the merger agreement). It is expected that, upon consummation of the merger, Mr. Ambrosy will be appointed Vice President for Business Development of the surviving corporation.

   Mr. Le May. William P. Le May is currently Eagle Point's Chief Technology Officer. Mr. Le May currently owns 931 shares of Eagle Point common stock and options to purchase 25,570 shares of Eagle Point common stock with exercise prices ranging from $3.125 to $17.50 per share. If the merger is consummated, Mr. Le May will be entitled to receive $5,958.40 in cash for his stock and $35,324.03 in cash for his stock options ($18,106.47 of which will be directly attributable to the accelerated vesting of options pursuant to the merger agreement). It is expected that Mr. Le May's employment with Eagle Point will be terminated in connection with the consummation of the merger. Mr. Le May will not be entitled to any payment by virtue of the termination of his employment.

   Mr. Miller. Thomas O. Miller is currently Chairman of Eagle Point's board of directors. Mr. Miller currently owns 1,500 shares of Eagle Point common stock and fully vested options to purchase 30,000 shares of Eagle Point common stock with exercise prices ranging from $3.594 to $20.875 per share. If the merger is consummated, Mr. Miller will be entitled to receive $9,600.00 in cash for his stock and $48,614.00 in cash for his stock options. It is expected that Mr. Miller's position as a director of Eagle Point will be terminated in connection with the consummation of the merger. Mr. Miller will not be entitled to any payment by virtue of the termination of his directorship.

   Mr. Hickey. James P. Hickey is currently a Director of Eagle Point. Mr. Hickey currently owns 2,000 shares of Eagle Point common stock and fully vested options to purchase 20,000 shares of Eagle Point common stock with exercise prices ranging from $3.594 to $20.875 per share. If the merger is consummated, Mr. Hickey will be entitled to receive $12,800.00 in cash for his stock and $24,304.00 in cash for his stock options. It is expected that Mr. Hickey's position as a director of Eagle Point will be terminated in connection with the consummation of the merger. Mr. Hickey will not be entitled to any payment by virtue of the termination of his directorship.

   Indemnification and insurance. The merger agreement provides that Eagle Point will, following completion of the merger, indemnify its past and present officers and directors to the same extent and in the same manner as they are currently indemnified by Eagle Point under Delaware law, Eagle Point's certificate of incorporation and by-laws or any indemnification agreement. This indemnification covers acts or omissions occurring prior to the effective time of the merger. The merger agreement also provides that, for six years following completion of the merger, Eagle Point will provide directors' and officers' liability insurance coverage to Eagle Point's current directors and officers that is the same as or substantially similar to Eagle Point's existing policy. However, Eagle Point will not be required to pay an annual premium for the directors' and officers' insurance in excess of 125% of the last annual premium paid prior to the date of the merger agreement but in that case must purchase as much coverage as possible for that amount. The merger agreement further provides that, in lieu of the insurance coverage previously described in this paragraph, Eagle Point may, on or prior to the effective time of the merger, purchase "tail" directors' and officers' insurance for a six year period. Eagle Point's board of directors intends to purchase this "tail" coverage before completion of the merger.

 Certain transactions

   In October 2001, Mr. Biver's employment as Eagle Point's Vice President-- Civil Engineering Division was terminated. Mr. Biver was paid $382,697.04 in connection with the termination of his employment, pursuant to the terms of his employment agreement with Eagle Point.

   In November 2001, Mr. Blum's employment as Eagle Point's President and Chief Executive Officer was terminated. Mr. Blum was paid $534,505.28 in connection with the termination of his employment, pursuant to the terms of his employment agreement with Eagle Point.

 Accounting treatment

   The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles.

 Regulatory requirements

   Due to the size of the transactions contemplated by the merger agreement, neither the merger nor the sale of assets to Digital Canal is subject to the notification and filing requirements under the Hart-Scott-Rodino Act of 1976, as amended, and the related rules of the Federal Trade Commission. However, the Department of Justice, the Federal Trade Commission or a government, state or private person may challenge the merger at any time before its completion. None of Eagle Point, JB Acquisitions, Talon, Digital Canal or Messrs. Biver, Blum or Graham is aware of any regulatory approvals needed in order to complete the merger.

 U.S. federal income tax consequences of the merger

   The receipt of cash for shares of Eagle Point common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. The tax consequences for a stockholder based upon his receipt of cash pursuant to the merger will vary depending upon, among other things, the particular circumstances of that stockholder. In general, a stockholder who receives cash for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received in exchange for the shares sold and that stockholder's adjusted tax basis in the shares.

   Provided that the shares constitute capital assets in the hands of the stockholder, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period for the shares exceeds one year. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same time and price) sold pursuant to the merger. For individual taxpayers, capital losses are generally deductible only to the extent of capital gains for the year plus ordinary income of up to $3,000. Corporate taxpayers may generally deduct capital losses only to the extent of their capital gains.

   A stockholder may be subject to backup withholding at a rate of 30.5% unless the stockholder provides a correct taxpayer identification number and certifies that the stockholder is not subject to backup withholding, or unless an exemption applies. Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the stockholder subject to the withholding.

   The U.S. federal income tax discussion set forth above is included for general information only and is based upon present law. Stockholders are urged to consult their tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of the alternative minimum tax, and state, local and foreign tax laws. In addition, the discussion set forth above may not apply to particular categories of stockholders, including, for example, stockholders who, for U.S. federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign trusts or estates, stockholders who are life insurance companies, tax-exempt organizations, financial institutions, and stockholders who acquired shares pursuant to the exercise of employee stock options or otherwise as compensation.

 Fees and expenses

   Whether or not the merger is completed and except as stated in this section, all fees and expenses incurred in connection with the merger will be paid by the party incurring the fees and expenses.

   Eagle Point is required to pay $600,000 to JB Acquisitions if:

  . Eagle Point terminates the merger agreement because of an alternative proposal;

  . JB Acquisitions terminates the merger agreement because Eagle Point has breached a representation, warranty, covenant or agreement;

  . JB Acquisitions terminates the merger agreement because Eagle Point's special committee or its board of directors (i) withdraws or modifies (in a manner adverse to JB Acquisitions) its approval of the merger agreement and the related transactions or its recommendation to Eagle Point's stockholders regarding the approval of the merger agreement, (ii) fails to reaffirm that approval or recommendation upon the request of JB Acquisitions, (iii) approves or recommends any alternative acquisition proposal or (iv) resolves to take any of the actions specified in clause
    (i), (ii) or (iii); or

  . the merger agreement is terminated because Eagle Point's stockholders do not adopt the merger agreement and (i) when the merger agreement is terminated there is an alternative proposal that has not been rejected by Eagle Point and its board of directors and also withdrawn by the party making the proposal and (ii) within twelve months of when the merger agreement is terminated Eagle Point completes (or enters into a definitive agreement to complete) a business combination or similar transaction with that party.

   The following are estimates of the fees and expenses which Eagle Point and JB Acquisitions expect to incur in connection with the merger:

      Financial Advisor Fees....................................... $445,500(1)
      SEC Filing Fees.............................................. $  4,560
      Legal Fees and Expenses...................................... $600,000
      Accounting Fees.............................................. $ 55,000
      Printing and Mailing Expenses................................ $ 50,000
      Exchange Agent Fees.......................................... $ 15,000
      Financing Expenses........................................... $105,000

--------
(1) This figure consists of approximately $103,500 in estimated fees and expenses payable to Duff & Phelps by Eagle Point, which are described in detail in the section of this Proxy Statement entitled "Special Factors-- Opinion of Eagle Point's financial advisor," along with a fee of $342,000 in cash to be paid by JB Acquisitions to Strategic Capital Partners LLC upon completion of the merger for providing certain financial advisory services to JB Acquisitions in connection with the merger. JB Acquisitions has also agreed to issue to the principals of Strategic Capital approximately 8% of the surviving corporation's common stock.

 Source and amount of funds

   The maximum total amount of funds required to complete the merger, including related costs and expenses, is expected to be approximately $24,070,500. This amount assumes that no stockholders perfect their dissenters' rights under Delaware law, but excludes approximately $7,946,000 of Eagle Point shares and options (valued at the merger price) that will be contributed to JB Acquisitions by Mr. Biver prior to the merger. Eagle Point and Mr. Biver expect to incur approximately $1,275,000 in costs and expenses in connection with the merger and the related transactions, as set forth in the section of this Proxy Statement entitled "Special Factors-- Fees and expenses." Upon completion of the merger, Eagle Point will assume these costs and expenses.

   The financing for the merger consists of Eagle Point's cash balances, senior secured debt, senior subordinated financing and junior subordinated financing. As of the date of this Proxy Statement, JB Acquisitions has no alternative sources of funding identified in the event that one or more of the financings described below cannot be completed.

   Eagle Point's cash balances. The merger agreement requires, as a condition to the obligation of JB Acquisitions to complete the merger, that Eagle Point will have on hand aggregate cash, cash equivalents and investments, including accrued interest, gains or losses thereon (calculated according to generally accepted accounting principles), of at least $12.8 million, after payment by Eagle Point of all of its expenses (not including expenses incurred by JB Acquisitions or Talon) incurred in connection with the merger or related transactions. At the time of the merger, all cash balances on hand in Eagle Point will be made available to JB Acquisitions to be used to fund the acquisition or for other purposes. JB Acquisitions currently anticipates that approximately 56% of the merger consideration will be funded from cash existing in Eagle Point at the time of the merger. As of September 30, 2001, Eagle Point held cash in the amount of approximately $13.9 million.


   Senior secured debt. Dubuque Bank and Trust Company, Dubuque, Iowa, has issued a commitment letter to provide a $6,300,000 secured amortizing line of credit to Eagle Point to fund the merger and to provide a $1,500,000 secured revolving line of credit to provide working capital financing for Eagle Point following the merger. JB Acquisitions does not expect to use the revolving line of credit to finance the merger, but may elect to do so if needed.

   The amortizing line of credit will require only payments of interest for two years and will require principal payments beginning two years following completion of the merger based on a fifteen-year amortization schedule, with all principal and interest due five years after completion of the merger. The revolving line of credit has a one-year stated maturity, subject to renewal at the lender's discretion. Eagle Point's excess cash balances will be swept daily and applied first to the outstanding balance of the revolving line of credit and then to the outstanding balance of the amortizing line of credit.

   The interest rate on $4,000,000 of the amortizing line of credit will be fixed at 9.0%. The interest rate on the remaining $2,300,000 of the amortizing line of credit and on the revolving line of credit will float at a rate ranging from 1% below the prime rate to 1% over the prime rate, depending on Eagle Point's leverage ratio. This variable interest rate will not be less than 7.5% or more than 10.5%.

   The lines of credit will be secured by a pledge of substantially all of Eagle Point's assets, an assignment of $2,000,000 of life insurance on the life of Mr. Biver to be maintained by Eagle Point, personal guarantees of Mr. Biver and his spouse and any of their affiliates and a pledge of marketable securities owned by Mr. Biver or his spouse.

   The commitment letter specifies certain financial covenants to be included in the loan agreements, including (a) a ratio of EBITDA to maturities and interest expense; (b) a ratio of total liabilities to tangible net worth; (c) limits on capital expenditures made without the lender's consent; (d) minimum levels of tangible net worth; and (e) limits on compensation to be paid to Mr. Biver by Eagle Point. The commitment letter also specifies other covenants to be included in the loan documents that are customary in similar loan transactions.

   The receipt of the senior secured debt will be subject to the negotiation of definitive loan documents and satisfaction of the lender's conditions to the making of the loan, including the lender obtaining a first lien on substantially all of Eagle Point's assets.

   JB Acquisitions expects to repay the senior secured debt from Eagle Point's operating cash flows following the merger.

   Senior subordinated financing. JB Acquisitions is in discussions with several private investors concerning the senior subordinated financing for the merger. This financing is anticipated to involve the sale of approximately 18% of the stock of the surviving corporation to these investors, with maximum gross proceeds to Eagle Point of $2,250,000. As of the date of this Proxy Statement, JB Acquisitions has not accepted any

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

proposals for the senior subordinated financing, and therefore it cannot offer any assurances as to the terms of the financing or that the financing can be arranged.

   JB Acquisitions expects to pay the senior subordinated financing from Eagle Point's operating cash flow and possibly from additional financing to be obtained prior to the due date of the senior subordinated financing, depending on circumstances at that time. No such additional financing has been arranged at this time.

   Junior subordinated financing. As described in the section of this Proxy Statement entitled "Special Factors--Conflicts of interest and interests of certain persons in the merger and certain relationships," Messrs. Blum and George have agreed to receive $500,000 and $250,000, respectively, of the merger consideration for their stock in the form of a 7-year subordinated promissory note. These notes will bear interest at a rate of 1% below the prime rate (increasing to 4% over the prime rate following an event of default) and will be subordinated to the payment of the senior secured debt and senior subordinated financing (or replacements for such financing), up to a total of $12,000,000. The notes will be personally guaranteed by Mr. Biver and his spouse, although this guarantee will be subordinated to the Bivers' guarantee of the senior secured debt.

   Interest on the notes is payable quarterly on each March 31, June 30, September 30 and December 31, beginning on the first quarter end following completion of the merger. Beginning on the first quarter end following the second anniversary of the first interest payment date, and for five years thereafter, principal of the notes is payable in twenty consecutive quarterly installments each equal to 5% of the original principal amount of that note. The principal and accrued interest on the notes are immediately due and payable in the event of a change in control of Eagle Point.

   JB Acquisitions expects to repay the junior subordinated financing from Eagle Point's operating cash flows.

                   INFORMATION CONCERNING THE SPECIAL MEETING

 Proxy Statement

   This Proxy Statement is being furnished to you in connection with the solicitation of proxies by Eagle Point's board of directors in connection with the proposed merger.

   This Proxy Statement is first being furnished to stockholders of Eagle Point
on or about                , 2001.

 Time, place and date

   The special meeting of stockholders of Eagle Point is scheduled to be held as follows:

                            [Day],           , 2001
                               [Time], local time
                        Eagle Point Software Corporation
                              4131 Westmark Drive
                              Dubuque, Iowa 52002

 Purpose of the special meeting

   The special meeting is being held so that stockholders of Eagle Point may consider and vote upon a proposal to adopt the merger agreement and to transact any other business that properly comes before the special meeting or any adjournment thereof. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   If the stockholders of Eagle Point adopt the merger agreement, Talon will merge with and into Eagle Point and Eagle Point will survive the merger. At the effective time of the merger, each share of Eagle Point common stock will be converted into to the right to receive $6.40 in cash, without interest, except for those shares described below:

  . any shares held in the treasury of Eagle Point;

  . any shares owned by Mr. Biver or JB Acquisitions or any of its subsidiaries;

  . 78,125 shares owned by Mr. Blum, for which he shall receive a seven-year subordinated note in the principal amount of $500,000;

  . 39,062 shares owned by Mr. George, for which he shall receive a seven-year subordinated note in the principal amount of $250,000; and

  . any shares held by dissenting stockholders who seek appraisal and payment of the fair value of their shares and comply with all of the Delaware law procedures explained in the section of this Proxy Statement entitled "Dissenters' Rights of Appraisal."

 Stockholder record date for the special meeting

   Eagle Point's board of directors has fixed the close of business on
             , 2001, as the record date for determination of Eagle Point stockholders entitled to notice of, and entitled to vote at, the special
meeting. On the record date, there were                shares of Eagle Point
common stock outstanding, held by approximately          holders of record.

 Vote of Eagle Point stockholders required for adoption of the merger agreement

   A majority of the outstanding shares of Eagle Point common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. Broker non-votes and shares as to which a stockholder abstains will be included in determining whether there is a quorum at the special meeting.

   All stockholders of record as of the close of business on           , 2001
may vote at the special meeting. Stockholders are entitled to one vote per share of Eagle Point common stock that they owned on the record date. For the merger to occur, the holders of a majority of the shares of Eagle Point's common stock must adopt and approve the merger agreement and the merger. As of
         , 2001, Eagle Point had 4,632,329 shares of common stock outstanding, of which an aggregate of 2,586,925 shares, or 55.8%, are currently owned by Eagle Point's directors and executive officers, including 1,239,816 shares, or 26.8%, which are currently owned by Mr. Biver or his affiliates, 953,704 shares, or 20.6%, which are currently owned by Mr. Blum or his affiliates and 381,480 shares, or 8.2%, which are currently owned by Mr. George or his affiliates. It is expected that Eagle Point's directors and executive officers, including Messrs. Biver, Blum and George and their respective affiliates, will vote the shares controlled by them in favor of approving the merger.

 Proxies

   All shares of Eagle Point common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

   If a properly executed proxy is returned and the stockholder has abstained from voting on adoption of the merger agreement, the Eagle Point common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Similarly, if an executed proxy is returned by a broker holding shares of Eagle Point common stock in street name which indicates that the broker does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum and calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

   Because adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding shares of Eagle Point common stock as of the record date, abstentions, failures to vote and broker non-votes will have the same effect as votes against adoption of the merger agreement and against approval of the merger.

   Eagle Point does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

   You may revoke your proxy at any time before it is voted by:

  . sending a written revocation notice to the Secretary of Eagle Point at 4131 Westmark Drive, Dubuque, Iowa 52002;

  . granting a subsequent proxy; or

  . appearing in person and voting at the special meeting. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

   If you own your shares of Eagle Point common stock in "street name," you should follow your broker's instructions concerning how to change your vote.

   Eagle Point will pay the expenses incurred in connection with the printing and mailing of this Proxy Statement. Eagle Point will also request banks, brokers and other intermediaries holding shares beneficially owned by others to send proxies to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

   You should not send in any stock certificates with your proxies. Should the merger be approved, a transmittal form with instructions for the surrender of stock certificates for Eagle Point common stock will be mailed to you as soon as practicable after completion of the merger.

                              THE MERGER AGREEMENT

   The following is a brief summary of the material provisions of the merger agreement, which is attached as Annex A to this Proxy Statement. We urge stockholders to read Annex A in its entirety.

 The merger

   The merger agreement provides that, at the effective time of the merger, Talon will be merged into Eagle Point. Eagle Point will continue as the surviving corporation and the separate existence of Talon will cease.

   Pursuant to the provisions of the merger agreement, the merger will become effective when a certificate of merger executed in accordance with Delaware law is filed with the Secretary of State of the State of Delaware, or at another time as Talon and Eagle Point agree and specify in the certificate of merger.

 Conversion of securities

   As of the effective time of the merger, without any further action on the part of Talon, Eagle Point or the holders of any securities of Talon or Eagle
Point:

     (a) Each share of common stock of Eagle Point issued and outstanding immediately prior to the effective time of the merger (other than (i) any shares owned by Mr. Biver or JB Acquisitions, Eagle Point or any of their direct or indirect subsidiaries, (ii) any shares owned by Mr. Blum, (iii) any shares owned by Mr. George and (iv) any shares held by those stockholders who dissent from the merger and seek appraisal and payment of the "fair value" of their shares in accordance with the Delaware law requirements explained in this document) will be canceled and extinguished and be converted into the right to receive $6.40 in cash, without interest, payable to the holder thereof upon surrender of the certificate representing such share in accordance with the merger agreement.

     (b) Each share of Eagle Point common stock owned by Mr. Blum immediately prior to the effective time of the merger will be cancelled and, instead of receiving all of his merger consideration in cash, Mr. Blum will receive $500,000 of his merger consideration in the form of a seven-year subordinated promissory note from Eagle Point in the principal amount of $500,000, which note will bear interest at a rate of 1% below the prime interest rate and will be guaranteed on a subordinated basis by Mr. Biver and his spouse.

     (c) Each share of Eagle Point common stock owned by Mr. George immediately prior to the effective time of the merger will be canceled and, instead of receiving all of his merger consideration in cash, Mr. George will receive $250,000 of his merger consideration in the form of a seven-year subordinated promissory note from Eagle Point in the principal amount of $250,000, which note will bear interest at a rate of 1% below the prime interest rate and will be guaranteed on a subordinated basis by Mr. Biver and his spouse.

     (d) Each share of Eagle Point common stock held in Eagle Point's treasury and each share of Eagle Point common stock owned by Mr. Biver, JB Acquisitions or Talon or any direct or indirect subsidiary of JB Acquisitions, Talon or Eagle Point immediately prior to the effective time of the merger will be canceled and extinguished, and no payment or other consideration will be made with respect thereto.

     (e) Each share of Talon common stock issued and outstanding immediately prior to the effective time of the merger will, following the merger, represent one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

   Eagle Point stockholders who do not vote in favor of the merger or consent thereto in writing and who have demanded properly in writing appraisal for their shares of Eagle Point common stock in accordance with Delaware law and who otherwise comply with all of the provisions of Delaware law regarding statutory appraisal rights, have the right to seek a determination of the fair value of their shares of Eagle Point common stock and cash payment for those shares in lieu of the merger consideration to which they would otherwise be entitled.

   Shares of Eagle Point common stock that are issued and outstanding immediately prior to the effective time of the merger and that are held by stockholders who have not voted the shares in favor of the merger and who have complied with the requirements of Section 262 of the Delaware General Corporation Law will represent only the right to receive payment for the shares as provided under Section 262, and will not be converted into the merger consideration, unless the holder fails to perfect or effectively withdraws or loses the stockholder's right to receive payment for the shares under Section
262. If the holder fails to perfect, effectively withdraws or loses this right, the stockholder's shares of common stock thereupon will be deemed, as of the effective time of the merger, to be converted into the merger consideration. See the section of this Proxy Statement entitled "Dissenters' Rights of Appraisal" for further information.

 Exchange of securities

   As soon as reasonably practicable after the merger, the paying agent will mail a letter of transmittal to each holder of record of Eagle Point common stock immediately prior to the effective time of the merger for use in forwarding that holder's Eagle Point common stock certificates for surrender and exchange for the merger consideration to which that stockholder has become entitled. After receipt of the letter of transmittal, each holder of certificates that represented Eagle Point common stock prior to the merger should surrender the certificates together with the signed letter of transmittal duly executed, and any other required documents as set forth in the letter of transmittal to the paying agent, and each holder will receive in exchange the merger consideration to which that holder is entitled. The letter of transmittal will be accompanied by instructions specifying other details of the exchange. Thereafter, the stockholder will be entitled to receive an amount of cash equal to $6.40 times the number of shares of Eagle Point common stock formerly represented by that stockholder's certificate(s). No interest will be paid on the cash payable upon surrender of any certificate(s). JB Acquisitions or the paying agent will be entitled to deduct and withhold from the merger consideration those amounts JB Acquisitions or the paying agent is required to deduct and withhold from the merger consideration by any applicable tax laws.

   After the effective time of the merger, each certificate formerly representing Eagle Point common stock, until surrendered and exchanged, will be deemed for all purposes to evidence the right to receive only the merger consideration for the shares of common stock represented.

   After the merger, there will be no transfers of shares of Eagle Point common stock on the stock transfer books of Eagle Point. If, after the completion of the merger, certificates that previously represented shares of Eagle Point common stock are presented for transfer, they will be canceled and exchanged for the merger consideration under the terms of the merger agreement.

   No transfer taxes will be payable in connection with any payment for shares of Eagle Point common stock, except that if the check for this payment is to be delivered to a person other than the person in whose name the certificates surrendered are registered, the person requesting delivery of the check must, prior to the delivery thereof, either (a) pay to the paying agent any resulting transfer taxes or other taxes or (b) establish to the satisfaction of the paying agent that the tax has been paid or is not applicable.

   Notwithstanding any of the above provisions, neither the paying agent nor any party to the merger agreement will be liable to any holder of stock certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

 Charter and by-laws; directors and officers

   The merger agreement provides that the certificate of incorporation of the surviving corporation will be in the form set forth as an exhibit to the merger agreement. At the effective time of the merger, the by-laws of the surviving corporation will be the by-laws of Talon as in effect immediately prior to the effective time. In addition, the merger agreement provides that the officers and directors of Talon at the effective time of the merger will be the officers and directors of the surviving corporation.

 Representations and warranties

   The merger agreement contains various representations and warranties by JB Acquisitions, Talon and/or Eagle Point, many of which are subject to certain knowledge or materiality qualifications, relating to, among other things:

     (a) the organization and similar corporate matters of JB Acquisitions, Eagle Point and their subsidiaries;

     (b) the subsidiaries of Eagle Point;

     (c) the capital structure of Eagle Point;

     (d) required consents and approvals or conflicts under certificates of incorporation, by-laws or agreements, or violations of law;

     (e) permits and compliance with laws with respect to Eagle Point;

     (f) the accuracy of information supplied by Eagle Point and JB Acquisitions in connection with this Proxy Statement;

     (g) JB Acquisitions' financing for the merger;

     (h) the accuracy of filings made by Eagle Point with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Exchange Act, including financial statements included in the documents filed by Eagle Point under these acts;

     (i) the absence of certain events with respect to Eagle Point since June 30, 2000;

     (j) tax matters of Eagle Point;

     (k) actions and proceedings affecting Eagle Point;

     (l) employee agreements, benefit plans, employees and other employment related matters and practices of Eagle Point;

     (m) technology and intellectual property rights of Eagle Point;

     (n) title to assets of Eagle Point;

     (o) required stockholder votes with respect to Eagle Point;

     (p) environmental matters with respect to Eagle Point;

     (q) product warranty claims with respect to Eagle Point;

     (r) opinion of Duff & Phelps as financial adviser to Eagle Point;

     (s) board of directors recommendation with respect to Eagle Point;

     (t) insurance with respect to Eagle Point;

     (u) non-applicability of certain provisions of Delaware General Corporation Law related to the transaction;

     (v) brokers; and

     (w) confirmation by Eagle Point of the accuracy of the representations and warranties contained in the Digital Canal asset purchase agreement.

 Covenants relating to the conduct of Eagle Point's business

   Eagle Point has agreed, among other things, that through the effective time of the merger and except as otherwise expressly contemplated or permitted by the merger agreement or except as otherwise agreed by JB Acquisitions, Eagle Point and its subsidiaries will, in all material respects, carry on its business in the ordinary course as currently conducted and, among other things and subject to certain exceptions as set forth in the merger agreement, will not:

     (a) declare or pay any dividends on, or make any other distributions in respect of, its or its subsidiaries' capital stock or split, combine, reclassify, redeem or repurchase any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its or its subsidiaries' capital stock;

     (b) issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, grant of a security interest, disposal or other encumbrance of, any shares of its or its subsidiaries' capital stock or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities;

     (c) incur or guarantee any indebtedness;

     (d) amend or propose to amend its charter or by-laws or any other similar organizational documents;

     (e) enter into a new line of business involving a material investment or exposure or engage in any material acquisitions;

     (f) acquire any assets other than in the ordinary course of business;

     (g) sell, pledge, encumber or otherwise dispose of any of its assets, except in the ordinary course of business;

     (h) with limited exceptions, hire, or terminate the employment of, any person;

     (i) amend or propose to amend, change or terminate the structure of Eagle Point's compensation system for regional sales representatives in effect as of the date of the merger agreement;

     (j) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by Eagle Point or any of its subsidiaries or increase or amend, or enter into any contract, agreement, commitment or arrangement to increase or amend in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of Eagle Point or any of its subsidiaries;

     (k) enter into or amend any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director, officer or other employee; and

     (l) deposit into any trust amounts in respect of any employee benefit obligations or obligations to directors.

   Each of JB Acquisitions and Talon have agreed that (i) it will not incur any obligations or liabilities or engage in any business activities of any kind other than those related to the obligations or liabilities incurred in connection with the transactions contemplated by the merger agreement or in connection with its organization and (ii) it will use commercially reasonable efforts to consummate its financing obligations pursuant to the merger agreement.

   In addition, each of Eagle Point and JB Acquisitions have agreed that, prior to the effective time of the merger, each will (i) confer on a regular and frequent basis with the other party to discuss, subject to applicable law, material operational matters and the general status of Eagle Point's ongoing operations, (ii) use all reasonable efforts to cooperate in all respects with Talon and the parties providing debt financing for the merger in order for Talon to establish and obtain its contemplated debt financing arrangements,
(iii) promptly advise the other party of any change or event which has had, or would reasonably be expected to result in, a material adverse effect on Eagle Point's business or JB Acquisitions' ability to consummate the merger (including an obligation for Eagle Point to promptly notify JB Acquisitions of any significant changes in Eagle Point's business, properties, assets, financial condition or results of operations) and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission, regulatory body (including a stock exchange or other self-regulatory body) or other governmental authority. Additionally, each of these parties has agreed not to, nor to allow any its subsidiaries to, take any action that would, or would be reasonably likely to, result in a material breach of any provision of the merger agreement or in any of that party's representations and warranties set forth in the merger agreement being untrue on and as of the closing of the merger.

 No solicitation

   In the merger agreement, Eagle Point agreed that it would, and would cause its executive officers, directors and authorized representatives to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an alternative acquisition proposal. Eagle Point further agreed that it would not, and would not authorize or permit any of its representatives to, directly or indirectly:

     (a) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiries or the making or of any proposal which constitutes or may reasonably be expected to lead to an alternative acquisition proposal; or

     (b) participate in any discussions or negotiations regarding any acquisition proposal.

However, if, at any time prior to the merger, Eagle Point's board of directors or any committee thereof determines in good faith, after consultation with outside counsel, that it would be consistent with its fiduciary responsibilities to Eagle Point's stockholders under applicable law, Eagle Point may, in response to an acquisition proposal which was not solicited subsequent to the date of the merger agreement (i) furnish information with respect to Eagle Point to any person pursuant to a customary confidentiality agreement, (ii) participate in discussions or negotiations regarding such acquisition proposal and (iii) withdraw or modify its approval or recommendation of the merger with Talon, the merger agreement and the transactions contemplated thereby.

   Eagle Point has also agreed to (i) notify JB Acquisitions orally and in writing of any alternative acquisition proposal it receives (including, the material terms and conditions of the proposal and the identity of the person making it), within 24 hours of the receipt thereof, (ii) apprise JB Acquisitions of any change in the material terms and conditions of any such acquisition proposal and (iii) give JB Acquisitions three business days advance notice of any agreement (specifying the material terms and conditions thereof) to be entered into with, or any information to be supplied to, any person making such an acquisition proposal.

   For purposes of the merger agreement, "acquisition proposal" means a written proposal or offer (other than by JB Acquisitions or Talon) for a tender or exchange offer, merger, consolidation or other business combination involving Eagle Point or any material Eagle Point subsidiary or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of Eagle Point or any material Eagle Point subsidiary, other than the transactions contemplated by the merger agreement.

 Covenants regarding stockholder meeting

   In the merger agreement, Eagle Point has agreed, as soon as reasonably practicable, to distribute this Proxy Statement to its stockholders and to take all steps necessary to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable for the purpose of securing Eagle Point stockholders' approval of the merger. In addition, Eagle Point has agreed that its board of directors, subject to its fiduciary duties, will recommend to Eagle Point's stockholders the approval of the merger and the merger agreement and the transactions contemplated thereby. In the merger agreement, Eagle Point agreed to file this Proxy Statement with the Securities and Exchange Commission.

 Stock options

   Each option to purchase shares of Eagle Point common stock that is outstanding immediately prior to the merger will become fully vested and exercisable at that time. The holder of an option will be entitled to receive, for each share then subject to the option, the excess, if any, of $6.40 over the per share exercise price, net of applicable withholding taxes. Following the merger, (i) no Eagle Point stock option will be exercisable for shares of Eagle Point common stock and (ii) no holder of Eagle Point stock options or any participant in Eagle Point's stock plans or any other such plans, programs or arrangements will have any right thereunder to acquire any equity securities (or any interests therein) of Eagle Point, the surviving corporation or any subsidiary thereof.

 Indemnification

   The merger agreement provides that from and after the merger, JB Acquisitions will cause the surviving corporation to indemnify and hold harmless all past and present officers, directors, employees and agents of Eagle Point and its subsidiaries to the same extent and in the same manner these persons are indemnified, as of the date of the merger agreement, by Eagle Point under Delaware law, any indemnification agreement or Eagle Point's charter or by-laws for acts or omissions occurring at or prior to the time of the merger.

   Also under the merger agreement, JB Acquisitions has agreed to cause the surviving corporation to maintain, for a period of not less than six years following the merger, Eagle Point's current directors' and officers' liability insurance policy or, alternatively, to provide coverage for events occurring prior to the merger that is substantially similar to Eagle Point's existing policy. If the existing insurance expires or is cancelled during such period JB Acquisitions or the surviving corporation has agreed to use its best efforts to obtain substantially similar insurance. However, JB Acquisitions or the surviving corporation will not be required to pay an annual premium for the directors' and officers' insurance in excess of 125% of the last annual premium paid prior to the date of the merger agreement but in that case will purchase as much coverage as possible for that amount. As an alternative to maintaining this coverage, the merger agreement permits Eagle Point, prior to the merger, to purchase directors' and officers' liability insurance "tail" coverage for this six-year period. Eagle Point's board intends to purchase this "tail" coverage prior to completing the merger.

 Conditions precedent to the merger

   The respective obligations of each party to effect the merger are subject to the satisfaction or waiver by each party prior to the merger of the following conditions, among others:

     (a) Stockholder approval--adoption of the merger agreement and approval of the merger by the holders of a majority of the outstanding shares of Eagle Point common stock must be obtained.

     (b) No injunction--no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the merger, the asset sale to Digital Canal or the other transactions contemplated by the merger agreement may be issued and continuing in effect, and the merger, the asset sale to Digital Canal and the other transactions contemplated by the merger agreement may not be prohibited under any applicable federal or state law or regulation.

     (c) Governmental approvals--all approvals of governmental authorities (including stock exchanges or other self-regulatory bodies) required under the merger agreement must be obtained.

     (d) Representations and warranties--the representations and warranties of the other party set forth in the merger agreement must be true and correct unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on Eagle Point's business, taken as a whole, or that party's ability to consummate the transactions contemplated by the merger agreement.

     (e) Performance of obligations--each party must perform in all material respects their agreements and covenants contained in or contemplated by the merger agreement, which are required to be performed by them at or prior to the merger.

   In addition, the obligations of JB Acquisitions and Talon to effect the merger are subject to the satisfaction or waiver by JB Acquisitions of the following conditions, among others:

     (a) Absence of material adverse effect--nothing may occur, and no fact or circumstance may exist, that would or could (insofar as can reasonably be foreseen) have a material adverse effect on Eagle Point's business or ability to consummate the transactions contemplated by the merger agreement.

     (b) Required consents--Eagle Point must have obtained all consents required under the merger agreement.

     (c) Sale of divisions--the asset purchase agreement must either have been consummated in accordance with its terms or must then remain in full force and effect; however, this condition will not apply if that agreement is terminated by reason of a breach by Mr. Biver, JB Acquisitions or any of their respective affiliates of any of their obligations under that agreement.

     (d) Dissenting shares--holders of not more than ten percent of Eagle Point's outstanding common stock may have perfected such holders' rights to dissent in accordance with the applicable provisions of the Delaware General Corporation Law and not have withdrawn or lost such rights.

     (e) Cash balances; merger expenses--Eagle Point must have aggregate cash, cash equivalents and investments, including accrued interest, gains or losses thereon, of at least $12,800,000 after payment by Eagle Point of all of its expenses incurred in connection with the transactions contemplated by the merger agreement.

     (f) Financing--JB Acquisitions and Talon must have obtained senior debt financing in the amount of $6,300,000 and a revolving credit facility in the amount of $1,500,000, substantially on the terms set forth in a commitment letter received by JB Acquisitions prior to the signing of the merger agreement, and have further obtained subordinated debt financing in the amount of $2,000,000 on terms and conditions acceptable to JB Acquisitions.

 Termination of the merger agreement; termination fee; costs and expenses

   The merger agreement may be terminated under certain circumstances at any time before the completion of the merger, whether before or after Eagle Point has obtained stockholder approval, as summarized below.

   The merger agreement may be terminated by the mutual written consent of JB Acquisitions and Eagle Point's board of directors.

   In addition, the merger agreement may be terminated by Eagle Point or JB Acquisitions if:

  . subject to limited exceptions, the merger is not completed prior to January 12, 2002.

  . Eagle Point's stockholders do not adopt the merger agreement.

  . any state or federal law, order, rule or regulation is adopted or issued, which has the effect of prohibiting the merger, or any court of competent jurisdiction in the United States or any State issues a final and nonappealable order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the merger.

   Eagle Point may terminate the merger agreement with three business days notice to JB Acquisitions if, as a result of its receipt of an alternative proposal relating to a business combination with Eagle Point or the acquisition of either a substantial equity interest in Eagle Point or a substantial portion of its assets, (i) Eagle Point's board of directors concludes in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that its fiduciary duty reasonably requires that the alternative proposal be accepted, (ii) Eagle Point has complied with its obligations under the merger agreement to refrain from soliciting alternative proposals, (iii) Eagle Point holds the special meeting described in this Proxy Statement and (iv) Eagle Point pays the $600,000 termination fee described below.

   Eagle Point may also terminate the merger agreement if JB Acquisitions or Talon breaches any of their representations, warranties, covenants or agreements under the merger agreement (other than breaches which, in the aggregate, would not have a material adverse effect on JB Acquisitions' or Talon's ability to consummate the transactions contemplated by the merger agreement) and the breach is not remedied within twenty days after JB Acquisitions receives written notice from Eagle Point regarding the breach.

   JB Acquisitions may terminate the merger agreement if:

  . Eagle Point breaches any of its representations, warranties, covenants or agreements under the merger agreement (other than breaches which have not had, and would not reasonably be expected to have, a material adverse effect on Eagle Point's business), and the breach is not remedied within twenty days after Eagle Point receives written notice from JB Acquisitions regarding the breach.

  . Eagle Point's special committee or board of directors (i) withdraws or modifies (in a manner adverse to JB Acquisitions) its approval of the merger agreement and the related transactions or its recommendation to Eagle Point's stockholders regarding the approval of the merger agreement, (ii) fails to reaffirm that approval or recommendation upon the request of JB Acquisitions, (iii) approves or recommends any alternative acquisition proposal or (iv) resolves to take any of the actions specified in clause (i), (ii) or (iii).

   Eagle Point is required to pay $600,000 to JB Acquisitions if:

  . Eagle Point terminates the merger agreement because of an alternative proposal;

  . JB Acquisitions terminates the merger agreement because Eagle Point has breached a representation, warranty, covenant or agreement;

  . JB Acquisitions terminates the merger agreement because Eagle Point's special committee or its board of directors acts or fails to act as described in the immediately preceding paragraph; or

  . the merger agreement is terminated because Eagle Point's stockholders do not adopt the merger agreement and (i) when the merger agreement is terminated there is an alternative proposal that has not been rejected by Eagle Point and its board of directors and also withdrawn by the party making the proposal and (ii) within twelve months of when the merger agreement is terminated Eagle Point completes (or enters into a definitive agreement to complete) a business combination or similar transaction with that party.

   In the event of a termination of the merger agreement by either Eagle Point or JB Acquisitions, the merger agreement shall become void (except for certain specified provisions, including, among others, those pertaining to costs and expenses, the payment of certain fees and certain confidentiality obligations of the parties) and there shall be no liability on the part of JB Acquisitions, Talon or Eagle Point or their respective officers, members or directors.

   Except in limited circumstances, as provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring those costs and expenses, whether or not the merger is consummated.

 The asset purchase agreement

   In connection with the merger agreement, JB Acquisitions, Talon and Digital Canal have entered into an asset purchase agreement. Under this agreement, Digital Canal has agreed to purchase, concurrently with or immediately following the merger, the assets of Eagle Point's Building Design and Construction Division and Structural Engineering Division for $1,100,000, subject to adjustment. A copy of the asset purchase agreement is attached hereto as Annex B.

   The merger agreement requires that, at the time the merger is completed, the asset purchase agreement be in effect or the transactions contemplated by the asset purchase agreement must have been completed.

   We expect that the sale to Digital Canal pursuant to the asset purchase agreement will be completed immediately following completion of the merger. We also expect that the financing to be acquired by JB Acquisitions to complete the merger will be conditioned upon the consummation of the sale pursuant to the asset purchase agreement immediately following completion of the merger. The sale cannot be completed before the merger because Eagle Point is not a party to the asset purchase agreement and until Eagle Point has become a subsidiary of JB Acquisitions, JB Acquisitions will not be in a position to cause Eagle Point to effect the sale.

   The asset purchase agreement contains representations and warranties that are, in relevant part, substantially similar to those contained in the merger agreement, except that they relate to the divisions that are the subject of the asset purchase agreement instead of Eagle Point generally. As part of the merger agreement, Eagle Point has confirmed that it has reviewed those representations and warranties and that, with specified exceptions, they are true and correct in all material respects. Eagle Point will be required to update this confirmation at the effective time of the merger.

   Eagle Point is a party to the merger agreement and not the asset purchase agreement. Digital Canal is a party to the asset purchase agreement and not the merger agreement. Nevertheless, the two agreements have been structured to provide Digital Canal, solely with respect to the divisions that it is to purchase pursuant to the asset purchase agreement, the protections afforded to JB Acquisitions in the merger agreement with respect to the conduct by Eagle Point of its business pending completion of the merger. Generally speaking, this has been accomplished by not permitting JB Acquisitions to exercise any discretion that it may have under the merger agreement with respect to the operation of Eagle Point pending the merger that impacts the divisions to be purchased by Digital Canal without the consent of Digital Canal.

   The asset purchase agreement can be terminated in accordance with its terms by written consent of JB Acquisitions, Digital Canal and Eagle Point and, subject to certain exceptions, by JB Acquisitions or Digital Canal if the merger agreement is terminated. As noted above, until the merger is completed, the sale under the asset purchase agreement cannot be completed because Eagle Point is not a party to that agreement and JB Acquisitions will not, until that time, be in a position to cause Eagle Point to complete the sale. Subject to certain limitations, the asset purchase agreement can be terminated by Digital Canal or JB Acquisitions for misrepresentations and breaches of warranties or covenants by the other.

                        DISSENTERS' RIGHTS OF APPRAISAL

   Under Section 262 of the Delaware General Corporation Law, any holder of Eagle Point common stock who does not wish to accept the merger consideration may dissent from the merger and elect to have the fair value of that stockholder's shares of Eagle Point common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of
Section 262 of the Delaware General Corporation Law. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law. Eagle Point urges its stockholders to read the full text of
Section 262, which is provided in its entirety as Annex D to this Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to properly follow the steps summarized below and in a timely manner to perfect appraisal rights.

   Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting of Eagle Point's stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that the appraisal rights are available and include in the notice a copy of Section
262. This Proxy Statement shall constitute the notice to the holders of Eagle Point's common stock and the applicable Delaware law provisions are attached to this Proxy Statement as Annex D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should carefully review the following discussion and Annex D to this Proxy Statement because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of common stock, Eagle Point believes that stockholders who are considering exercising these rights should seek the advice of counsel.

   Any holder of Eagle Point common stock wishing to exercise the right to dissent from the merger and demand appraisal under Section 262 must satisfy each of the following conditions:

  (a) The stockholder must deliver to Eagle Point a written demand for appraisal of the stockholder's shares before the vote on the merger agreement at the special meeting, which demand will be sufficient if it reasonably informs Eagle Point of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of the holder's shares;

  (b) The stockholder must not vote its shares of common stock in favor of the merger agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

  (c) The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal in respect of that stockholder's shares.

   Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

   Only a holder of record of shares of Eagle Point common stock issued and outstanding immediately prior to the effective time of the merger is entitled to assert appraisal rights for the shares of Eagle Point common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as that stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends thereby to demand appraisal of the stockholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more different beneficial owners. In that case, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by a nominee.

   A stockholder who elects to exercise appraisal rights under Section 262 should deliver a written demand to: Eagle Point Software Corporation, 4131 Westmark Drive, Dubuque, Iowa 52002, Attention: Dennis J. George, Secretary.

   Within ten days after the effective time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each former stockholder of Eagle Point who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the shares of Eagle Point common stock held by all dissenting stockholders. Eagle Point is under no obligation, and has no present intent, to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in
Section 262. Inasmuch as Eagle Point has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify that stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the effective time of the merger (or at any time thereafter with the written consent of the surviving corporation), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the merger consideration.

   Under the merger agreement, Eagle Point has agreed to give JB Acquisitions prompt notice of any demands for appraisal received by it, withdrawals of these demands and any other instruments served in accordance with Section 262 which are received by Eagle Point relating thereto. JB Acquisitions shall direct all negotiations and proceedings with respect to demands for appraisal under
Section 262. Eagle Point shall not, except with the prior written consent of JB Acquisitions, make any payment with respect to any demands for appraisal or settle, or offer to settle, any such demands.

   Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of these shares. The surviving corporation must mail the statement to the requesting stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

   A stockholder timely filing a petition for appraisal with the Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to these stockholders, the Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Court of Chancery may dismiss the proceedings as to that stockholder.

   After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the merger consideration they would receive under the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that Duff & Phelps' opinion is not an opinion as to fair value under Section 262.

   In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

   Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time).

   Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the stockholder's demand for appraisal, except that (i) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (ii) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or if the Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the merger consideration.

   Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise such rights.

           EAGLE POINT SOFTWARE CORPORATION SELECTED FINANCIAL DATA



   The selected financial information included in the table below for each of the five years in the period ended June 30, 2001 has been derived from, and is qualified in its entirety by, the audited financial statements of Eagle Point, including those incorporated into this Proxy Statement by reference to Eagle Point's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2001, a copy of which is being delivered with this Proxy Statement and which is also available as described in the section of this Proxy Statement entitled "Where You can Find More Information." The selected financial data presented below for the three months ended September 30, 2000 and 2001, and as of September 30, 2000 and 2001, has been derived from, and should be read in conjunction with, the unaudited interim financial statements of Eagle Point included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2001, a copy of which is being delivered with this Proxy Statement and which is also available as described in the section of this Proxy Statement entitled "Where You Can Find More Information." In the opinion of Eagle Point, such unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods.



                          Three Months
                              Ended
                          September 30,          Fiscal Year Ended June 30,
                         ----------------  ---------------------------------------------
                          2001     2000     2001      2000(5)     1999    1998    1997
                         -------  -------  -------    -------    ------- ------- -------
                                    (In thousands, except per share data)
Statement of Income
 Data(1):
Net revenues:
 Product sales.......... $ 2,148  $ 2,579  $11,155    $12,342    $10,460 $10,439 $12,213
 Training and support...   1,449    1,322    5,804      5,360      4,099   3,382   3,592
                         -------  -------  -------    -------    ------- ------- -------
   Total net revenues...   3,595    3,901   16,959     17,702     14,559  13,821  15,805
                         -------  -------  -------    -------    ------- ------- -------
Cost of revenues:
 Cost of product sales,
  training, & support...     876    1,238    5,048      5,044      2,697   3,792   4,782
 Charge for revaluation
  of capitalized
  software..............     --       --       --         --         --      --      294(2)
                         -------  -------  -------    -------    ------- ------- -------
   Total cost of
    revenues............     876    1,238    5,048      5,044      2,697   3,792   5,076
                         -------  -------  -------    -------    ------- ------- -------
Gross profit............   2,719    2,663   11,911     12,658     11,862  10,029  10,729
                         -------  -------  -------    -------    ------- ------- -------
Operating expenses:
 Selling and
  marketing.............   1,440    1,304    5,813      6,430      4,735   4,902   5,594
 Research and product
  development...........     822      932    3,456      3,388      2,761   2,769   3,817
 General and
  administrative........     681      754    2,866      3,084      2,525   2,174   2,476
 Other..................                     1,117(6)     261(5)     --      --      866(3)
                         -------  -------  -------    -------    ------- ------- -------
   Total operating
    expenses............   2,943    2,990   13,252     13,163     10,021   9,845  12,753
                         -------  -------  -------    -------    ------- ------- -------
Operating income
 (loss).................    (224)    (327)  (1,341)      (505)     1,841     184  (2,024)
                         -------  -------  -------    -------    ------- ------- -------
Interest income, net....     148      215      792        784        765     679     601
Other income, net.......      50       21      184        116          7      36     126
                         -------  -------  -------    -------    ------- ------- -------
Income (loss) before
 income taxes...........     (26)     (91)    (365)       395      2,613     899  (1,297)
Income tax expense
 (benefit)..............      (5)     (28)    (112)       140        844     246    (633)
                         -------  -------  -------    -------    ------- ------- -------
Net income (loss)....... $   (21) $   (63) $  (253)   $   255    $ 1,769 $   653 $  (664)
                         =======  =======  =======    =======    ======= ======= =======
Per Share:
 Basic net income
  (loss)................ $(0.00)  $ (0.01) $  (.05)   $   .05    $   .37 $   .14 $  (.13)
Weighted average number
 of basic common shares
 outstanding(4).........   4,632    4,858    4,712      4,846      4,827   4,802   4,930
Balance Sheet Data(1)
 (at period end):
Working capital......... $14,136  $14,289  $13,823    $12,019    $15,029 $10,609 $11,429
Total assets............  24,987   26,466   25,478     27,220     26,143  25,421  22,967
Total debt..............     --        61       28         64        135     320     578
Stockholders'
 equity(4)..............  21,385   22,924   21,350     22,510     22,182  20,325  19,756

--------
(1) The data presented was derived from Eagle Point's financial statements.
(2) During fiscal year 1997, Eagle Point incurred a charge of $294,000 related to the charge for revaluation of certain capitalized software products to more accurately reflect anticipated future revenues for those products.

(3) In connection with Eagle Point's 1996 acquisition of Computer Integrated Building Corporation, a California-based developer of software applications for home building professionals, the portion of the aggregate purchase price related to the research and development that had not yet reached technological feasibility and had no alternative use as of the date of acquisition, was recorded as a charge for purchased research and development in the amount of $475,000. During fiscal year 1997, Eagle Point incurred a charge of $235,000 reflecting claims, settlements and contingencies related to issues asserted by former employees and the U.S. Department of Labor based on the 1938 Fair Labor Standards Act. Additionally, during fiscal year 1997, Eagle Point made a decision to consolidate operations from certain of it's remote offices to the home office resulting in charges of $156,000 relating to office closings and restructuring due to those closings.
(4) Eagle Point's Board of Directors authorized, in May 1997, subject to certain business and market conditions, the repurchase of up to 500,000 shares of Eagle Point's Common Stock in the open market from time to time or in privately negotiated transactions. Eagle Point had repurchased as treasury stock 123,000 shares at an aggregate cost to Eagle Point of $508,875 at June 30, 1997 and 171,200 shares at an aggregate cost to Eagle Point of $673,000 at June 30, 1998. Effective July 14, 2000, Eagle Point's Board of Directors authorized the repurchase of up to 500,000 shares of Eagle Point's stock. During fiscal year 2001, Eagle Point repurchased 239,500 shares of stock for $956,192 under the July 2000 authorization.
(5) On December 1, 1999, Eagle Point purchased substantially all of the assets of Surveyors Module International, LLC. This acquisition was accounted for under the purchase method and, accordingly, the results of its operations are included in Eagle Point's results from the date of acquisition. In connection with this acquisition, the portion of the aggregate purchase price related to the research and development that had not yet reached technological feasibility and had no alternative use as of the date of acquisition, was recorded as a charge for purchased research and development in the amount of $78,600 of other acquisition related charges. Eagle Point incurred $182,000 of other acquisition related charges.
(6) Effective October 2000, the employment of Mr. Biver terminated and effective November 2000, the employment of Mr. Blum terminated. Pursuant to the terms of their employment agreements, they received combined total severance benefits of approximately $997,000, substantially all of which was paid by March 31, 2001. Additionally, Eagle Point incurred approximately $120,000 in costs relating to an executive search for a new Chief Executive Officer.

              PRO FORMA FINANCIAL DATA RELATED TO THE ASSET SALE

   The following unaudited pro forma condensed balance sheet as of June 30, 2001 and the unaudited pro forma condensed statements of operations for the year ended June 30, 2001 give effect only to the sale of the Building Design and Construction and Structural Divisions to Digital Canal, but not otherwise reflecting the transactions discussed in this Proxy Statement, including the merger. The pro forma condensed financial information should be read in conjunction with Eagle Point's historical financial statements and the related notes thereto contained in Eagle Point's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

   The pro forma information assumes the occurrence of the sale of the Divisions as of July 1, 2001 and is presented for information purposes only. It is not necessarily indicative of Eagle Point's financial results had the sale of the Divisions actually occurred on the date assumed nor is it necessarily indicative of the future results of operations.


                       Eagle Point Software Corporation
                  Unaudited Pro Forma Condensed Balance Sheet


                                                  June 30, 2001
                                       ----------------------------------------
                                         Company     Pro Forma        Company
                                       Historical   Adjustments      Pro Forma
                                       -----------  -----------     -----------
Assets
Cash and cash equivalents............. $ 5,758,695  $1,100,000 (1)  $ 6,858,695
Short-term investments................   8,016,020                    8,016,020
Accounts receivable...................   2,327,817    (126,331)(2)    2,201,486
Other current assets..................   1,696,697     (36,271)(2)    1,660,426
                                       -----------  ----------      -----------
  Total current assets................  17,799,229     937,398       18,736,627
Property & equipment, net.............   5,561,535    (141,133)(2)    5,420,402
Other noncurrent assets...............   2,116,776     (11,111)(2)    2,105,665
                                       -----------  ----------      -----------
  Total assets........................ $25,477,540  $  785,154      $26,262,694
                                       ===========  ==========      ===========
Liabilities and stockholders' equity
Other current liabilities............. $ 1,121,631                  $ 1,121,631
Deferred revenues.....................   2,854,224    (199,423)(2)    2,654,801
                                       -----------  ----------      -----------
  Total current liabilities...........   3,975,855    (199,423)       3,776,432
Noncurrent Deferred revenues..........     151,609      (5,249)(2)      146,360
                                       -----------  ----------      -----------
  Total liabilities...................   4,127,464    (204,672)       3,922,792
                                       -----------  ----------      -----------
Common stock..........................      49,417                       49,417
Additional paid-in capital............  17,624,290                   17,624,290
Retained earnings.....................   5,057,704     989,826 (3)    6,047,530
Treasury stock........................  (1,381,335)                  (1,381,335)
                                       -----------  ----------      -----------
  Total stockholders' equity..........  21,350,076     989,826       22,339,902
                                       -----------  ----------      -----------
  Total liabilities and stockholders
   equity............................. $25,477,540  $  785,154      $26,262,694
                                       ===========  ==========      ===========

--------
(1) Represents the approximate agreed upon consideration of $1,100,000 for the sale of the Divisions to Digital Canal.
(2) To remove the assets and liabilities effected by the sale of the Divisions to Digital Canal.
(3) To record a net gain on the excess of the consideration over the net book value of the assets and liabilities effected.

                       Eagle Point Software Corporation
             Unaudited Pro Forma Condensed Statement of Operations

                                        Fiscal Year Ended June 30, 2001
                                      ----------------------------------------
                                        Company     Pro Forma        Company
                                      Historical   Adjustments      Pro Forma
                                      -----------  -----------     -----------
Total net revenues................... $16,959,439  $(2,216,870)(4) $14,742,569
Total cost of revenues...............   5,048,702     (419,175)(4)   4,629,527
                                      -----------  -----------     -----------
Gross profit.........................  11,910,737   (1,797,695)     10,113,042
                                      -----------  -----------     -----------
Operating Expenses:
  Selling and marketing..............   5,813,301   (1,193,464)(5)   4,619,837
  Research and development...........   3,455,784     (494,863)(5)   2,960,921
  General and administrative.........   2,865,718     (519,074)(5)   2,346,644
  Officer severance and executive
   recruiting........................   1,117,000                    1,117,000
                                      -----------  -----------     -----------
    Total operating expenses.........  13,251,803   (2,207,401)     11,044,402
                                      -----------  -----------     -----------
Operating income (loss)..............  (1,341,066)     409,706        (931,360)
                                      -----------  -----------     -----------
Interest income......................     792,012                      792,012
Other income, net....................     184,425                      184,425
                                      -----------  -----------     -----------
Income (loss) before income taxes....    (364,629)     409,706          45,077
Income tax benefit (expense).........     111,573     (143,397)(6)     (31,824)
                                      -----------  -----------     -----------
Net income (loss).................... $  (253,056) $   266,309     $    13,253
                                      ===========  ===========     ===========
Basic and diluted income (loss) per
 share............................... $     (0.05) $      0.06     $      0.00
                                      ===========  ===========     ===========

--------
(4) To remove the revenues of the Building Design and Construction Division as well as those of the Structural Division.
(5) To remove the expenses of the Building Design and Construction Division as well as those of the Structural Division, a portion of which are allocated primarily in relation to the revenue volume of the respective Divisions.
(6) To reflect the income tax benefit of the Building Design and Construction Division as well as the Structural Division at an effective tax rate of 35%.

                          MARKET FOR THE COMMON STOCK

 Eagle Point common stock market price and dividend information

   Eagle Point common stock is traded on the Nasdaq stock market under the symbol "EGPT." Eagle Point has never paid cash dividends on its common stock.

   The following table shows the per share high and low sales prices reported in the consolidated transaction reporting system for transactions in Eagle Point's common stock for the fiscal year periods indicated.

                                                                       High Low
                                                                       ---- ----
      Fiscal Year 2000
        First Quarter................................................. 6.75 5.06
        Second Quarter................................................ 7.88 4.50
        Third Quarter................................................. 7.13 5.00
        Fourth Quarter................................................ 6.31 4.13

      Fiscal Year 2001
        First Quarter................................................. 5.00 3.75
        Second Quarter................................................ 4.50 2.63
        Third Quarter................................................. 5.75 2.94
        Fourth Quarter................................................ 5.75 4.05

      Fiscal Year 2002
        First Quarter................................................. 5.85 4.85

   On July 10, 2001, the last day Eagle Point's stock was traded prior to the day on which the execution of the merger agreement was publicly announced, the closing price for Eagle Point common stock on the Nasdaq stock market was $5.50.

   On         , 2001, the last full trading day prior to the date of this
Proxy Statement, the closing price for the Eagle Point common stock on the
Nasdaq stock market was $     .

   The market price for Eagle Point common stock is subject to fluctuation and stockholders are urged to obtain current market quotations. We cannot provide stockholders any assurance as to the future price of, or market for, Eagle Point common stock.

                             SECURITIES OWNERSHIP

   Eagle Point. The following table sets forth information as of November 1, 2001 concerning the beneficial ownership of Eagle Point common stock for each director, named executive officer, all directors and executive officers as a group and each holder of 5% or more of Eagle Point's common stock. Unless otherwise noted, the listed persons have sole voting and investment power with respect to the shares held in their names, subject to community property laws if applicable. The table does not include options which are not exercisable within 60 days. Pursuant to the terms of the merger agreement, each option to purchase shares of Eagle Point common stock that is outstanding immediately prior to the merger will become fully exercisable at that time. See the section of this Proxy Statement entitled "The Merger Agreement--Stock options."


     Name of                                        Number           % of total
 BeeficialnHolder                                of Shares(1)    Outstanding Shares
-----------------                                ------------    ------------------
   John F. Biver................................  1,243,816(2)         26.85%
   Rodney L. Blum...............................    957,704(3)         20.67
   Dennis J. George.............................    381,631(4)          8.24
   Dimensional Fund Advisors (12)...............    342,500             7.39
   Edward T. Graham.............................     33,971(5)             *
   Thomas O. Miller.............................     31,500(6)             *
   James P. Hickey..............................     22,000(7)             *
   Brent A. Straka..............................     16,385(8)             *
   Randy K. Ambrosy.............................     14,730(9)             *
   William P. LeMay.............................     13,991(10)            *
   All Directors and Executive Officers
    as a group (9 persons)......................  2,715,728(11)        58.63

--------
*Less than 1.0%.

(1) Based on the number of shares outstanding at, or acquirable within, 60 days of November 1, 2001.


(2) Includes 4,000 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(3) Includes 4,000 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(4) Includes 151 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(5) Includes 32,471 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(6) Includes 30,000 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(7) Includes 20,000 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(8) Includes 12,400 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(9) Includes 12,721 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(10) Includes 13,060 shares which may be acquired under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.


(11) Includes 128,803 shares which executive officers and directors have the right to acquire under options which are currently exercisable or which will be exercisable within 60 days of November 1, 2001.

(12) Based upon the most recent report on Schedule 13G as filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have beneficial ownership of 342,500 shares of Eagle Point common stock as of December 31, 2000, all of which shares are owned by advisory clients of Dimensional Fund Advisors Inc., no one of which, to the knowledge of Dimensional Fund Advisors Inc., owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. The Dimensional Fund Advisors Inc. address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

   In calendar year 2000, Eagle Point purchased 239,500 shares of common stock for placement in its treasury at prices ranging form $3.875 per share to $4.50 per share and at an aggregate purchase price of $956,187.50. The average purchase price for Eagle Point's purchases made in the quarters ending September 30, 2000 and December 31, 2000 was $4.50 per share and $3.99 per share, respectively. The following is a schedule of these stock purchases:

            Purchase          Number of               Per Share
              Date             Shares                   Price                 Total Cost
            --------          ---------               ---------               ----------
           07/21/2000           2,000                  $4.500                 $  9,000.00
           11/09/2000           2,500                  $4.375                 $ 10,937.50
           11/10/2000          20,000                  $4.250                 $ 85,000.00
           11/15/2000          40,000                  $4.000                 $160,000.00
           11/21/2000          80,000                  $4.000                 $320,000.00
           11/24/2000          25,000                  $4.000                 $100,000.00
           11/28/2000          70,000                  $3.875                 $271,250.00

   JB Acquisitions and Talon. JB Acquisitions and Talon currently own no shares of Eagle Point common stock and no pension, profit-sharing or similar plan of JB Acquisitions or any associate or majority-owned subsidiary of JB Acquisitions beneficially owns any shares of Eagle Point. Other than Mr. Biver, no current director, executive officer or controlling person of JB Acquisitions beneficially owns any shares of Eagle Point common stock.

   Digital Canal. Digital Canal currently owns no shares of Eagle Point common stock and no pension, profit-sharing or similar plan of Digital Canal or any associate or majority-owned subsidiary of Digital Canal beneficially owns any shares of Eagle Point. Other than Mr. Blum, no current director, executive officer or controlling person of Digital Canal beneficially owns any shares of Eagle Point common stock.

           CONTROLLING PERSONS, DIRECTORS AND EXECUTIVE OFFICERS OF
             EAGLE POINT, JB ACQUISITIONS, TALON AND DIGITAL CANAL

 Background of named persons

   Eagle Point, JB Acquisitions, Talon, Digital Canal and Messrs. Biver, Blum and Graham have jointly filed a Rule 13e-3 Transaction Statement with the Securities and Exchange Commission with respect to the merger. The principal executive office of each of Eagle Point, JB Acquisitions, Talon and Digital Canal are set forth in this Proxy Statement under the section entitled "The Parties."

   Information concerning each controlling person, director and executive officer of Eagle Point, JB Acquisitions, Talon and Digital Canal, including that person's (i) name, (ii) business address, (iii) present principal occupation or employment and (iv) material occupation, positions, offices and employment during the past five years, if that person is an individual, and the name and address of the organizations in which that individual conducted the material occupations, positions, offices and employment is set forth as follows:

                       Eagle Point Software Corporation

   Each such person is a citizen of the United States of America. Unless otherwise indicated below, the business address and telephone number of each director and executive officer of Eagle Point are as follows: 4131 Westmark Drive, Dubuque, Iowa 52002 / (563) 556-8392.

   (a) Directors of Eagle Point

 Name                          Business Address and Principal Occupation
 ----                          -----------------------------------------
 John F. Biver...............  Mr. Biver co-founded Eagle Point in 1983 and served as Vice President--Civil Division from
                               January 1990 until October 2000. Mr. Biver's
                               employment with Eagle Point terminated in
                               October 2000. Mr. Biver has served as a director
                               of Eagle Point since its inception. Prior to
                               founding Eagle Point, Mr. Biver was a registered
                               Professional Engineer with the civil engineering
                               firm of Wright, Kilby, Sejkoara and Associates.
                               Mr. Biver's business address and telephone
                               number are: 2828 Arbor Hill Drive, Dubuque, Iowa
                               52001 / (563) 557-8627.

 Rodney L. Blum..............  Mr. Blum has served as a director of Eagle Point since January 1990. Mr. Blum served as Chairman
                               of Eagle Point's Board of Directors from January
                               1990 through October 2000 and as Eagle Point's
                               President and Chief Executive Officer from
                               January 1990 through November 2000. From May
                               1988 until he joined Eagle Point in 1990, Mr.
                               Blum was Director of Sales and Marketing of
                               D.D.S., a provider of turn-key computer systems
                               to the auto, large truck and implement dealer
                               markets. From 1980 until May 1988, he served in
                               various marketing and management positions at
                               CyCare Systems, Incorporated, a provider of
                               computerized information processing systems to
                               the healthcare industry. Mr. Blum is a director
                               of American Trust and Savings Bank and is a
                               member of the Board of Trustees for the Herbert
                               Hoover Presidential Library. His business
                               address and telephone number are: 1143 Hunters
                               Ridge, Dubuque, Iowa 52003 / (563) 556-3463.

 Dennis J. George............  Mr. George has served as Vice President, Chief
                               Financial Officer, Treasurer, Secretary and a
                               director of Eagle Point since April 1989. During
                               1988, he was the Financial Budget Analyst for
                               the Ertl Company, a manufacturer of agricultural
                               model toys. During 1987, he served as Finance
                               Manager for D.D.S., a provider of turn-key
                               computer systems to the auto, large truck and
                               implement dealer markets.

 Name                          Business Address and Principal Occupation
 ----                          -----------------------------------------
 James P. Hickey.............  Mr. Hickey has been a director of Eagle Point since August 30, 1995, and is a member of the
                               Audit Committee and the Compensation Committee
                               of Eagle Point's Board of Directors. Since 1989,
                               Mr. Hickey has been a Principal of William Blair
                               & Company, an investment banking firm.

 Thomas O. Miller............  Mr. Miller has been a Director of Eagle Point since August 30, 1995, and was elected as the
                               Chairman of the Board in October 2000. He is a
                               member of the Audit Committee and the
                               Compensation Committee of Eagle Point's Board of
                               Directors. Since March of 1997, Mr. Miller has
                               been Senior Vice President of Intermec
                               Technologies Corporation, a manufacturer of
                               hand-held data systems. In March of 1997,
                               Intermec acquired Norand Corporation, also a
                               manufacturer of hand-held data systems. From
                               September 1995 until March 1997 Mr. Miller
                               served as Senior Vice President of Norand, from
                               1993 until September 1995 he served as Vice
                               President--Mobile Systems of Norand and from
                               1990 until 1992 he served as Vice President--
                               Marketing of Norand.

   (b) Executive Officers of Eagle Point

 Name                          Business Address and Principal Occupation
 ----                          -----------------------------------------
 Dennis J. George............  See the information provided above under
                               "Directors of Eagle Point."

 Edward T. Graham............  Mr. Graham has been employed by Eagle Point in various sales capacities since January 1990. Mr.
                               Graham currently serves as Vice President--
                               Building Design and Services Division. From May
                               1989 until he joined Eagle Point, Mr. Graham was
                               a principal of Prism Marketing, a provider of
                               marketing systems and services.

 Brent A. Straka.............  Mr. Straka has been employed by Eagle Point since November 1990 in various sales, marketing-
                               related and management positions. Since December
                               1999, Mr. Straka has served as Vice President--
                               SMI Division. From July 1996 to November 1999,
                               Mr. Straka served as Vice President--Marketing
                               and Business Development. From June 1989 until
                               he joined Eagle Point, Mr. Straka held various
                               marketing positions with Land's End, Inc., a
                               mail-order provider of apparel and specialty
                               products.

 Randy K. Ambrosy............  Mr. Ambrosy has been employed by Eagle Point since September 1991 in various sales and
                               management positions. Since April 1998, Mr.
                               Ambrosy has served as Vice President--
                               International and Landscaping Divisions. From
                               June 1990 until he joined Eagle Point, Mr.
                               Ambrosy was a sales engineer at Sencore
                               Electronics a manufacturer of electronic test
                               equipment.

 William P. Le May...........  Mr. Le May has been employed by Eagle Point since October 1992 in various research and
                               development and management positions. Since
                               December 1995, Mr. Le May has served as Eagle
                               Point's Chief Technology Officer. From March
                               1984 until he joined Eagle Point, Mr. Le May was
                               a product manager at Accugraph Corporation, a
                               developer of software applications for the civil
                               engineering market.

                              JB Acquisitions LLC

   JB Acquisitions was formed by Mr. Biver in March 2001 for the sole purpose of effecting the merger and related transactions. Each person listed below is a citizen of the United States of America. Unless otherwise indicated below, the business address and telephone number of each member and executive officer of JB Acquisitions are as follows: 2828 Arbor Hills Drive, Dubuque, Iowa 52001 / (563) 557-8627.

   (a) Members of JB Acquisitions

 Name                          Business Address and Principal Occupation
 ----                          -----------------------------------------
 John F. Biver...............  Mr. Biver is the founder and has been the sole owner and manager of JB Acquisitions since its
                               formation. See also the information provided
                               above under "Directors of Eagle Point."

   (b) Executive Officers of JB Acquisitions

 John F. Biver...............  See the information provided above under
                               "Members of JB Acquisitions."

                            Talon Acquisition Corp.

   Talon is a wholly-owned subsidiary of JB Acquisitions, formed in May 2001 for the sole purpose of effecting the merger and related transactions. Each person listed below is a citizen of the United States of America. Unless otherwise indicated below, the business address and telephone number of each director and executive officer of Talon are as follows: 2828 Arbor Hills
Drive, Dubuque, Iowa 52001 / (563) 557-8627.

   (a) Directors of Talon

 John F. Biver...............  Mr. Biver is the founder and has been the sole director and officer of Talon since its
                               formation. See also the information provided
                               above under "Directors of Eagle Point" and
                               "Members of JB Acquisitions."

   (b) Executive Officers of Talon

 John F. Biver...............  See the information provided above under
                               "Directors of Talon."

                           Digital Canal Corporation

   Digital Canal was formed in June 2001 for the sole purpose of purchasing and operating the assets of Eagle Point's Building Design and Construction
Division and Structural Division following the consummation of the merger.
Digital Canal is wholly-owned by Mr. Blum. Each person listed below is a citizen of the United States of America. Unless otherwise indicated below, the business address and telephone number of each director and executive officer of Digital Canal are as follows: 1143 Hunters Ridge, Dubuque, Iowa 52003 /
(563) 556-3463.

   (a) Directors of Digital Canal

 Rodney L. Blum..............  Mr. Blum is the founder and has been the sole director and officer of Digital Canal since its
                               formation. See also the information provided
                               above under "Directors of Eagle Point."

   (b)  Executive Officers of Digital Canal

 Rodney L. Blum..............  See the information provided above under
                               "Directors of Digital Canal."

   During the past five years none of Eagle Point, JB Acquisitions, Talon, Digital Canal or any named person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of that proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violations of those laws.

   All information in this Proxy Statement concerning the named persons and any referenced affiliates and associates is to the best knowledge of Eagle Point.

 Past contacts, transactions and negotiations

   Except as generally described in this Proxy Statement, since July 1, 1999, none of JB Acquisitions, Talon, Digital Canal or any of the persons named in the section of this Proxy Statement entitled "Controlling Persons, Directors and Executive Officers of Eagle Point, JB Acquisitions, Talon and Digital Canal--Background of named persons" has had any contacts, negotiations or transactions with Eagle Point concerning any acquisition, acquisition of securities, consolidation, election of directors, merger, tender offer or sale or other transfer of a material amount of assets.

 Plans or proposals

   Except as generally described in this Proxy Statement, none of Eagle Point, JB Acquisitions, Talon, Digital Canal or any of the persons named in the section of this Proxy Statement entitled "Controlling Persons, Directors and Executive Officers of Eagle Point, JB Acquisitions, Talon and Digital Canal-- Background of named persons" has any plan or proposal concerning any extraordinary corporate transaction involving Eagle Point, any sale or transfer of a material amount of Eagle Point's assets, any change in Eagle Point's board of directors or management, any material change in Eagle Point's present dividend rate or present policy on indebtedness or capitalization, or any other change in Eagle Point's corporate structure or business.

 Recent transactions in Eagle Point common stock

   As indicated in the section of this Proxy Statement entitled "Securities Ownership," Mr. Biver beneficially owns 1,243,816 shares of Eagle Point common stock.

   On June 18, 2001, 380 shares of Eagle Point common stock were issued out of the company's treasury stock to fulfill a stock option exercise by a former employee. On July 9, 2001, 13,272 shares of Eagle Point common stock were issued out of the company's treasury to fulfill Eagle Point's obligation under the Amended and Restated Eagle Point Software Corporation 1995 Employee Stock Purchase Plan. These shares were purchased on behalf of the employees participating in the plan at a price of $4.20 per share. Mr. Graham, an executive officer of Eagle Point, received 1,500 of these shares on July 9, 2001, through his participation in the plan.

   It is expected that, prior to the effective time of the merger, Mr. Blum will transfer no more than 10,000 shares of Eagle Point common stock currently held by him to a trust created by him.

   With the exception of these transactions, none of Eagle Point, JB Acquisitions, Talon, Digital Canal, any pension, profit sharing or similar plan of Eagle Point, JB Acquisitions, Talon, Digital Canal, any named person, or any associate or majority owned subsidiary of Eagle Point, JB Acquisitions, Talon or Digital Canal has engaged in any transaction involving shares of Eagle Point common stock during the past 60 days.

 Contracts, arrangements or understandings concerning Eagle Point's securities

   Except as generally described in this Proxy Statement, none of Eagle Point, JB Acquisitions, Talon, Digital Canal, or any of the persons named in the section of this Proxy Statement entitled "Controlling Persons, Directors and Executive Officers of Eagle Point, JB Acquisitions, Talon and Digital Canal-- Background of named persons" has any arrangement, contract, relationship or understanding with any person with respect to any security of Eagle Point, including any arrangement, contract, relationship or understanding concerning the transfer or voting of any security of Eagle Point, any joint venture, any loan or option arrangement, any put or call, any guarantee of a loan, any guarantee against loss, or any giving or withholding of any authorization, consent or proxy.

                            INDEPENDENT ACCOUNTANTS

   The firm of Deloitte & Touche LLP has served as Eagle Point's independent auditors since 1994. The consolidated financial statements of Eagle Point for the fiscal year ended June 30, 2001, incorporated by reference to Eagle Point's Annual Report on Form 10-K for the period ending June 30, 2001, as amended, have been audited by Deloitte & Touche, as stated in their report appearing in the Form 10-K. Eagle Point expects that representatives of Deloitte & Touche will be present at the special meeting and will both respond to appropriate questions from Eagle Point stockholders and make a statement, if they so desire.

                             STOCKHOLDER PROPOSALS

   If the merger is consummated, there will be no public stockholders of Eagle Point and no public participation in any future meetings of stockholders of Eagle Point. However, if the merger is not consummated, Eagle Point's public stockholders will continue to be entitled to attend and participate in Eagle Point's stockholders' meetings, and, in accordance with Rule 14a-8 under the Exchange Act, any stockholder may present proposals for consideration at the next annual meeting of the stockholders of Eagle Point.

   Pursuant to applicable rules under the Securities Exchange Act of 1934, stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders (which will occur only if the merger is not consummated) and to be included in Eagle Point's proxy statement and form of proxy for that meeting must have been received by Eagle Point at its principal executive offices prior to July 2, 2001. In addition, Eagle Point's by-laws contain requirements relating to the timing and content of the advance notice which stockholders must provide to the Secretary of Eagle Point for any matter or any director nomination to be properly presented at a stockholders meeting. To be timely, a notice from a stockholder for the 2001 Annual Meeting of Stockholders must have been received by the Secretary of Eagle Point no earlier than August 28, 2001, and no later than September 24, 2001. No such notices were received. A copy of Eagle Point's by-laws may be obtained upon written request to the Secretary of Eagle Point.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Securities and Exchange Commission allows Eagle Point to "incorporate by reference" information into this Proxy Statement, which means that it can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents are incorporated by reference in this Proxy Statement and are deemed to be a part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement:


   Eagle Point SEC Filings (File No. 0-26170)   Period
   ------------------------------------------   ------
   Annual Report on Form 10-K/A No. 2.........  Year ended June 30, 2001

   Quarterly Report on Form 10-Q..............  Quarter ended September 30, 2001

   Current Report on Form 8-K.................  Dated July 16, 2001


   Eagle Point has included with this Proxy Statement copies of its Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2001 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, in each case, without exhibits. Eagle Point undertakes to provide by first class mail, without charge and within one business day of receipt of any request, to any person to whom a copy of this Proxy Statement has been delivered, a copy of any or all documents referred to above which have been incorporated by reference in this Proxy Statement, other than exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents). Please direct requests for copies of documents to:


  Investor Relations
  Eagle Point Software Corporation
  4131 Westmark Drive
  Dubuque, Iowa 52002
  Tel: (563) 556-8392

   Eagle Point is currently subject to the information requirements of the Exchange Act and accordingly, Eagle Point files periodic reports, Proxy Statements and other information with the Securities and Exchange Commission relating to its business, financial and other matters. You may obtain copies of these documents, as well as the Schedule 13E-3 discussed below, at prescribed rates, at the public reference facilities maintained by the Securities and Exchange Commission at:

               Room 1024                       500 West Madison Street
         450 Fifth Street, NW                        Suite 1400
            Judiciary Plaza                    Chicago, Illinois 60661
        Washington, D.C. 20549

   For further information concerning the Security and Exchange Commission's public reference rooms, you may call the Security and Exchange Commission at 1-800-SEC-0330. You may also access some of this information on the World Wide Web through the Security and Exchange Commission's Internet address at "http://www.sec.gov."

   Because the merger is a "going private" transaction, Eagle Point, JB Acquisitions, Talon, Digital Canal and Messrs. Biver, Blum and Graham have filed a Schedule 13E-3 under the Exchange Act with respect to the merger. The
Schedule 13E-3 contains additional information about Eagle Point, JB Acquisitions, Talon, Digital Canal and Messrs. Biver, Blum and Graham. Copies of the written reports presented by Duff & Phelps to Eagle Point's special committee, including Duff & Phelps' opinion as to the fairness of the cash consideration to be paid in the merger, have been filed as exhibits to the
Schedule 13E-3. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive office of Eagle Point (the address and telephone number of which are listed below) during regular business hours by any interested stockholder of Eagle Point, or a representative who has been so designated in writing. You may also obtain the
Schedule 13E-3 by mail by submitting a request to:

     Eagle Point Software Corporation
     Investor Relations
     4131 Westmark Drive
     Dubuque, Iowa 52002
     Tel: (563) 556-8392

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Certain statements under sections of this Proxy Statement entitled "Summary" and "Special Factors--Opinion of Eagle Point's financial advisor" and elsewhere in this Proxy Statement as well as in certain of the documents incorporated herein by reference constitute forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance and achievements of Eagle Point, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following factors, as well as those factors discussed elsewhere in this Proxy Statement and in Eagle Point's filings with the Securities and Exchange Commission:

  . Competition in the markets in which Eagle Point competes has been intense and continues to increase;

  . Eagle Point has incurred operating losses in five of the last eight quarters. Though Eagle Point has been profitable in the past, there can be no assurances that it will be profitable in the future;

  . Eagle Point has experienced in the past, and may experience in the future, significant quarter-to-quarter fluctuations in its operating results;

  . Eagle Point has a substantial dependence on Autodesk, IntelliCAD and Bentley Systems;

  . The industry in which Eagle Point competes is characterized by rapid technological changes and advances which can result in relatively short lifecycles for the products Eagle Point sells;

  . Eagle Point's success is heavily dependent upon its proprietary technology. Eagle Point does not have any patents on its technology and relies upon copyright, trademark and trade secret laws, license and confidentiality agreements and software security measures to establish and protect its proprietary technology;

  . Substantially all of Eagle Point's activities are conducted from a single facility located in Dubuque, Iowa. A loss with respect to all or part of this facility or its systems would have a material adverse effect on Eagle Point's results of operations.

  . As disclosed in the section of this Proxy Statement entitled "Special
    Factors--Background of the merger," Eagle Point is without a President and Chief Executive Officer and is currently being run by an executive committee. Should the merger not be consummated, Eagle Point's future performance could be affected by it's continued search for a top executive officer and/or the integration of that officer into the company.

   So long as certain requirements are met, Section 21E of the Securities Exchange Act limits the liability of an issuer for forward-looking statements that it makes in many documents that are governed by the federal securities laws. Because of the nature of the transactions described in this Proxy Statement, those limits on liability are not applicable to the forward-looking statements described above.


                                OTHER BUSINESS

   Eagle Point's board of directors does not know of any other matters to be presented for action at the special meeting other than as set forth in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment unless they are directed by a proxy to do otherwise.

                                                                         Annex A


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                       EAGLE POINT SOFTWARE CORPORATION,

                              JB ACQUISITIONS LLC

                                      and

                            TALON ACQUISITION CORP.

                           Dated as of July 12, 2001

                          AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER, dated as of July 12, 2001 (this "Agreement"), is made and entered into by and among Eagle Point Software Corporation, a Delaware corporation (the "Company"), JB Acquisitions LLC, an Iowa limited liability company ("Parent"), and Talon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Merger Sub and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                  WITNESSETH:

   WHEREAS, John F. Biver ("Biver") desires to acquire the entire equity interest in the Company and has formed Parent and Merger Sub for the purpose of effecting such transaction; and

   WHEREAS, the respective Boards of Directors of the Company and Merger Sub have each approved, and deem advisable and in the best interests of their respective stockholders, and the Company, Parent and Merger Sub have approved, the merger of Merger Sub with and into the Company, with the Company being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (the "Delaware Act") and upon the terms and subject to the conditions set forth in this Agreement (such transaction is referred to as the "Merger"), as a result of which the Company will be the surviving corporation and will become a wholly owned subsidiary of Parent; and

   WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with, and establish various conditions precedent to, the Merger.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                   THE MERGER

   Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions of this Agreement and the Certificate of Merger (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

   Section 1.2. Effective Time. On the Closing Date (as defined in Section 3.1), a copy of the Certificate of Merger, attached hereto as Exhibit A (the "Certificate of Merger"), shall be executed and filed by the Company and Merger Sub with the Secretary of State of the State of Delaware. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is mutually agreed by the parties and specified in the Certificate of Merger (the "Effective Time").

   Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges and powers of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.4. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of, and assume the liabilities of, either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in, and the assumption of the liabilities of, the Surviving Corporation or otherwise to carry out this Agreement.

   Section 1.5. Certificate of Incorporation; By-Laws; Officers and Directors.

   (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be in the form attached hereto as Exhibit B until thereafter amended as provided by law and such Certificate of Incorporation.

   (b) Unless otherwise determined by Parent prior to the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

   (c) Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub in office at the Effective Time shall be and constitute the officers of the Surviving Corporation, each holding the same office in the Surviving Corporation as he or she held in Merger Sub for the terms elected or until their respective successors shall be elected or appointed and qualified.

   (d) Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub in office at the Effective Time shall be and constitute the directors of the Surviving Corporation, each holding the same directorship in the Surviving Corporation as he or she held in Merger Sub for the terms elected or until their respective successors shall be elected or appointed and qualified.

                                  ARTICLE II.

                              TREATMENT OF SHARES

   Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or the holder of any of the following securities:

     (a) Each share (collectively, the "Shares") of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (i) any Shares owned by Biver, Parent, Merger Sub or the Company or any direct or indirect subsidiary of Parent, Merger Sub or the Company, (ii) any Shares owned by Rodney L. Blum ("Blum") and Dennis J. George ("George") and (iii) any Dissenting Shares (as defined in Section 2.2(a)) shall be canceled and extinguished and be converted into the right to receive $6.40 (the "Per Share Amount"), in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section 2.3.

     (b) All Shares of Company Common Stock owned by Blum or his affiliates (including trusts created by him) immediately prior to the Effective Time, which number shall not exceed an aggregate of 953,704 Shares and of which at least 78,125 Shares will be owned personally by Blum, shall be canceled and extinguished and be converted into the right to receive, upon surrender of the certificate representing such Shares in accordance with Section 2.3,
  (i) the Per Share Amount in cash payable to the holders thereof, without interest, with respect to each Share owned by Blum or his affiliates in excess of 78,125 Shares and
  (ii) a seven-year subordinated note payable to Blum, in the form attached hereto as Exhibit C, in the principal amount of $500,000 with respect to 78,125 Shares held by Blum.

     (c) 381,480 Shares of Company Common Stock owned by George immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive, upon surrender of the certificate representing such Shares in accordance with Section 2.3, (i) an aggregate of $2,191,472 in cash payable to George, without interest, and (ii) a seven-year subordinated note payable to George, in the form attached hereto as Exhibit D, in the principal amount of $250,000.

     (d) Each Share held in the treasury of the Company and each Share owned by Biver, Parent, Merger Sub or any direct or indirect Subsidiary (as defined in Section 4.1) of Parent, Merger Sub or the Company immediately prior to the Effective Time shall be canceled and extinguished, and no payment or other consideration shall be made with respect thereto.

     (e) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

   Section 2.2. Dissenting Shares.

   (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Section 262 of the Delaware Act and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive cash pursuant to Section 2.1, but the holder thereof shall be entitled to only such rights in respect thereof as are granted by Section 262 of the Delaware Act.

   (b) Notwithstanding the provisions of subsection (a) of this Section 2.2, if any holder of Shares who demands appraisal of his Shares pursuant to Section 262 of the Delaware Act shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive cash as provided in Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares in accordance with
Section 2.3.

   (c) The Company shall give Parent (i) prompt notice of any written demands for fair value, withdrawals of such demands for fair value, and any other instruments served pursuant to Section 262 of the Delaware Act received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the Delaware Act. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value or offer to settle or settle any such demands.

   Section 2.3. Surrender of Shares; Stock Transfer Books.

   (a) Prior to the Effective Time, the Company and Parent jointly shall designate a bank or trust company to act as agent for the holders of Shares (the "Exchange Agent") to receive the funds necessary to make the payments contemplated by Section 2.1(a). At the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited (including from available cash balances at the Company), in trust with the Exchange Agent for the benefit of holders of Shares described in Section 2.1(a), the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a).

   (b) After the Effective Time, each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.1(a) may surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Time. Parent and Merger Sub agree that as promptly as practicable after the Effective Time the Surviving Corporation shall cause the distribution to holders of record of such Shares as of the Effective Time appropriate materials to facilitate such surrender. Upon the surrender of certificates representing such Shares, the Surviving Corporation shall cause the Exchange Agent to pay the holder thereof in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate consideration relating thereto as provided in Section 2.1(a).

   (c) From and after the Closing, each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.1(b) or
(c) may surrender such certificate or certificates to the Surviving Corporation and the Surviving Corporation shall immediately pay and deliver to the holder of such certificates in exchange therefor (i) cash, in same day funds, and the appropriate subordinated note as described in Section 2.1(b) and (c), as applicable and (ii) the duly executed personal guarantees of Biver and his spouse in the form attached hereto as Exhibit E. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate consideration relating thereto as provided in Section 2.1(b) or (c), as applicable.

   (d) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

   (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfer of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided in Sections 2.1(a), (b) and (c) and Sections 2.3(b) and (c). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares.

   (f) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash (including any interest received with respect thereto), certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares) shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) and only as general creditors thereof with respect to the aggregate consideration payable under Section 2.1 upon due surrender of their certificates, without any interest or dividends thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a certificate representing Shares for the consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (g) The consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.3(d), stock transfer taxes payable by such holder.

   Section 2.4. Company Stock Plans.

   (a) Prior to the Effective Time, the Board of Directors of the Company (or the committee of the Board of Directors administering the Company Stock Plans (as defined in Section 4.3)) shall adopt such resolutions, including a resolution interpreting the relevant provisions of the Company Stock Option Plans as providing that following the Effective Time no Company Option (as defined in Section 2.4(b)) shall be exercisable for shares of Company Common Stock, and shall take such other actions as are required to approve the transactions contemplated by this Section 2.4 and Section 6.1(c). The Company shall use reasonable efforts to obtain the consents of the holders of Company Options to the transactions contemplated by Section 2.4(b).

   (b) The Company shall use reasonable efforts to ensure that, immediately prior to the Effective Time, (x) each outstanding option to acquire shares of Company Common Stock (the "Company Options") granted under either of the Company Stock Option Plans (as defined in Section 4.3), whether or not then exercisable or vested, shall become fully exercisable and vested, (y) each Company Option which is then outstanding shall be canceled and (z) in consideration of such cancellation, and except to the extent that Parent and the holder of any such Company Option otherwise agree in writing, the Company (or, at Parent's option, Parent or the Surviving Corporation) shall pay in cash to such holders of Company Options an amount in respect thereof equal to (but not greater than) the product of (A) the excess, if any, for each Company Option, of the Per Share Amount over the per share exercise price thereof and
(B) the number of shares of Company Common Stock then subject thereto (such payment to be net of applicable withholding taxes).

   (c) Except as otherwise agreed to in writing by the parties to this Agreement, the Company shall use reasonable efforts to ensure that, after giving effect to the foregoing, following the Effective Time, (i) no Company Option shall be exercisable for shares of Company Common Stock and (ii) no holder of Company Options or any participant in the Company Stock Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities (or any interests therein) of the Company, the Surviving Corporation or any Subsidiary thereof.

                                  ARTICLE III.

                                  THE CLOSING

   Section 3.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Dorsey & Whitney LLP, 801 Grand, Suite 3900, Des Moines, IA 50309 at 10:00 A.M., Des Moines time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time, date and place as Parent and the Company shall mutually agree (the "Closing Date"), and will be effective as of the Effective Time. The parties shall deliver to each other the documents required to be delivered pursuant to Article VIII hereof at the Closing.

                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub on the date hereof (the "Company Disclosure Schedule") (which Company Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article IV under captions referencing the Sections to which such exceptions apply):

   Section 4.1. Organization and Qualification. The Company and each of the Company Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, financial condition, or the results of operations of the Company and the Company Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect, a "Company Material Adverse Effect"). The term "Subsidiary" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity, and the term "Company Subsidiary" shall mean a Subsidiary of the Company.

   Section 4.2. Subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth a list of all the Company Subsidiaries, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of the Company and the Company Subsidiaries therein. Except as set forth in Section 4.2 of the Company Disclosure Schedule, (i) all of the issued and outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned, directly or indirectly, by the Company, free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever, and (ii) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any Company Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock of any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment.

   Section 4.3. Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which preferred stock is outstanding. As of the date of this Agreement, (i) 4,632,329 shares of Company Common Stock are outstanding, (ii) 482,529 shares of Company Common Stock are issuable in the aggregate pursuant to presently outstanding options, awards or other obligations under the Eagle Point Software Corporation Stock Option Plan (the "Initial Stock Option Plan"), including any shares that will become exercisable or vest upon completion of the Merger or related transactions,
(iii) 247,903 shares of Company Common Stock are issuable in the aggregate pursuant to presently outstanding options, awards or other obligations under the Eagle Point Software Corporation 1999 Stock Option Plan (the "1999 Stock Option Plan" and together with the Initial Stock Option Plan, the "Company Stock Option Plans"), including any shares that will become exercisable or vest upon completion of the Merger or related transactions, (iv) no funds are being held pursuant to presently effective participation elections under the Amended and Restated Eagle Point Software Corporation 1995 Stock Purchase Plan (the "Company Stock Purchase Plan") to be applied to the purchase of Company Common Stock in accordance with the terms of thereof, (v) $1,246.39 is held that is required to be invested in shares of Company Common Stock under the Eagle Point Software Corporation 401(k) Plan and Trust (the "Company 401(k) Plan" and together with the Company Stock Option Plans and the Company Stock Purchase Plan, the "Company Stock Plans"), (vi) 309,401 shares of Company Common Stock are held by the Company in its treasury or by its wholly owned Subsidiaries, and (vii) except as set forth in Section 4.3 of the Company Disclosure Schedule, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") are issued or outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3 of the Company Disclosure Schedule or as may be provided by the Company Stock Plans, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

   Section 4.4. Authority; Non-Contravention; Statutory Approvals; Compliance.

   (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of the Company Stockholders' Approval (as defined in Section 4.11), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

   (b) Non-Contravention. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the agreements, properties or assets of the Company or any of the Company Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company, and such term when used in Article V shall have a correlative meaning with respect to Parent and Merger Sub) pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Company or any of the Company Subsidiaries, (ii) subject to the receipt of the Company Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the Company Disclosure Schedule (the "Company Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

   (c) Compliance. Except as set forth in Section 4.4(c) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect. Except as set forth in Section 4.4(c) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of the Company and the Company Subsidiaries. Except as set forth in Section 4.4(c) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) its certificate of incorporation, (ii) its by-laws or other organizational document or (iii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not affect the validity or enforceability of any material corporate action by the Company or any Company Subsidiary, and in the case of clause (iii) above, for violations, breaches or defaults which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect.

   Section 4.5. Reports and Financial Statements. Except as set forth in
Section 4.5 of the Company Disclosure Schedule, the filings required to be made by the Company and the Company Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been made with the Securities and Exchange Commission (the "SEC") and complied, as of their respective dates, in all material respects with the applicable requirements of such laws and the rules and regulations thereunder. Except as set forth in Section 4.5 of the Company Disclosure Schedule, the filings required to be made by applicable federal laws (other than the Securities Act and the Exchange Act) and applicable state, municipal, local and other laws, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder except (i) where the failure to make such a filing or to so comply would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and (ii) with respect to Taxes (as defined in Section 4.9) to the extent described in Section 4.9 of the Company Disclosure Schedule. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by the Company or any Company Subsidiary (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since May 5, 1995 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the certificate of incorporation and by-laws of the Company, as in effect on the date of this Agreement, are included (or incorporated by reference) in the Company SEC Reports.

   Section 4.6. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

   (a) Absence of Certain Changes or Events. Except as set forth in Section 4.6(a) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since June 30, 2000, the Company and each of the Company Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have, or would reasonably be expected to have, a Company Material Adverse Effect.

   (b) Absence of Undisclosed Liabilities. Neither the Company nor any Company Subsidiary, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of the Company and or reflected in the notes thereto for the year ended June 30, 2000, or which were incurred after June 30, 2000 in the ordinary course of business and would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

   Section 4.7. Litigation. Except as set forth in Section 4.7 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (a) as of the date of this Agreement, there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries, (b) there have not been any significant developments between June 30, 2000 and the date of this Agreement with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) as of the date of this Agreement, there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to the Company or any of the Company Subsidiaries.

   Section 4.8. Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement in definitive form ("Proxy Statement") relating to the Company Meeting (as defined in Section 7.4(a)) will, at the date mailed to stockholders of the Company or at the time of the Company meeting (giving effect to any documents incorporated by reference therein), include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier authorized communication with respect to the solicitation of proxies on behalf of the Company for the Company Meeting which has become false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to any information that has been supplied by Parent, Merger Sub or their affiliates (other than the Company and the Company Subsidiaries), accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Proxy Statement will comply as to form in all material respects with the provisions of applicable federal securities law.

   Section 4.9. Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Company Subsidiary.

   (a) Filing of Timely Tax Returns. Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries have filed (or there has been filed on their behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

   (b) Payment of Taxes. Except as set forth in Section 4.9(b) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in the Company Financial Statements.

   (c) Tax Reserves. The Company and the Company Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves which adequately reflect its estimate of the amounts required to pay all Taxes in accordance with GAAP.

   (d) Tax Liens. There are no Tax liens upon any material assets of the Company or any of the Company Subsidiaries except liens for Taxes not yet due.

   (e) Withholding Taxes. Except as set forth in Section 4.9(e) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

   (f) Extensions of Time For Filing Tax Returns. Except as set forth in
Section 4.9(f) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

   (g) Waivers of Statute of Limitations. Except as set forth in Section 4.9(g) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

   (h) Audit, Administrative and Court Proceedings. Except as disclosed in
Section 4.9(h) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or, to the knowledge of the Company, threatened, with regard to any Taxes or Tax Returns of the Company or any of the Company Subsidiaries.

   (i) Tax Rulings. Neither the Company nor any of the Company Subsidiaries has received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

   (j) Availability of Tax Returns. The Company has made available to Parent, where requested by Parent, complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by the Company or any of the Company Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by the Company or any of the Company Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to the Company or any of the Company Subsidiaries and Closing Agreements entered into by the Company or any of the Company Subsidiaries.

   (k) Tax Sharing Agreements. Except as disclosed in Section 4.9(k) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

   (l) Code Section 341(f). Neither the Company nor any of the Company Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code
Section 341(f)(4)), owned by the Company or any of the Company Subsidiaries.

   (m) Code Section 168. Except as set forth in Section 4.9(m) of the Company Disclosure Schedule, no property of the Company or any of the Company Subsidiaries is property that the Company or any Company Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

   (n) Code Section 481 Adjustments. Except as set forth in Section 4.9(n) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is required to include in income for any tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method.

   (o) Consolidated Tax Returns. Except as disclosed in Section 4.9(o) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated returns, other than the affiliated group of which the Company is the common parent.

   Section 4.10. Employee Matters; ERISA.

   (a) Benefit Plans. Section 4.10(a) of the Company Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "Company Benefit Plans"), together with, for any option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan and supplemental retirement plan, the amounts or benefits granted or payable under each, as of the date of this Agreement and as of the Effective Time (assuming no termination of employment as of such times), and exercise prices regarding Company Options or other securities which represent the right (contingent or other) to purchase or receive shares of Company Common Stock or, following the Merger, of Surviving Corporation Common Stock. For the purposes of this Section 4.10, the term "Company" shall be deemed to include predecessors thereof.

   (b) Contributions. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, all material contributions and other payments required to be made by the Company or any of the Company Subsidiaries to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Company Financial Statements. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, (i) the current value of all accrued benefits under any Company Benefit Plan which is a defined benefit plan did not, as of the date of the most recent actuarial valuation for such plan, exceed the then current value of the assets of such plan, based on the actuarial assumptions set forth in such valuation for calculating the minimum funding requirements of Code Section 412, which actuarial assumptions and calculations have been provided to Parent prior to the date of this Agreement, and (ii) neither the Company nor any Company Subsidiary contributes or has contributed, during the six-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

   (c) Qualification; Compliance. Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, the Company Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is a standardized prototype plan that has received an opinion letter from the IRS stating that the most recent amendment to the plan does not affect the plan's acceptability under Section 401(a) of the Code, and, to the knowledge of the Company, no circumstances exist that are reasonably expected by the Company to result in the revocation of such opinion. The Company and each of the Company Subsidiaries are in compliance in all material respects with, and each Company Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits is reasonably designed to comply with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

   (d) Liabilities. With respect to the Company Benefit Plans individually and in the aggregate, there are no actions, suits or claims pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to subject the Company or any of the Company Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which the Company or any of the Company Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

   (e) Welfare Plans. Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, none of the Company Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that could not reasonably be expected to give rise to a Company Material Adverse Effect.

   (f) Documents Made Available. The Company has made available to Parent a true and correct copy of, with respect to each Company Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent opinion of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

   (g) Payments Resulting from Merger and Other Severance Payments. Except as set forth in Section 4.10(g) of the Company Disclosure Schedule or as specifically provided for in this Agreement, the announcement or consummation of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, termination of employment) result, as of the date of this Agreement or as of the Effective Time, in any (A) payment (whether of severance pay or otherwise) becoming due from the Company or any of the Company Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (B) benefit being established or becoming accelerated, vested or payable under any Company Benefit Plan.

   (h) Labor Agreements. As of the date hereof, except as set forth in Section 4.10(h) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. Except as set forth in
Section 4.10(h) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date hereof, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against the Company or any of the Company Subsidiaries pending or, to the knowledge of the Company, threatened, which has or could reasonably be expected to have a Company Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of the Company Subsidiaries which has or could reasonably be expected to have, a Company Material Adverse Effect and
(iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company, threatened, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company pursuant to their respective certificate of incorporation or by-laws or as provided in the Indemnification Agreements listed in Section 4.10(h) of the Company Disclosure Schedule. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of the Company, asserted that the Company or any of the Company Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

   (i) Parachute Payments. Section 4.10(i) of the Company Disclosure Schedule sets forth the name of each officer of the Company who, in connection with the transactions contemplated with this Agreement, will receive, or will or may become entitled to receive in the future or upon termination of such person's employment, any payments (including without limitation accelerated vesting of Company Options or other equity-based awards) which could reasonably be expected to constitute "excess parachute payments" with respect to such person within the meaning of Section 280G of the Code ("Excess Parachute Payments").

   (j) Section 162(m). Except as set forth in Section 4.10(j) of the Company Disclosure Schedule, no payments to any executive officer of the Company or any Company Subsidiaries will fail to be deductible for Federal income tax purposes by reason of the deduction limit imposed under Section 162(m) of the Code.
Section 4.10(j) of the Company Disclosure Schedule sets forth the name of each executive officer who will receive compensation which may not be fully deductible by reason of the application of Section 162(m), and a reasonable estimate of the amount of such potentially nondeductible compensation.

   (k) Changes in Compensation, Benefits Since June 30, 2000. Except as specifically described in Section 4.10(k) of the Company Disclosure Schedule, since June 30, 2000, the Company has not, nor has any of the Company Subsidiaries, (i) entered into, adopted or amended or increased the amount or accelerated the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Company Disclosure Schedule, as in effect on June 30, 2000) or increased, or entered into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of the Company Subsidiaries, except (in all cases described in this clause (i)) pursuant to binding legal commitments existing on June 30, 2000 and specifically identified in Section 4.10(a) of the Company Disclosure Schedule and except (in all cases described in this clause (i)) for action taken in the ordinary course of business consistent with past practice that, in the aggregate, did not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) entered into or amended any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with (A) any director or officer or (B) any other employee other than in the ordinary course of business consistent with past practice; or (iii) deposited into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors other than transfers into trusts (other than a rabbi or other trust with respect to any non-qualified deferred compensation) in accordance with past practice or pursuant to binding legal agreements existing on June 30, 2000.

   (l) Employment Agreements. Section 4.10(l) of the Company Disclosure
Schedule is a true and correct list of each employment agreement to which the Company is currently a party.

   Section 4.11. Vote Required. The approval of the Merger by the affirmative vote of a majority of the votes entitled to be cast by holders of Company Common Stock (the "Company Stockholders' Approval") is the only vote of the holders of any class or series of the securities of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

   Section 4.12. Insurance. The Company maintains insurance coverage against all risks of a character and in such amounts as it believes are adequate for its business. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries. To the Company's knowledge, the insurance policies of the Company and each of the Company Subsidiaries are valid and enforceable policies in all material respects. Section 4.12 of the Company Disclosure Schedule lists all insurance coverage currently maintained by the Company and the insurers with which such coverage is maintained.

   Section 4.13. Title to Properties.

   (a) The real property (the "Real Property") owned by the Company and the Company Subsidiaries or demised by the leases (the "Leases") described in
Section 4.13(a) of the Company Disclosure Schedule constitutes all of the real property owned, used or occupied by the Company and any Company Subsidiary other than home offices maintained by those individuals listed on Section 4.13(a) of the Company Disclosure Schedule. The Real Property has access, sufficient for the conduct of the business of the Company and each of the Company Subsidiaries as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of the Company and each of the Company Subsidiaries at that location.

   (b) The Leases are in full force and effect, and the Company or a Company Subsidiary holds a valid and existing leasehold interest under each of the Leases for the term set forth under such caption in the Company Disclosure Schedule. The Company has made available to Parent and Merger Sub complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies made available to Parent and Merger Sub. Neither the Company nor any of the Company Subsidiaries is in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of the Company, is any other party to any of the Leases in default.

   (c) The Company and the Company Subsidiaries own good and marketable title to each parcel of Real Property identified in Section 4.13(a) of the Company Disclosure Schedule as being owned by the Company and to each of the tangible properties and tangible assets reflected in the consolidated financial statements of the Company for the year ended June 30, 2000 or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth in
Section 4.13(c) of the Company Disclosure Schedule, (iii) the properties subject to the Leases, (iv) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (v) liens in respect of pledges or deposits under workers' compensation laws, all of which liens, individually or in the aggregate, do not or will not, and are not and will not reasonably be expected to, give rise to a Company Material Adverse Effect.

   (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's and the Company's Subsidiaries business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, individually or in the aggregate, give rise, or would reasonably be expected to give rise, to a Company Material Adverse Effect. The Company and the Company Subsidiaries own, or lease under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

   (e) The Company and the Company Subsidiaries are not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company and the Company Subsidiaries have not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property, except with respect to violations the potential consequences of which, individually or in the aggregate, do not or will not, and are not and will not reasonably be expected to, give rise to a Company Material Adverse Effect.

   (f) Neither the Company nor any Company Subsidiary has any knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

   Section 4.14 Environmental Matters.

   (a) As used in this Section 4.14, the following terms shall have the following meanings:

     (i) "Hazardous Materials" means any pollutant, contaminant, waste, hazardous substance or toxic substance as defined in or governed by any Environmental Law.

     (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, permits and licenses relating to pollution, contamination or protection of the environment or human health or safety (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and all other applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, permits and licenses relating to Hazardous Materials).

     (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or threatened release, whether intentional or unintentional, of any Hazardous Material into the environment.

   (b) The Company and each of the Company Subsidiaries and the Real Property are in material compliance with all applicable Environmental Laws.

   (c) The Company and each of the Company Subsidiaries have obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct their businesses and own or operate the Real Property (collectively, the "Environmental Permits"). A true and correct copy of each such Environmental Permit has been made available by the Company to Parent and Merger Sub. The Company and each of the Company Subsidiaries have conducted their businesses in compliance with all terms and conditions of the Environmental Permits. The Company and each of the Company Subsidiaries have filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

   (d) Except as set forth in Section 4.14 of the Company Disclosure Schedule:
(i) no Hazardous Materials (other than those incidental or necessary to the conduct of its business, which Hazardous Materials are listed in Section 4.14(d) of the Company Disclosure Schedule) have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released by the Company or any Company Subsidiary on, under or about any part of the Real Property, (ii) the Company, the Company Subsidiaries and the Real Property and any improvements thereon, contain no asbestos, urea, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs), and (iii) no aboveground or underground storage tanks are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled.

   (e) Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries, have received notice alleging in any manner that the Company or any Company Subsidiary is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

   (f) No expenditure or expenditures of more than $50,000, individually or in the aggregate, will be required, or is reasonably expected to be required, in order for Parent, Merger Sub or the Surviving Corporation to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the businesses of the Company and any Company Subsidiary or the Real Property in a manner consistent with the current operation thereof by the Company.

   (g) To the Company's knowledge, the Company, the Company Subsidiaries and the Real Property are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

   (h) The Company does not have in its possession or control any written environmental reports or investigations which the Company has obtained or ordered with respect to the businesses of the Company, the Company Subsidiaries or the Real Property.

   (i) No lien has been attached or filed against the Company or any Company Subsidiary or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

   Section 4.15. Technology and Intellectual Property Rights.

   (a) As used in this Section 4.15, "Company Intellectual Property" consists of the following:

     (i) all inventions, patents, trademarks, trade names, service marks, domain names, original works of authorship, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (as applicable, in both source and object code form) owned in whole or in part by the Company or any Company Subsidiary;

     (ii) all goodwill associated with trademarks, trade names service marks and trade dress owned in whole or in part by the Company or any Company Subsidiary;

     (iii) all software, including without limitation source code, object code and system build software and instructions related to all software described herein owned in whole or in part by the Company or any Company Subsidiary;

     (iv) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned in whole or in part by the Company or any Company Subsidiary;

     (v) all other tangible or intangible proprietary information and materials owned in whole or in part by the Company or any Company Subsidiary; and

     (vi) all license and other rights held by the Company or any Company Subsidiary in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through
  (v) above;

that are being, and/or have been, used, or are currently under development for use, in the business of the Company or any Company Subsidiary as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. Company Intellectual Property described in clauses (i) to (v) above is referred to herein as "Company Owned Intellectual Property" and the Company Intellectual Property described in clause (vi) above is referred to herein as "Company Licensed Intellectual Property." Unless otherwise noted, all references to "Company Intellectual Property" shall refer to both Company Owned Intellectual Property and Company Licensed Intellectual Property.

   (b) Section 4.15 of the Company Disclosure Schedule lists: (i) all patents, registered copyrights, mask works, registered and material unregistered trademarks and service marks and any applications and registrations for any of the foregoing, that are included in the Company Owned Intellectual Property; (ii) all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which any other person is authorized to have access to or use the Company Owned Intellectual Property or exercise any other right with regard thereto (except standard form, unmodified end user license agreements in the forms that have existed from time to time and dealer/distributor agreements for the Company's and the Company Subsidiaries' commercially distributed products, entered into between the Company or any Company Subsidiary and the end users of the Company products in the ordinary course of business); (iii) all material Company Licensed Intellectual Property (other than license agreements for "shrink wrapped, off the shelf," commercially available, third party products used by the Company or any Company Subsidiary but including any software tools or "open source" licenses); and (iv) any obligations of exclusivity, noncompetition, nonsolicitation, right of first refusal or first negotiation to which the Company or any Company Subsidiary is subject.

   (c) The Company Intellectual Property consists solely of items and rights that are either: (i) owned by the Company or any Company Subsidiary, (ii) in the public domain, or (iii) rightfully used and authorized for use by the Company or any Company Subsidiary and their successors pursuant to a valid license or other agreement. The Company and each of the Company Subsidiaries have all rights in the Company Intellectual Property reasonably necessary to carry out the Company's and each Company Subsidiaries' current activities and has or had all rights in the Company Intellectual Property reasonably necessary to carry out the Company's and each Company Subsidiaries' former activities.

   (d) The Company and the Company Subsidiaries are not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company or any Company Subsidiary be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property to which the Company or any Company Subsidiary is a party or otherwise bound. Except pursuant to the terms of the agreements listed in the Company Disclosure Schedule, the Company and the Company Subsidiaries are not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration from the Company or any Company Subsidiary, with respect to any exercise of rights by the Company or any Company Subsidiary or their successors in the Company Intellectual Property.

   (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Owned Intellectual Property or any other authorized exercise of rights in or to the Company Owned Intellectual Property by the Company or any Company Subsidiary or their licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by the Company or any Company Subsidiary of any of the Company Owned Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Owned Intellectual Property by the Company or any Company Subsidiary or their licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company, are threatened by any person nor, to the knowledge of Company, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and all registered trademarks listed on the Company Disclosure Schedule and all copyright registrations held by the Company or any Company Subsidiary are valid, enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Owned Intellectual Property by any third party, employee or former employee.

   (f) Except as set forth in Section 4.15(f) of the Company Disclosure Schedule, no parties other than the Company or any Company Subsidiary possess any current or contingent rights to any source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

   (g) Section 4.15(g) of the Company Disclosure Schedule lists all parties who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property other than employees of the Company and any Company Subsidiary whose work product was created by them entirely within the scope of their employment by the Company or any Company Subsidiary. The Company and the Company Subsidiaries have secured from all parties who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to the Company and the Company Subsidiaries and have provided Parent access to true and complete copies of such assignments or licenses.

   (h) Section 4.15(h) of the Company Disclosure Schedule includes a true and complete list of all support or maintenance agreements relating to Company Owned Intellectual Property or to which the Company or any Company Subsidiary is a party as to Company Licensed Intellectual Property, as of the date set forth on such schedule (which shall not be more than five business days prior to the date of this Agreement).

   (i) Except as set forth in Section 4.15(i) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have entered into written agreements with employees and third parties with whom the Company or any Company Subsidiary has (i) shared material confidential or proprietary information of the Company or any Company Subsidiary, or (ii) received from others confidential or proprietary information which the Company or any Company Subsidiary is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential in accordance with their terms. The Company has provided Parent with access to true and correct copies of all such written agreements.

   Section 4.16. Warranties. Except as disclosed in Section 4.16 of the Company Disclosure Schedule there are no claims outstanding, pending or, to the best knowledge of the Company, threatened for breach of any warranty relating to any products sold by the Company or any Company Subsidiary prior to the date hereof that could reasonably be expected to give rise to a Company Material Adverse Effect.

   Section 4.17. Opinion of Financial Adviser. A Special Committee of the Board of Directors of the Company formed to, among other things, evaluate the Merger (the "Special Committee"), has obtained the opinion of Duff & Phelps, LLC, to the effect that, as of the date hereof, the Per Share Amount to be paid to holders of Company Common Stock (other than Biver, Parent and its subsidiaries, Blum and George) pursuant to this Agreement is fair from a financial point of view to such holders. A true and correct copy of such opinion has been provided by the Company to Parent.

   Section 4.19. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

   Section 4.20. Non-Applicability of Certain Provisions of the Delaware
Act. None of the business combination provisions of Section 203 of the Delaware Act or any similar provisions of the Delaware Act, the certificate of incorporation or by-laws of the Company are applicable to the transactions contemplated by this Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of the Company have been obtained.

   Section 4.21. Board Recommendation. The Company's Board of Directors, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office other than John F. Biver and Rodney L. Blum, who did not participate in such deliberations or vote)
(i) approved this Agreement and determined that it is advisable and fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of Company Common Stock approve this Agreement and the Merger.

   Section 4.22. Sale Agreement Representations and Warranties. The Company has reviewed that certain Asset Purchase Agreement, dated as of the date hereof, by and among Parent, Merger Sub and Digital Canal Corporation, an Iowa corporation ("Digital Canal"), a copy of which is attached hereto as Exhibit F (the "Sale Agreement"), pursuant to which Parent and Merger Sub have agreed, immediately following the Effective Time, to cause the Company to sell to Digital Canal the assets (the "Transferred Assets") that relate to the Company's (i) Building Design and Construction division and product line and (ii) Structural Engineering division and product line (collectively, the "Transferred Divisions"). The transactions contemplated by the Sale Agreement shall hereinafter be referred to as the "Asset Sale." The representations and warranties contained in Section 4 of the Sale Agreement are true and accurate in all material respects, except as set forth in the Transferred Divisions Disclosure Schedule delivered by the Company to Parent and Merger Sub on the date hereof (which such Transferred Divisions Disclosure Schedule the Company hereby consents to Parent delivering to Digital Canal on the date hereof and sets forth the exceptions to the representations and warranties contained in
Section 4 of the Sale Agreement under captions referencing the sections to which such exceptions apply).

                                   ARTICLE V.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub hereby represent and warrant to the Company that, except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company on the date hereof (the "Parent Disclosure Schedule") (which Parent Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article V under captions referencing the Sections to which such exceptions apply):

   Section 5.1. Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent and Merger Sub were organized solely for the purposes of consummating the Merger and the other transactions contemplated by this Agreement and taking action with respect thereto. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement or in connection with their organization, at the Effective Time neither Parent nor Merger Sub will have incurred any obligations or liabilities or engaged in any business activities of any kind.

   Section 5.2. Authority; Non-Contravention; Statutory Approvals.

   (a) Authority. Parent and Merger Sub have all requisite power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Parent and all necessary corporate action on the part of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes the valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

   (b) Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of organization or operating agreement of Parent or the certificate of incorporation or by-laws of Merger Sub, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or Merger Sub or any of their properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (any such material adverse effect, a "Parent Material Adverse Effect").

   Section 5.3. Proxy Statement. None of the information supplied by Parent or Merger Sub, or their officers, directors, managers, representatives, agents or employees, for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to stockholders or at the time of the Company Meeting (giving effect to any documents incorporated by reference therein), contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading.

   Section 5.4. Brokers. No broker, finder or investment banker (other than Strategic Capital Partners, LLC ("SCP")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between Parent or Merger Sub and SCP, pursuant to which such firm would be entitled to any payment relating to the Merger.

   Section 5.5. Financing. Parent has (i) entered into a commitment letter (the "Commitment Letter") with a reliable financing source contemplating senior debt financing in the amount of $6,300,000 for the Merger and a revolving credit facility of $1,500,000 and (ii) made arrangements with other reliable financing sources for subordinated debt financing in an amount of $2,000,000 for the Merger. The financings contemplated by the Commitment Letter and such other financing arrangements, respectively, are, together with the Company's cash balances described in Section 8.3(h), adequate to consummate the transactions contemplated hereby in accordance with the terms hereof. Parent has delivered to the Company a true, correct and complete copy of the Commitment Letter. The Commitment Letter is in full force and effect and has not been amended or terminated in any manner adverse to Parent or Company. The financings contemplated by the Commitment Letter and such other financing arrangements, respectively, are subject to, among other things, the accuracy of the Company's representations and warranties in this Agreement, the performance of the covenants set forth in Articles VI and VII of this Agreement and the satisfaction of the conditions set forth in Article VIII of this Agreement.

                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

   Section 6.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees, as to itself and each of the Company Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent Parent and Digital Canal, but Digital Canal only with respect to Sections 6.1(a), (d) and (e) and then only to the extent related to the Transferred Assets or the Transferred Divisions, shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by Parent under any one of the Section
6.1 subsections of the Company Disclosure Schedule and by Digital Canal, but Digital Canal only with respect to Sections 6.1(a), (d) and (e) and then only to the extent related to the Transferred Assets or the Transferred Divisions, that activity will not be prohibited under any of the subsections of Section 6.1):

   (a) Ordinary Course of Business. The Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use their commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them (including without limitation making payments to its vendors and suppliers in the ordinary course of business consistent with the Company's existing practices) and, subject to prudent management of workforce needs, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Except as described in Section 7.10 or as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to the Company and the Company Subsidiaries taken as a whole, (ii) acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than equipment, supplies and similar items or for capital expenditures, in each case, in the ordinary course of business consistent with past practice), (iii) sell, pledge, dispose or encumber any of its assets, except in the ordinary course of business, (iv) amend or propose to amend its certificate of incorporation or bylaws or equivalent organizational documents, (v) hire or terminate the employment of any person except that nothing contained herein shall prohibit the Company from (a) terminating the employment of any employee for cause or (b) suspending the employment of any employee or (vi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 6.1(a).

   (b) Dividends. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to the Company or its wholly owned Subsidiaries and; or (ii) split, combine, reclassify, redeem or repurchase any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock.

   (c) Issuance or Repurchase of Securities. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, grant of a security interest, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) issuances by a wholly owned Subsidiary of its capital stock to its direct or indirect parent; (ii) issuances of shares of Company Common Stock after the date of this Agreement pursuant to the Company Stock Option Plans, in each case pursuant to awards or grants existing as of the date hereof and identified in Section 4.10(a) of the Company Disclosure Schedule and (iii) issuances of shares of Company Common Stock after the date of this Agreement pursuant to the Company Stock Purchase Plan but only with respect to employee contributions to the plan made on or before June 30, 2001 under employee elections made prior to the date of this Agreement as described in Section 4.3(iv). While this Agreement is in effect, the Company shall not issue (including the sale of any treasury shares) any shares of Company Common Stock to the Company 401(k) Plan, it being understood that nothing in this Agreement shall prohibit the acquisition by the Company 401(k) Plan of shares of Company Common Stock from a source other than the Company. Effective July 1, 2001, the Company will not allow employee contributions under the Company Stock Purchase Plan. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to, repurchase, redeem or otherwise acquire any Company Common Stock, any security convertible into or exchangeable for Company Common Stock, or any Voting Debt.

   (d) Indebtedness. Except as set forth in Section 6.1(d) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or indemnity or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) indebtedness or guarantees or "keep well" or other agreements incurred in the ordinary course of business consistent with past practice, (ii) arrangements between the Company and wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (iii) in connection with the refunding or defeasance of existing indebtedness that becomes due in accordance with its terms before the Effective Time, or (iv) as may be necessary in connection with investments permitted by
Section 6.1(a).

   (e) Compensation, Benefits. Except as may be required by applicable law or by Section 6.4, as specifically set forth in Section 6.1(e) of the Company Disclosure Schedule or as contemplated by this Agreement, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Company Disclosure Schedule, as in effect on the date of this Agreement) or increase or amend, or enter into any contract, agreement, commitment or arrangement to increase or amend in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of the Company Subsidiaries, except pursuant to binding legal commitments existing on the date of this Agreement and specifically identified in Section 4.10(a) of the Company Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) enter into or amend any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with (A) any director or officer or (B) other employee other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice or pursuant to legally binding agreements in effect on the date of this Agreement.

   Section 6.2. Conduct of Business by Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub covenant and agree that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the Company shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by the Company under any one of the Section 6.2 subsections of the Parent Disclosure Schedule, that activity will not be prohibited under any of the subsections of Section 6.2):

     (a) Limited Business Activities. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement or in connection with their organization, neither Parent nor Merger Sub shall incur any obligations or liabilities or engage in any business activities of any kind.

     (b) Financing Arrangements. Parent and Merger Sub shall use commercially reasonable efforts to consummate the financings contemplated by Section 5.5 on the terms set forth in the Commitment Letter (with such modifications as Parent and the senior lender may agree) and on such terms and conditions acceptable to Parent with respect such other financing arrangements, respectively.

   Section 6.3. Additional Covenants by the Company and Parent Pending the Merger. Each of Parent and the Company covenants and agrees, each as to itself and each of its Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practicable:

     (a) Cooperation, Notification. Each party shall (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of the Company's ongoing operations, (ii) use all reasonable efforts to cooperate in all respects with Merger Sub and the parties providing debt financing for the Merger (the "Lenders") in order for Merger Sub to establish and obtain its contemplated debt financing arrangements,
  (iii) promptly advise the other party of any change or event which has had, or would reasonably be expected to result in, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (iv) pursuant to
  Section 7.3, promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority. In addition, the Company shall promptly notify Parent of any significant changes in the Company's business, properties, assets, financial condition or results of operations.

     (b) No Breach, Etc. Each of the parties shall not, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

   Section 6.4. Compensation of Regional Representatives. Effective upon execution of this Agreement, without the consent of Parent the Company will not, nor will the Company permit any of the Company Subsidiaries, to amend or propose to amend, change, or terminate the structure of the compensation system for regional sales representatives in effect on the date hereof.

                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

   Section 7.1. Access to Information. Upon reasonable notice, the Company shall, and shall cause the Company Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") of Parent, the Lenders and, if requested by Parent, Digital Canal, so long as Digital Canal agrees to be bound by the terms and conditions of the Blum Confidentiality Agreement (as defined below) as if it were a party thereto, reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments, records and other information (including, but not limited to, Tax Returns) and, during such period, each of the parties hereto shall, and shall cause its Subsidiaries to, furnish promptly to the other party access to each significant report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commission, or any other federal, state or foreign regulatory agency or commission or other Governmental Authority. In addition, during such period, the Company shall, and shall cause the Company Subsidiaries to, furnish promptly to Parent, Merger Sub and, if requested by Parent, Digital Canal, but to Digital Canal only the extent related to the Transferred Assets or the Transferred Divisions, access to all information concerning the Company, the Company Subsidiaries, directors, officers and stockholders, properties, facilities or operations owned, operated or otherwise controlled by the Company, or if not so owned, operated or controlled, which properties, facilities or operations that the Company may nonetheless obtain access to through the exercise of reasonable diligence, and such other matters as may be reasonably requested by Parent in connection with any filings, applications or approvals required or contemplated by this Agreement, the Sale Agreement or for any other reason related to the transactions contemplated by this Agreement or the Sale Agreement. No later than seven days prior to the Closing Date, the Company shall furnish to Parent and Digital Canal the lists and reports provided for in Section 6.7 of the Sale Agreement. Parent shall, and shall cause its Subsidiaries, Representatives (other than Blum and Digital Canal) and the Lenders to, hold in confidence all documents and information concerning the Company furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of March 19, 2001, between Parent and the Company (the "Confidentiality Agreement"). The Company shall not, without prior consent of Parent, terminate or otherwise amend or waive any obligations of Blum or Digital Canal under that certain Confidentiality Agreement, dated March 7, 2001, between Blum and the Company (the "Blum Confidentiality Agreement"). Notwithstanding anything else contained herein, Parent and Merger Sub shall be permitted to satisfy their respective obligations to Digital Canal under Sections 6.1, 6.2, 6.3, 6.6, 6.7, 6.8 and 6.9 of the Sale Agreement without breaching this Agreement.

   Section 7.2. Proxy Statement and Schedule 13E-3.

   (a) The Company shall prepare, in consultation with Parent, the Proxy Statement and shall file the Proxy Statement with the SEC as soon as is reasonably practicable after the date of this Agreement and shall use all reasonable efforts to respond to comments from the SEC and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. The Company will not amend or supplement the Proxy Statement unless (i) the Proxy Statement or any amendment or supplement thereof is satisfactory in content to Parent in its reasonable judgment or (ii) required by applicable securities laws. Parent will not unreasonably withhold or delay its consent under clause (i) of this subsection.

   (b) As soon as practicable after the date of this Agreement, Parent and the Company shall file with the SEC, and shall use all reasonable efforts to cause any of their respective affiliates engaging in this transaction to file with the SEC, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3 Transaction Statement") with respect to the Merger. Each of the parties hereto agrees to use all reasonable efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Proxy Statement and the Schedule 13E-3 Transaction Statement.

   (c) Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement and the Schedule 13E-3 Transaction Statement if and to the extent that such information is or shall have become incomplete, false or misleading.

   Section 7.3. Regulatory Approvals and Other Matters.

   (a) HSR Filings. The parties agree that the Merger and transactions contemplated by this Agreement are exempt from the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder. However, if the parties determine that some notification is required by the HSR Act, each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any such notification. Such parties will use all reasonable efforts to coordinate such filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

   (b) Other Approvals. Each party hereto shall cooperate and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated hereby, including, without limitation, the Company Required Consents. The Company agrees it will use commercially reasonable efforts to obtain all consents and lien releases required under Section 6.6 of the Sale Agreement. Parent and the Company agree that they will consult with each other and Digital Canal, but Digital Canal only to the extent related to the Transferred Assets or the Transferred Divisions, with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities. The Company shall promptly notify Parent and Digital Canal, but Digital Canal only to the extent related to the Transferred Assets or the Transferred Divisions, of any failure or prospective failure to obtain any such consents and lien releases and shall provide copies of all (i) Company Required Consents obtained by the Company to Parent; and
(ii) all consents and lien releases required pursuant to Section 6.6 of the Sale Agreement to Parent and Digital Canal.

   Section 7.4. Stockholder Approval.

   (a) Approval of Company Stockholders. The Company shall, as soon as reasonably practicable after the date of this Agreement, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Meeting"), as promptly as practicable after the date of this Agreement, for the purpose of securing the Company Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to Section 7.7, recommend to its stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

   (b) Meeting Date. The Company shall duly call and give notice of the Company Meeting, and shall commence distribution of the Proxy Statement to its stockholders, as soon as reasonably practicable after the clearance of the Proxy Statement by the staff of the SEC (or after the expiration of the ten calendar day period after filing the preliminary proxy statement with the SEC if the staff of the SEC has not commented on or otherwise notified the Company within such ten day period of the staff's intent to review and comment on the preliminary proxy statement).

   Section 7.5. Disclosure Schedules. On or before the date hereof, (i) Parent has delivered to the Company the Parent Disclosure Schedule, accompanied by a certificate signed by an officer of Parent stating the Parent Disclosure Schedule has been delivered pursuant to this Section 7.5, (ii) the Company has delivered to Parent the Company Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of the Company stating the Company Disclosure Schedule has been delivered pursuant to this Section 7.5, and (iii) the Company has delivered to Parent and Digital Canal the Transferred Divisions Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of the Company stating the Transferred Divisions Disclosure Schedule has been delivered pursuant to this Section 7.5. The Parent Disclosure Schedule, the Company Disclosure Schedule and the Transferred Divisions Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein and the Sale Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising affecting the representations and warranties contained herein and in the Sale Agreement, respectively, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules pertaining to the parties' representations and warranties contained herein and the Sale Agreement. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement and in the Sale Agreement, respectively, or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2(b) or 8.3(b).

   Section 7.6. Public Announcements. Subject to each party's disclosure obligations imposed by law or regulation, Parent and the Company will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Sale Agreement or any of the transactions contemplated hereby and thereby, respectively, and shall not issue any public announcement or statement with respect hereto or thereto without consulting with the other party.

   Section 7.7. No Solicitations. The Company shall, and shall direct and cause its executive officers, directors and authorized Representatives to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as defined below). From and after the date hereof, the Company will not, and will not authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if, at any time prior to the Effective Time the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it would be consistent with its fiduciary responsibilities to the Company's stockholders under applicable law, the Company may, in response to an Acquisition Proposal, which was not solicited subsequent to the date hereof,
(x) furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the

Company) (y) participate in discussions or negotiations regarding such Acquisition Proposal and (z) withdraw or modify its approval or recommendation of the Merger, this Agreement and the transactions contemplated hereby. The Company shall notify Parent orally and in writing of any such Acquisition Proposal (including, without limitation, the material terms and conditions of any such Acquisition Proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall apprise Parent of any change in the material terms and conditions of any such Acquisition Proposal, and shall give Parent three business days' advance notice of any agreement (specifying the material terms and conditions thereof) to be entered into with or any information to be supplied to any person making such Acquisition Proposal.

   Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a director or executive officer of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this
Section 7.7 by the Company. Nothing contained in this Section 7.7 or any other provision hereof shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position with respect to a tender or an exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to its stockholders (including withdrawing or modifying its approval or recommendation of the Merger, this Agreement and the transactions contemplated hereby) as, in good faith judgment of its Board of Directors, after consultation with outside counsel, is consistent with its fiduciary responsibilities to the Company's stockholders under applicable law.

   The term "Acquisition Proposal" shall mean a written proposal or offer (other than by Parent or Merger Sub) for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any material Company Subsidiary or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the Company or any material Company Subsidiary, other than the transactions contemplated by this Agreement. As used in this Section, "Board of Directors" includes any committee thereof.

   Section 7.8. Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

   Section 7.9. Takeover Statutes. If any "business combination," "fair price," "moratorium," "control stock acquisition" or other form of antitakeover statute or regulation shall become applicable to the Merger or the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the Merger or the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger or the transactions contemplated hereby.

   Section 7.10. Sale of Building Design and Construction and Structural Engineering Divisions. The Company shall, immediately following the Effective Time, sell to Digital Canal the Transferred Assets, pursuant to the terms and conditions of the Sale Agreement. The Company shall allow Parent the opportunity to direct all negotiations and proceedings with respect to the Company's sale of such Transferred Assets to Digital Canal.

   Section 7.11. Indemnification; Directors and Officers Insurance.

   (a) All rights to indemnification or exculpation, existing in favor of a director, officer, employee or agent (an "Indemnified Person") of the Company or any of its Subsidiaries (including, without limitation, rights relating to advancement of expenses and indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), as provided in the certificate of incorporation or by-laws of the Company or any Company Subsidiary or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Effective Time, shall survive the Merger and shall continue in full force and effect, without any amendment thereto; provided, however, that the Surviving Corporation shall not be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) to the extent involving any claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 7.11; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the applicable law or the certificate of incorporation or by-laws of the Company or any Company Subsidiary or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Parent; and provided further that nothing in this Section 7.11 shall impair any rights of any Indemnified Person. Without limiting the generality of the preceding sentence, in the event that any Indemnified Person becomes involved in any actual or threatened action, suit, claim, proceeding or investigation after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, promptly advance to such Indemnified Person his or her legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

   (b) Parent shall cause the Surviving Corporation to maintain the Company's directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is canceled during such period, Parent or the Surviving Corporation shall use its best efforts to obtain substantially similar D&O Insurance; and provided further that neither Parent nor the Surviving Corporation shall be required to expend, in order to maintain or procure an annual D&O Insurance policy an amount, with respect to any single year of coverage, in excess of 125% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage with respect to that year as possible for such amount. In lieu of the D&O Insurance required by the preceding sentence, the Company may, at its option, purchase on or prior to the Effective Time, "tail" coverage D&O Insurance for the six-year period described in the preceding sentence, which "tail" coverage shall provide coverage in amounts and on terms consistent with the D&O Insurance coverage immediately prior to the purchase of such "tail" coverage.

   (c) The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation.

   Section 7.12. ECOM Associates, Inc. Prior to Closing, the Company shall cause ECOM Associates, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("ECOM"), to do any of the following (i) transfer, assign and convey all of its assets, including the Transferred Assets, to the Company, (ii) be merged into the Company or (iii) be dissolved.

                                 ARTICLE VIII.

                                   CONDITIONS

   Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

     (a) Stockholder Approval. The Company Stockholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger, the Asset Sale or the other transactions contemplated hereby shall have been issued and be continuing in effect, and the Merger, the Asset Sale and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation; provided, however, that the parties hereto shall use all reasonable efforts to have any such order, injunction, or prohibition vacated.

     (c) Governmental Approvals. All approvals of Governmental Authorities specified in Section 7.3 shall have been obtained.

   Section 8.2. Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5:

     (a) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement, which are required to be performed by them at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (ignoring, for purposes of this Section 8.2(b) any materiality standard expressly included in such representations or warranties) as of the date hereof (or, to the extent such representations and warranties speak as of an earlier or later date, as of such earlier or later date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier or later date) as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) Closing Certificates. The Company shall have received a certificate of Parent signed by the managing member of Parent, dated the Closing Date, to the effect that, to the best of such person's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

   Section 8.3. Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to
Section 9.5:

     (a) Performance of Obligations of the Company. The Company (and/or appropriate Company Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 8.3(b), any materiality standard expressly included in such representations or warranties) as of the date hereof (or, to the extent such representations and warranties speak as of an earlier or later date, as of such earlier or later date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier or later date) as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a Company Material Adverse Effect.

     (d) Company Required Consents. The Company Required Consents shall have been obtained.

     (e) Sale of Divisions. The Sale Agreement shall have been entered into and shall either have been consummated in accordance with its terms or shall then remain in full force and effect, it being understood that this condition shall not apply if such agreement shall have been entered into and subsequently terminated by reason of a breach by Biver, Parent or Merger Sub or any of their respective affiliates of any obligations that any of them may have had thereunder.

     (f) Closing Certificates. The Company shall have delivered (i) to Parent a certificate of the Company signed by the chief financial officer and another vice president of the Company, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Sections 8.3(a), (b), (c), (d), (h) and (j) hereunder have been satisfied, (ii) to Digital Canal the certificate of the Company provided for by Section 7.1(g)(i) of the Sale Agreement.

     (g) Dissenting Shares. Holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have perfected such holder's right to dissent in accordance with the applicable provisions of the DGCL and shall not have withdrawn or lost such rights.

     (h) Cash Balances; Merger Expenses. The Company shall have aggregate cash, cash equivalents, investments, including accrued interest, gains or losses thereon (calculated according to GAAP), of at least $12,800,000, after payment by the Company of all of the Company's expenses (not including any expenses incurred by Parent or Merger Sub) incurred in connection with this Agreement, the Merger and the transactions contemplated hereby (including the Sale Agreement), including without limitation, any insurance (including without limitation insurance purchased by the Company pursuant to Section 7.11(b)), legal, accounting, printing, mailing, proxy solicitation, investment banking or financial advisory services.

     (i) Financing. The debt financings contemplated by Section 5.5 shall have closed (x) substantially on the terms set forth in the Commitment Letter (as modified by agreement of Parent and the senior lender) and (y) on such terms and conditions acceptable to Parent with respect to the other financing arrangements contemplated thereby.

     (j) ECOM. The Company shall have caused ECOM to do one of the following
  (i) transfer, assign and convey all of its assets, including the Transferred Assets, to the Company, (ii) be merged into the Company or
  (iii) be dissolved.

                                  ARTICLE IX.

                       TERMINATION, AMENDMENT AND WAIVER

   Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the Company Stockholders' Approval has been obtained:

     (a) by mutual written consent of Parent and the Board of Directors of the Company;

     (b) by any party hereto, by written notice to the others, if the Effective Time shall not have occurred on or before that date which is six months after the date hereof; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by any party hereto, by written notice to the other party, if the Company Stockholders' Approval shall not have been obtained at a duly held Company Meeting, including any adjournments thereof;

     (d) by any party hereto, after consultation with outside counsel, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect of prohibiting the Merger, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; provided, that such terminating party shall have complied with its obligations pursuant to Section 10.8;

     (e) by the Company, upon three business days' prior notice to Parent if, as a result of an Acquisition Proposal, (i) the Board of Directors of the Company shall have concluded in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that their fiduciary duties reasonably require that such Acquisition Proposal be accepted; and (ii) the Company shall have complied with all its obligations under Sections 7.4, 7.7 and 9.3;

     (f) by Parent, by written notice to the Company, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement, of the Company hereunder, other than such breaches, which, together with any other such breaches, has not had and would not reasonably be expected to have a Company Material Adverse Effect, and such breach shall not have been remedied within twenty days after receipt by the Company of notice in writing from Parent, specifying the nature of such breach and requesting that it be remedied, and provided, that, any materiality standard expressly included in such representations, warranties, covenants or agreements shall be ignored for purposes of this
  Section 9.1(f)(i); or (ii) the Special Committee or Board of Directors of the Company (whether or not acting through the Special Committee) (A) shall withdraw or modify in any manner adverse to Parent its approval of this Agreement and the transactions contemplated hereby or its recommendation to its stockholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation within three business days after a written request therefor of Parent (unless such request is made during the last seven business days immediately prior to the Company Meeting, in which case, such reaffirmation shall fail to be made within two business days after the request), (C) shall approve or recommend any Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); or

     (g) by the Company, by written notice to Parent, if there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement, of Parent or Merger Sub hereunder, (including without limitation, the failure of Parent and Merger Sub to (i) deposit, or cause to be deposited (including from available cash balances at the Company), the cash to the Exchange Agent required pursuant to Section 2.3(a) or (ii) make available at the Closing the consideration required to be paid pursuant to Section 2.1(b) or 2.1(c), in each case, assuming all other conditions to Closing have been satisfied or otherwise waived in writing by Parent), other than such breaches, which, together with any other such breaches, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and such breach shall not have been remedied within twenty days after receipt by Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied and provided, that, any materiality standard expressly included in such representations, warranties, covenants or agreements shall be ignored for purposes of this Section 9.1(g).

   Section 9.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either Parent or the Company or their respective officers, members or directors hereunder, except as provided in Section 7.8 and
9.3 provided, however, that nothing herein shall relieve any party for liability for any breach hereof except that as contemplated by Section 9.3, payment of the Expense Amount (as defined in Section 9.3) shall constitute the sole remedy for any breach that gives rise to the payment of such Expense Amount.

   Section 9.3. Termination Fee; Expenses.

   (a) Termination and Expense Fees. In this Agreement (i) is terminated by Parent pursuant to Section 9.1(f), or (ii) is terminated by the Company pursuant to Section 9.1(e), then the Company shall pay to Parent promptly (but not later than five business days after such notice is given or received by the Company pursuant to Section 9.1(f) or 9.1(e)) a non-accountable expense reimbursement equal to $600,000 in cash (the "Expense Amount") constituting reimbursement of expenses and fees incurred or to be incurred by Parent or Merger Sub in connection with or related to the Merger and the transactions contemplated by this Agreement, without any requirement that Parent or Merger Sub account for actual expenses. If (i) this Agreement is terminated pursuant to Section 9.1(c) and (ii) at the time of such termination, there shall have been an Acquisition Proposal made by a third party which, at the time of such termination, shall not have been (x) rejected by the Company and its Board of Directors and (y) withdrawn by the third party and (iii) within twelve months of any such termination, the Company becomes a subsidiary or part of such third party or a subsidiary or part of an affiliate of such third party, or merges with or into the third party or a subsidiary or affiliate of the third party or enters into a definitive agreement to consummate an Acquisition Proposal with such third party or affiliate thereof, then the Company shall pay to Parent in cash, at the consummation of the transactions contemplated by such agreement (and as a condition to the closing), a fee equal to the Expense Amount.

   (b) Expenses. The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages (and not a penalty) for any breach by the Company of its obligations hereunder that gives rise to the right of Parent to receive such payments. Notwithstanding anything to the contrary contained in this Section 9.3, if the Company fails to promptly pay to Parent any fee or expense due under this Section 9.3, in addition to any amounts paid or payable pursuant to such Section, the Company shall pay Parent's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

   Section 9.4. Amendment. This Agreement may be amended by Parent and the Boards of Directors of the Company and Merger Sub, at any time before or after the Company Stockholders' Approval has been obtained and prior to the Effective Time, but after such Approval has been obtained, no such amendment shall (a) alter or change the Per Share Amount or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 9.5. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X.

                               GENERAL PROVISIONS

   Section 10.1. Non-Survival; Effect of Representations and Warranties. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

   Section 10.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i) If to Parent or Merger Sub, to:

       JB Acquisitions, LLC
       2828 Arbor Hills Drive
       Dubuque, Iowa 52001
       Attn: John F. Biver
       Telecopy: (319) 557-9919
       Telephone: (319) 557-8627
       with a copy to:

       Dorsey & Whitney LLP
       801 Grand Avenue, Suite 3900
       Des Moines, IA 50309
       Attn: Steven J. Dickinson, Esq.
       Telecopy: (515) 283-1060
       Telephone: (515) 283-1000

     (ii) if to the Company, to:

       Eagle Point Software Corporation
       4131 Westmark Drive
       Dubuque, Iowa 52002-2627
       Attn: Chief Financial Officer
       Telecopy: (319) 556-5321
       Telephone: (319) 556-8392

       with a copy to:

       Sidley Austin Brown & Wood
       Bank One Plaza
       10 South Dearborn Street
       Chicago, Illinois 60603
       Attn: Larry A. Barden, Esq. and Richard E. Robbins, Esq.
       Telecopy: (312) 853-7036
       Telephone: (312) 853-7000

   Section 10.3. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement), (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the Delaware Act.

   Section 10.4. Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   Section 10.5. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   Section 10.6. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Iowa or in Iowa state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Iowa or any Iowa state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Iowa.

   Section 10.7. Parties in Interest. Except as expressly provided in Section
7.11 and the rights of Blum and George as provided in Sections 2.1(b) and (c), as the case may be, and Section 2.3(c), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 10.8. Further Assurances. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

   Section 10.9. Certain Definitions. The term "affiliate," except where otherwise defined herein, shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. The term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

   IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement as of the date first written above to be signed by their respective officers thereunto duly authorized.

                                          Eagle Point Software Corporation

                                                  /s/ Thomas O. Miller
                                          By: _________________________________
                                                     Thomas O. Miller
                                            Chairman of the Board of Directors

                                          Jb Acquisitions LLC

                                                    /s/ John F. Biver
                                          By: _________________________________
                                                       John F. Biver
                                                          Manager

                                          Talon Acquisition Corp.

                                                    /s/ John F. Biver
                                          By: _________________________________
                                                       John F. Biver
                                               President and Chief Executive
                                                          Officer

   Rodney L. Blum and Dennis J. George sign this Agreement to indicate that, subject to the consummation of the transactions contemplated by this Agreement in accordance with its terms, each consents to the purchase of his Shares as set forth in Section 2.1(b) and (c), as the case may be, and Section 2.3(c); provided, however, that in the case of Rodney L. Blum, such consent is further conditioned on (i) the Sale Agreement remaining in full force and effect as of the Closing under this Agreement, and (ii) all conditions to closing under the Sale Agreement having been satisfied as of the Closing (except where the failure to satisfy any such condition is as a result of a breach by Blum or Digital Canal).

                                          /s/ Rodney L. Blum
                                          _____________________________________
                                          Rodney L. Blum

                                          /s/ Dennis J. George
                                          _____________________________________
                                          Dennis J. George

                                                                         Annex B


                            ASSET PURCHASE AGREEMENT

                                  by and among

                              JB ACQUISITIONS LLC,
                       an Iowa limited liability company,

                            TALON ACQUISITION CORP.,
                            a Delaware corporation,

                                      and

                           DIGITAL CANAL CORPORATION,
                              an Iowa corporation.

                               ----------------

                           Dated as of July 12, 2001

                               ----------------

                            ASSET PURCHASE AGREEMENT

   THIS ASSET PURCHASE AGREEMENT, dated as of July 12, 2001 (this "Agreement"), is made by and among JB Acquisitions LLC, an Iowa limited liability company ("Parent"), Talon Acquisition Corp., a Delaware corporation (the "Merger Sub"), and Digital Canal Corporation, an Iowa corporation (the "Purchaser"). John F. Biver ("Biver") and Rodney L. Blum ("Blum") are also parties to this Agreement solely for purposes of Sections 1.2(b), 8.3(c), 9.5, 9.8, 9.9, 10.2, 10.3, 10.4
and 11.17 hereof. Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

   A. Eagle Point Software Corporation, a Delaware corporation (the "Company") currently operates a Building Design and Construction product line (the "BD&C Product Line") and a Structural Engineering product line (the "Structural Product Line") using or selling among other things, the software products listed on Exhibit M. The BD&C Product Line and the Structural Product Line are collectively referred to as the "Product Lines."

   B. Merger Sub is a wholly owned subsidiary of Parent.

   C. Parent, Merger Sub and the Company have entered into that certain Agreement and Plan of Merger, dated July 12, 2001 (the "Merger Agreement"), whereby the parties have agreed, subject to certain conditions set forth in the Merger Agreement, that Parent will acquire the Company by merging Merger Sub with and into the Company (the "Merger").

   D. Concurrently with or immediately following the consummation of the Merger, the parties wish to provide for the sale of certain of the Company's assets relating to the Product Lines to the Purchaser on the terms and subject to conditions set forth in this Agreement.

                                   AGREEMENT

   For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Sale Of Assets; Related Transactions.

   1.1 Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Company shall, and Parent shall cause the Company to, sell, transfer and assign to the Purchaser, and Purchaser shall purchase, acquire or license from the Company, all of the Company's right, title and interest, as of the Closing Date (as defined below), in and to the Assets (as defined below), on the terms and subject to the conditions set forth in this Agreement, including, without limitation, those included in the License Agreement (as defined below). For purposes of this Agreement, "Assets" shall mean and include only:

     (a) the tangible assets set forth on Exhibit B (the "Tangible Assets");

     (b) the intangible assets set forth on Exhibit C (the "Exclusive Proprietary Assets");

     (c) the non-exclusive right to use the Non-Exclusive Proprietary Assets (as defined below) granted by Section 1.5 hereof;

     (d) the Company's rights under the contracts, licenses, leases and agreements set forth on Exhibit E (the "Assumed Contracts"); and

     (e) the Product Lines Accounts Receivable, but only to the extent provided in Section 1.2(a)(iv).

To the extent any of the Assets are owned by ECOM Associates, Inc., a Wisconsin corporation and a wholly owned subsidiary of the Company ("ECOM"), Parent and Merger Sub agree not to waive, without the consent of Purchaser, the covenant by the Company in Section 7.12 of the Merger Agreement to cause ECOM to do any of the following (i) transfer, assign and convey such Assets to the Company,
(ii) be merged into the Company or (iii) be dissolved.

   1.2 Purchase Price.

   (a) As consideration for the sale of the Assets to the Purchaser, the Purchaser shall pay to the Company the sum of the following amounts (the "Purchase Price"):

     (i) One Million One-Hundred Thousand Dollars ($1,100,000.00);

     (ii) Plus an amount equal to the Prepaid Tradeshow Deposits;

     (iii) Plus an amount equal to Prepaid Direct Marketing Materials;

     (iv) Less an amount equal to the greater of (A) zero or (B) Product Support, Training and Custom Programming Obligations minus Product Lines Accounts Receivable. In the event that on the Closing Date, Product Lines Accounts Receivable exceeds Product Support, Training and Custom Programming Obligations, the Purchaser shall only receive Product Lines Accounts Receivable in an amount equal to Product Support, Training and Custom Programming Obligations, and the Company will retain all excess Product Lines Accounts Receivable; and

     (v) Less an amount equal to the Refund Liability.
   (b) In lieu of Purchaser paying the Company the Purchase Price in cash the parties agree that payment of the Purchase Price shall be made by deducting the amount of the Purchase Price from the cash payment to be made by the Company to Blum pursuant to Section 2.3(g) of the Merger Agreement. Blum has separately arranged for the amount of the Purchase Price to be invested as capital or lent by Blum to Purchaser.

   1.3 Assumed Liabilities.

   (a) In addition to the Purchase Price, the Purchaser shall assume, pay, perform or otherwise satisfy the Assumed Liabilities in accordance with their terms. For purposes of this Agreement, "Assumed Liabilities" shall mean and include only (i) the Refund Liability and (ii) the Company's obligations under the Assumed Contracts required by the terms of the Assumed Contracts to be first performed by the Company after the Closing Date (but specifically excluding obligations to cure any defaults or breaches under any of the Assumed Contracts arising prior to the Closing or based upon events occurring or circumstances existing prior to the Closing).

   (b) Other than as set forth above in Section 1.3(a), the Company shall retain, and Purchaser shall not assume, any liabilities, obligations or undertakings of the Company whatsoever, whether accrued, absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise (all such retained liabilities, the "Retained Liabilities").

   1.4 Allocation. The Purchaser and Merger Sub have agreed to allocate the Purchase Price among the Assets according to the formula (the "Allocation Formula") set forth on Exhibit G, which Allocation Formula takes into consideration those items of the Purchase Price that will be determined pursuant to Section 6.7 of this Agreement (the "Adjusted Items"). At the Closing the Purchaser and Merger Sub will finalize the allocation of the Purchase Price by including the amounts of Adjusted Items provided by the Company at Closing and applying the Allocation Formula. If (i) either party disputes the amount of the Adjusted Items provided by the Company or (ii) the parties fail to agree on the final allocation applying the Allocation Formula, then either or both matters, as the case may be, will be submitted to Deloitte & Touche LLP (the "Dispute Accountant") within twenty days following the Closing to determine, if necessary, the amount of the Adjusted Items and the final and binding allocation applying the Allocation Formula. Such allocation shall be conclusive and binding upon the parties for all purposes, and the parties shall not file any Tax Return or other document with, or make any statement or declaration to, any Governmental Authority that is inconsistent with such allocation.

   1.5 License of Non-Exclusive Proprietary Assets. Following the Closing both parties will continue to use the proprietary assets set forth on Exhibit D which are currently the property of the Company or to which the Company possesses sufficient legal right, license or otherwise (the "Non-Exclusive Proprietary Assets"). Effective as of the Closing, and pursuant to the license agreement in the form of Exhibit H (the "License Agreement"), the Company shall grant to Purchaser a non-exclusive, perpetual, transferable, royalty-free, worldwide license in all jurisdictions in which, for the duration during which, and transferable to the extent to which, the Company has any rights to use, reproduce, distribute or display, or to transfer its rights to use, reproduce, distribute or display, such Non-Exclusive Proprietary Assets. Parent and Merger Sub will use their best efforts, and will cause the Company to use its best efforts, to assist Purchaser in obtaining a license on reasonable terms for those Non-Exclusive Proprietary Assets that the Company does not own.

   1.6 Closing.

   (a) The closing of the sale of the Assets to the Purchaser (the "Closing") will take place at the offices of Dorsey & Whitney LLP, 801 Grand, Suite 3900, Des Moines, Iowa immediately following the closing of the Merger, or at such other date and time as the parties may agree (the "Closing Date").

   (b) At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Section 7 hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party, and the Company shall deliver possession of the Assets to Purchaser. The conveyance, transfer, assignment and delivery of the Assets shall be effected by the Company's execution and delivery to Purchaser of a bill of sale substantially in the form attached hereto as Exhibit F (the "Bill of Sale") and such other instruments of conveyance, transfer, assignment and delivery as Purchaser shall reasonably request to cause the Company to transfer, convey, assign and deliver the Assets to Purchaser, free and clear of all liens and encumbrances other than the Assumed Liabilities, and the assignment and assumption of Assumed Liabilities from the Company to Purchaser shall be effected by the Company's and Purchaser's execution of an assignment and assumption agreement substantially in the form attached hereto as Exhibit I (the "Assignment and Assumption Agreement").

2. Representations and Warranties of Merger Sub.

   Merger Sub hereby represents and warrants to the Purchaser that:

     2.1 Due Organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.2 Authority; Binding Nature Of Agreements. Merger Sub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms.

     2.3 Brokers. Merger Sub has not agreed or become obligated to pay any brokerage commission, finder's fee or similar commission or fee in connection with the sale of the Assets or the transactions contemplated by this Agreement other than the fees and expenses of Strategic Capital Partners, LLC, which fees and expenses will be paid by Merger Sub.

     2.4 Limitation of Warranties. The parties agree that Merger Sub makes no representations or warranties of any type, express or implied, with regard to the Assets, the Product Lines businesses or the

  Purchaser Employees, including, without limitation, any warranty of merchantability or fitness for a particular purpose. Merger Sub has no responsibility for any representations or warranties contained in Section 4 of this Agreement, but nothing in this Section either (i) limits any responsibility of the Company with respect to such representations or warranties, or (ii) extends the duration of such representations and warranties beyond that specified in Section 10.1 hereof.

3. Representations and Warranties of Parent.

   Parent hereby represents and warrants to Purchaser that:

     3.1 Due Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa.

     3.2 Authority; Binding Nature of Agreements. Parent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by Parent of this Agreement have been duly authorized by all necessary action in the part of Parent. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

     3.3 Brokers. Parent has not agreed or become obligated to pay any brokerage commission, finder's fee or similar commission or fee in connection with the sale of the Assets or the transactions contemplated by this Agreement other than the fees and expenses of Strategic Capital Partners, LLC, which fees and expenses will be paid by Parent.

     3.4 Limitation of Warranties. The parties agree that Parent makes no representations or warranties of any type, express or implied, with regard to the Assets, the Product Lines businesses or the Purchaser Employees, including, without limitation, any warranty of merchantability or fitness for a particular purpose. Parent has no responsibility for any representations or warranties contained in Section 4 of this Agreement.l

4. Representations and Warranties of the Company.

   Pursuant to Section 4.22 of the Merger Agreement, the Company has confirmed to Parent and Merger Sub that the Company has reviewed each of the representations and warranties contained in this Section 4 and that such representations and warranties are true and accurate in all material respects, except as set forth in the Transferred Divisions Disclosure Schedule delivered pursuant to Section 4.22 of the Merger Agreement by the Company to Parent and Merger Sub on the date hereof (the "Transferred Divisions Disclosure Schedule") (which Transferred Divisions Disclosure Schedule is also being delivered by Parent to Purchaser on the date hereof and sets forth the exceptions to the representations and warranties contained in this Section 4, as confirmed by the Company pursuant to the Merger Agreement, under captions referencing the Sections to which such exceptions apply):

   4.1. Organization and Qualification. The Company and each of the Company Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties relating to the Product Lines and to carry on its Product Lines business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its Product Lines business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the Assets or Product Lines businesses taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect, a "Company Material Adverse Effect"). The term "Subsidiary" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity, and the term "Company Subsidiary" shall mean a Subsidiary of the Company.

   4.2. Subsidiaries. Section 4.2 of the Transferred Divisions Transferred Divisions Disclosure Schedule sets forth a list of all the Company Subsidiaries, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of the Company and the Company Subsidiaries therein.

   4.3 [Reserved]

   4.4. Authority; Non-Contravention; Statutory Approvals; Compliance.

   (a) Authority. The Company has all requisite power and authority to consummate the transactions contemplated hereby. Upon completion of the Merger the Company will duly authorize the transactions contemplated hereby by all requisite corporate action on the part of the Company.

   (b) Non-Contravention. The consummation of the transactions contemplated by this Agreement will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation", pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the Transferred Divisions Disclosure Schedule, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party and by which any of the Assets may be bound or affected , excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

   (c) Compliance. Except as set forth in Section 4.4(c) of the Transferred Divisions Disclosure Schedule or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect. Except as set forth in Section 4.4(c) of the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the Product Lines businesses of the Company and the Company Subsidiaries. Except as set forth in
Section 4.4(c) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) its certificate of incorporation, (ii) its by-laws or other organizational document or (iii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not affect the validity or enforceability of any material corporate action by the Company or any Company Subsidiary relating to the Assets, the Product Lines businesses or this Agreement, and in the case of clause (iii) above, for violations, breaches or defaults which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect.

   4.5. Reports and Financial Statements. Except as set forth in Section 4.5 of the Transferred Divisions Disclosure Schedule, the filings required to be made by the Company and the Company Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as they relate to the Assets or the Product Lines businesses, have been made with the Securities and Exchange Commission ("SEC") and complied, as of their respective dates, in all material respects with the applicable requirements of such laws and the rules and regulations thereunder. Except as set forth in Section 4.5 of the Transferred Divisions Disclosure Schedule, the filings required to be made by applicable federal laws (other than the Securities Act and the Exchange Act) and applicable state, municipal, local and other laws, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, as they relate to the Assets or the Product Lines businesses, have been filed with the appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder except (i) where the failure to make such a filing or to so comply would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect and (ii) with respect to Taxes (as defined in Section 4.9) to the extent described in Section
4.9 of the Transferred Divisions Disclosure Schedule. The Company has made available to Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by the Company or any Company Subsidiary (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since May 5, 1995 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, as they relate to the Assets or the Product Lines businesses, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements"), as they relate to the Assets or the Product Lines businesses, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the certificate of incorporation and by-laws of the Company, as in effect on the date of this Agreement, are included (or incorporated by reference) in the Company SEC Reports.

   4.6. Absence of Certain Changes or Events; Absence of Undisclosed
Liabilities.

   (a) Absence of Certain Changes or Events. Except as set forth in Section 4.6(a) of the Transferred Divisions Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since June 30, 2000, the Company has conducted the Product Lines businesses only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists with respect to the Assets or the Product Lines which would have, or could reasonably be expected to have, a Company Material Adverse Effect.

   (b) Absence of Undisclosed Liabilities. Neither the Company nor any Company Subsidiary, has any liabilities or obligations relating to the Assets or the Product Lines (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies relating to the Assets or the Product Lines which are accrued or reserved against in the consolidated financial statements of the Company and or reflected in the notes thereto for the year ended June 30, 2000, or which were incurred after June 30, 2000 in the ordinary course of business and would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

   4.7. Litigation. Except as set forth in Section 4.7 of the Transferred Divisions Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, in each case with respect to the Assets or the Product Lines businesses, (a) as of the date of this Agreement there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries, (b) there have not been any significant developments since June 30, 2000 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to the Company or any of the Company Subsidiaries.

   4.8. [Reserved]

   4.9. Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity with respect to the Assets or the Product Lines businesses, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Company Subsidiary.

   (a) Filing of Timely Tax Returns. Except as set forth in Section 4.9(a) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries have filed (or there has been filed on their behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

   (b) Payment of Taxes. Except as set forth in Section 4.9(b) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in the Company Financial Statements (as defined in the Merger Agreement).

   (c) Tax Reserves. The Company and the Company Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves which adequately reflect its estimate of the amounts required to pay all Taxes in accordance with GAAP.

   (d) Tax Liens. There are no Tax liens upon any of the Assets except liens for Taxes not yet due.

   (e) Withholding Taxes. Except as set forth in Section 4.9(e) of the Transferred Divisions Disclosure Schedule, the Company and each of the Company Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from Purchaser Employee wages and paid over to the proper governmental authorities all amounts required.

   (f) Extensions of Time For Filing Tax Returns. Except as set forth in
Section 4.9(f) of the Transferred Divisions Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

   (g) Waivers of Statute of Limitations. Except as set forth in Section 4.9(g) of the Transferred Divisions Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

   (h) Audit, Administrative and Court Proceedings. Except as disclosed in
Section 4.9(h) of the Transferred Divisions Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or, to the knowledge of the Company, threatened, with regard to any Taxes or Tax Returns of the Company or any of the Company Subsidiaries.

   (i) Tax Rulings. Neither the Company nor any of the Company Subsidiaries has received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

   (j) Availability of Tax Returns. The Company has made available to Purchaser, complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by the Company or any of the Company Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by the Company or any of the Company Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to the Company or any of the Company Subsidiaries and Closing Agreements entered into by the Company or any of the Company Subsidiaries.

   4.10. Employee Matters; ERISA.

   (a) Benefit Plans. Section 4.10(a) of the Transferred Divisions Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries for the benefit of Purchaser Employees, and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "Company Benefit Plans"). For the purposes of this Section 4.10, the term "Company" shall be deemed to include predecessors thereof.

   (b) Contributions. Except as set forth in Section 4.10(b) of the Transferred Divisions Disclosure Schedule, all material contributions and other payments required to be made by the Company or any of the Company Subsidiaries to any Company Benefit Plan for the benefit of any Purchaser Employee (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Company Financial Statements. Except as set forth in Section 4.10(b) of the Transferred Divisions Disclosure Schedule, neither the Company nor any Company Subsidiary contributes or has contributed, during the six-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

   (c) Qualification; Compliance. Except as set forth in Section 4.10(c) of the Transferred Divisions Disclosure Schedule, the Company Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is a standardized prototype plan that has received an opinion letter from the IRS stating that the most recent amendment to the plan does not affect the plan's acceptability under Section 401(a) of the Code, and, to the knowledge of the Company, no circumstances exist that are reasonably expected by the Company to result in the revocation of such opinion. The Company and each of the Company Subsidiaries are in compliance in all material respects with, and each Company Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits is reasonably designed to comply with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

   (d) Liabilities. With respect to the Company Benefit Plans individually and in the aggregate, there are no actions, suits or claims pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to subject the Company or any of the Company Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which the Company or any of the Company Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

   (e) Welfare Plans. Except as set forth in Section 4.10(e) of the Transferred Divisions Disclosure Schedule, none of the Company Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that could not reasonably be expected to give rise to a Company Material Adverse Effect.

   (f) Documents Made Available. The Company has made available to Purchaser a true and correct copy of, with respect to each Company Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent opinion of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

   (g) [Reserved]

   (h) Labor Agreements. As of the date hereof, except as set forth in Section 4.10(h) of the Transferred Divisions Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement covering any Purchaser Employees with any union or labor organization. Except as set forth in Section 4.10(h) of the Transferred Divisions Disclosure Schedule, to the knowledge of the Company, as of the date hereof, there is no current union representation question involving Purchaser Employees, nor does the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such Purchaser Employees. Except as set forth in Section 4.10(h) of the Transferred Divisions Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint relating to Purchaser Employees against the Company or any of the Company Subsidiaries pending or, to the knowledge of the Company, threatened, which has or could reasonably be expected to have a Company Material Adverse Effect and (ii) there is no strike, dispute, slowdown, work stoppage or lockout relating to Purchaser Employees pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of the Company Subsidiaries which has or could reasonably be expected to have, a Company Material Adverse Effect. Except as set forth in
Section 4.10(h) of the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with all laws relating to the employment of Purchaser Employees, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of the Company, asserted that the Company or any of the Company Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

   (i) [Reserved]

   (j) [Reserved]

   (k) Changes in Compensation, Benefits Since June 30, 2000. Except as specifically described in Section 4.10(k) of the Transferred Divisions Disclosure Schedule, since June 30, 2000, the Company has not, nor has any of the Company Subsidiaries, (i) entered into, adopted or amended or increased the amount or accelerated the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Transferred Divisions Disclosure Schedule, as in effect on June 30, 2000) or increased, or entered into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any Purchaser Employee, except (in all cases described in this clause (i)) pursuant to binding legal commitments existing on June 30, 2000 and specifically identified in Section 4.10(a) of the Transferred Divisions Disclosure Schedule and except (in all cases described in this clause
(i)) for action taken in the ordinary course of business consistent with past practice that, in the aggregate, did not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) entered into or amended any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any Purchaser Employee other than in the ordinary course of business consistent with past practice.

   (l) Employment Agreements. Section 4.10(l) of the Transferred Divisions Disclosure Schedule is a true and correct list of each employment agreement to which the Company and a Purchaser Employee are currently parties.

   4.11 [Reserved]

   4.12. Insurance. The Company maintains insurance coverage against all risks of a character and in such amounts as it believes are adequate for its business. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries covering the Assets and Product Lines. To the Company's knowledge, the insurance policies of the Company and each of the Company Subsidiaries covering the Assets and Product Lines are valid and enforceable policies in all material respects.
Section 4.12 of the Transferred Divisions Disclosure Schedule lists all insurance coverage currently maintained by the Company and the insurers with which such coverage is maintained.

   4.13. Title to Properties.

   (a) The Company and the Company Subsidiaries own good and marketable title to the Tangible Assets, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable,

(ii) liens set forth in Section 4.13(a) of the Transferred Divisions Disclosure Schedule, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (iv) liens in respect of pledges or deposits under workers' compensation laws, all of which liens, individually or in the aggregate, do not or will not, and are not and will not reasonably be expected to, give rise to a Company Material Adverse Effect.

   (b) All of the Tangible Assets are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such Tangible Assets or other conditions relating thereto which, individually or in the aggregate, give rise, or would reasonably be expected to give rise, to a Company Material Adverse Effect. The Company and the Company Subsidiaries own, or lease under valid leases, all Tangible Assets.

   (c) All of the Product Line Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, and to the knowledge of the Company are or will be collectible.

   (d) All Assumed Contracts are valid and in effect and, to the best of the Company's knowledge, no other party thereto is in default excluding any such defaults which would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect. The Company is not in default under any Assumed Contract, has received no notice of default thereunder, and no event has occurred or is expected to occur which (after notice and lapse of time or both) would become a breach or default thereunder, or otherwise permit modification, cancellation, acceleration or termination of any such Assumed Contract, excluding any such breaches or defaults which would not, in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect. Company has made accessible to Purchaser a true and correct copy of each Assumed Contract. Except as set forth in Section 4.13(d) of the Transferred Divisions Disclosure Schedule, each of the Assumed Contracts is assignable to Purchaser without the consent of any third person or entity.

   4.14. [Reserved]

   4.15. Technology and Intellectual Property Rights.

   (a) As used in this Section 4.15, "Company Intellectual Property" consists of the following:

     (i) all inventions, patents, trademarks, trade names, service marks, domain names, original works of authorship, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (as applicable, in both source and object code form) owned in whole or in part by the Company or any Company Subsidiary;

     (ii) all goodwill associated with trademarks, trade names service marks and trade dress owned in whole or in part by the Company or any Company Subsidiary;

     (iii) all software, including without limitation, all source code, object code and system build software and instructions related to all software described herein owned in whole or in part by the Company or any Company Subsidiary;

     (iv) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned in whole or in part by the Company or any Company Subsidiary;

     (v) all other tangible or intangible proprietary information and materials owned in whole or in part by the Company or any Company Subsidiary; and

     (vi) all license and other rights held by the Company or any Company Subsidiary in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through
  (v) above;

that are also Assets being transferred pursuant to this Agreement. Company Intellectual Property described in clauses (i) to (v) above is referred to herein as "Company Owned Intellectual Property" and the Company Intellectual Property described in clause (vi) above is referred to herein as "Company Licensed Intellectual Property." Unless otherwise noted, all references to "Company Intellectual Property" shall refer to both Company Owned Intellectual Property and Company Licensed Intellectual Property.

   (b) Section 4.15 of the Transferred Divisions Disclosure Schedule lists: (i) all patents, registered copyrights, mask works, registered and material unregistered trademarks and service marks and any applications and registrations for any of the foregoing, that are included in the Company Owned Intellectual Property; (ii) all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which any other person is authorized to have access to or use the Company Owned Intellectual Property or exercise any other right with regard thereto (except standard form, unmodified end user license agreements as they existed from time to time and dealer/distributor agreements for the Company's and the Company Subsidiaries' commercially distributed products, entered into between the Company or any Company Subsidiary and the end users of the Company products in the ordinary course of business); and (iii) all material Company Licensed Intellectual Property (other than license agreements for "shrink wrapped, off the shelf," commercially available, third party products used by the Company or any Company Subsidiary but including any software tools or "open source" licenses).

   (c) The Company Intellectual Property consists solely of items and rights that are either: (i) owned by the Company or any Company Subsidiary, (ii) in the public domain, or (iii) rightfully used and authorized for use by the Company or any Company Subsidiary and their successors pursuant to a valid license or other agreement. The Company and each of the Company Subsidiaries have all rights in the Company Intellectual Property reasonably necessary to carry out the Company's and each Company Subsidiaries' current activities and has or had all rights in the Company Intellectual Property reasonably necessary to carry out the Company's and each Company Subsidiaries' former activities.

   (d) The Company and the Company Subsidiaries are not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company or any Company Subsidiary be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property to which the Company or any Company Subsidiary is a party or otherwise bound. Except pursuant to the terms of the agreements listed in the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries are not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration from the Company or any Company Subsidiary, with respect to any exercise of rights by the Company or any Company Subsidiary or their successors in the Company Intellectual Property.

   (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Owned Intellectual Property or any other authorized exercise of rights in or to the Company Owned Intellectual Property by the Company or any Company Subsidiary or their licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by the Company or any Company Subsidiary of any of the Company Owned Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Owned Intellectual Property by the Company or any Company Subsidiary or their licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company, are threatened by any person nor, to the knowledge of Company, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and all registered trademarks listed on the Transferred Divisions Disclosure Schedule and all copyright registrations held by the Company or any Company Subsidiary are valid, enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Owned Intellectual Property by any third party, employee or former employee.

   (f) Except as set forth in Section 4.15(f) of the Transferred Divisions Disclosure Schedule, no parties other than the Company or any Company Subsidiary possess any current or contingent rights to any source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

   (g) Section 4.15(g) of the Transferred Divisions Disclosure Schedule lists all parties who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property other than employees of the Company and any Company Subsidiary whose work product was created by them entirely within the scope of their employment by the Company or any Company Subsidiary. The Company and the Company Subsidiaries have secured from all parties who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to the Company and the Company Subsidiaries and have provided Purchaser access to true and complete copies of such assignments or licenses.

   (h) Section 4.15(h) of the Transferred Divisions Disclosure Schedule includes a true and complete list of all support or maintenance agreements relating to Company Owned Intellectual Property or to which the Company or any Company Subsidiary is a party as to Company Licensed Intellectual Property.

   (i) Except as set forth in Section 4.15(i) of the Transferred Divisions Disclosure Schedule, the Company and the Company Subsidiaries have entered into written agreements with employees and third parties with whom the Company or any Company Subsidiary has (i) shared material confidential or proprietary information concerning the Assets or the Product Lines businesses, or (ii) received from others confidential or proprietary information which the Company or any Company Subsidiary is obligated to treat as confidential, which the Assumed Contracts require such employees and third parties to keep such information confidential in accordance with their terms.

   4.16. Warranties. Except as disclosed in Section 4.16 of the Transferred Divisions Disclosure Schedule there are no claims outstanding, pending or, to the best knowledge of the Company, threatened for breach of any warranty relating to any Product Lines products sold by the Company or any Company Subsidiary prior to the date hereof that could reasonably be expected to give rise to a Company Material Adverse Effect.

   4.17. [Reserved]

   4.18. [Reserved]

   4.19. Brokers. Except as contemplated by Section 4.17 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Company.

5. Representations and Warranties of the Purchaser.

   The Purchaser hereby represents and warrants to Merger Sub that:

     5.1 Authority; Binding Nature Of Agreements. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     5.2 Brokers. The Purchaser has not agreed or become obligated to pay any brokerage commission, finder's fee or similar commission or fee in connection with the purchase of the Assets or the transactions contemplated by this Agreement.

6. Covenants.

   6.1. Conduct of Business by the Company Pending the Closing. Parent and Merger Sub covenant and agree that after the date of this Agreement and through the Closing Date or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent Purchaser shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by Purchaser under Section 6.1 of the Transferred Divisions Disclosure Schedule, that activity will not be prohibited under Section 6.1), Parent and Merger Sub shall not waive any of the covenants made by the Company in Section 6.1(a), (d) and (e) of the Merger Agreement, but only to the extent such covenants specifically relate to either the Assets, Product Lines businesses or Purchaser Employees.

   6.2 Additional Covenants by Purchaser and Parent Pending the
Closing. Purchaser and Parent covenant and agree, each as to itself and each of its Subsidiaries, that after the date of this Agreement and prior to the Closing Date or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the other party shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practicable:

     (a) Both parties shall (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of the Company's ongoing operations with respect to the Product Lines businesses as communicated to either party by the Company from time to time, (ii) promptly advise the other party of any change or event known to it which has had, or would reasonably be expected to result in, a Company Material Adverse Effect, and (iii) promptly provide the other party with copies of all filings made by such party, any of its Subsidiaries or the Company, if such party receives a copy, with any state or federal court, administrative agency, commission or other Governmental Authority, and (iv) promptly notify the other party of any significant changes in the Assets or Product Lines Businesses.

     (b) Neither Purchaser or Parent shall, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date. Neither Parent or Merger Sub will take action to cause or permit any liens to be placed on the Assets.

     (c) Parent shall not, without the prior written consent of Purchaser, waive the covenants made by the Company in Sections 6.3(a) and (b) of the Merger Agreement, to the extent such covenants relate to the Assets, Product Lines or Purchaser Employees.

     (d) Neither Parent nor Merger Sub shall, without the prior written consent of Purchaser, waive the closing conditions set forth in Sections 8.3(e), (f)(ii) and (j) of the Merger Agreement.

   6.3 Access to Information. Parent shall not, without the prior written consent of Purchaser waive the covenants made by the Company in Section 7.1 of the Merger Agreement and shall allow Purchaser and its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") to obtain pursuant to such Section 7.1, reasonable access, during normal business hours throughout the period prior to the Closing, to all of the Company's properties, books, contracts, commitments, records and other information (including, but not limited to, Tax Returns) relating to the Assets and Product Lines businesses and to each significant report, schedule and other document filed or received by the Company or any of its Subsidiaries relating to the Assets or Product Lines businesses pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commission, or any other federal, state or foreign regulatory agency or commission or other Governmental Authority. In addition, during such period, the Parent shall allow Purchaser and its Representatives to obtain, pursuant to Section 7.1 of the Merger Agreement, access to all information concerning the Assets and Product Lines businesses and such other matters as may be reasonably requested by Purchaser in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Purchaser shall, and shall cause its Subsidiaries, Representatives (other than its Representatives who have entered into separate confidentiality agreements with the Company) to, hold in confidence all documents and information concerning the Company furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of March 7, 2001, between Blum and the Company (the "Confidentiality Agreement"), and Purchaser agrees to be bound by such Confidentiality Agreement as if it were a party thereto.

   6.4 Public Announcements. Subject to each party's disclosure obligations imposed by law or regulation, the parties will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without consulting with the other party.

   6.5 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

   6.6 Consents and Releases of Liens.

   (a) Company Required Consents. Parent shall not, without the prior written consent of the Purchaser, waive the covenants made by the Company under Section 7.3(b) of the Merger Agreement to the extent such covenants specifically relate to the Assets or Product Lines businesses. Parent shall use its best efforts to cause the Company to obtain, as soon as practicable after the date hereof, but in any event prior to the Closing Date, the consent in writing from all persons and entities to (i) the assignment of the Assumed Contracts to the extent that such consent may, in the opinion of Purchaser's counsel, be required for such assignment, and (ii) to the transaction contemplated by this Agreement as may be required, in the opinion of Purchaser's counsel, to consummate the purchase of the Assets as contemplated herein, including without limitation the consents of Governmental Authorities identified in Section 4.4(b) of the Transferred Divisions Disclosure Schedules, if any. The consents and approvals referred to in this Section 6.6(a) shall be referred to herein as the "Company Required Consents."

   (b) Procedure in Absence of Consent. In the event that (i) prior to the Closing, the Company does not obtain and deliver to Purchaser the Company Required Consents applicable to any Assumed Contract, and (ii) Purchaser waives in writing the delivery of such consent as a closing condition under Section 7.1, below (or such waiver is not required by Section 7.1), Parent shall use commercially reasonable efforts to cause the Company, upon the request of Purchaser, at the Company's expense, to assist Purchaser in obtaining as soon as practicable, such Company Required Consent pursuant to the power of attorney granted to Purchaser by Company pursuant to the Assignment and Assumption Agreement.

   (c) Release of Liens. Without limiting the generality of Section 6.6(a), prior to or at the Closing, Parent shall use commercially reasonable efforts to cause the Company shall obtain a termination or release of all liens on any of the Assets as disclosed in Section 4.13(a) of the Transferred Divisions Disclosure Schedule, with each such termination or release being in a form reasonably satisfactory to Purchaser's counsel.

   6.7 Provision of Lists and Reports Used to Determine Purchase Price. Parent shall cause the Company (i) at least seven days prior to Closing to provide Parent and Purchaser with estimates and (ii) on the Closing Date deliver to Parent and Purchaser true and correct copies of the following items for review and approval by Parent and Purchaser: (a) a list of the Products Line Accounts Receivable as of the close of business on the day prior to the Closing Date, such list to include the name and address of each account debtor, the date and identifying number of each outstanding invoice and the amount due from such debtor, (b) a list of the Prepaid Tradeshow Deposits, which list shall specify the name and location of each tradeshow for which a deposit has been made by the Company, and the amount of such deposit, (c) a list of the inventory of the Prepaid Direct

Marketing Materials and the cost of such materials to the Company, (d) a list, in the form of Exhibit K attached hereto which shall be updated at Closing, of the Product Support, Training and Custom Programming Obligations, which list shall reflect the name of each customer to which the Company has a Product Support, Training and Custom Programming Obligation, the date of the Assumed Contract giving rise to such Product Support, Training and Custom Programming Obligation to such customer, and a calculation of the Products Support, Training and Custom Programming Obligation with respect to each such customer, and (e) a report reflecting a calculation of the Refund Liability, including sales revenue from sales of Product Line products within the last 30 day period prior to the report. Parent shall use commercially reasonable efforts to cause the Company to allow the Purchaser reasonable access to inspect the records of the Company in order to confirm the accuracy of such lists and reports.

   6.8 No Solicitations. Parent shall not, without the express consent of the Purchaser, waive any covenants made by the Company in Section 7.7 of the Merger Agreement with respect to the Assets, the Product Lines or the Purchaser Employees. Upon receipt of any notification from the Company pursuant to
Section 7.7 of the Merger Agreement, Parent shall promptly notify Digital Canal (but only if an Acquisition Proposal (as such term is defined in the Merger Agreement) relates to any part of the Transferred Assets or Transferred Divisions) orally and will forward any written notification from the Company concerning any such Acquisition Proposal (including, without limitation, the material terms and conditions of any such Acquisition Proposal and the identity of the person making it), shall apprise Digital Canal (but only if such Acquisition Proposal relates to any part of the Transferred Assets or Transferred Divisions) of any change in the material terms and conditions of any such Acquisition Proposal as communicated to Parent, and shall promptly forward to Digital Canal (but only if such Acquisition Proposal relates to any part of the Transferred Assets or Transferred Divisions) any advance notice Parent receives from the Company concerning any agreement (specifying the material terms and conditions thereof) to be entered into with or any information to be supplied to any person making such Acquisition Proposal.

   6.9 Proxy Statement and Other Filings.

   (a) Purchaser agrees to, and agrees to use commercially reasonable efforts to cause its affiliates to, cooperate with Parent, Merger Sub and the Company in the preparation and filing of, and as applicable the approval by the relevant Governmental Authorities, the Proxy Statement (as defined in the Merger Agreement) relating to the Merger and any other reports or statements required by a Governmental Authority or applicable law (including, if applicable, a Rule 13-E transaction statement on Schedule 13E-3), provided that, Purchaser and its affiliates shall (i) only be obligated to provide information available to it; and (ii) have no obligation to provide, or otherwise pay for any fairness opinion. Parent and Merger Sub further agree to indemnify, defend and hold harmless Purchaser and its affiliates for any liability that Purchaser or any of its affiliates may incur in connection with the Proxy Statement and any other report or statement required by a Governmental Authority, except to the extent that any such liability arises out of or is based upon an untrue statement of material fact, or omission to state in the Proxy Statement and any other report or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, so made in conformity with information furnished by the Purchaser or its affiliates. If the indemnification provided for in this Section 6.9 is unenforceable (as determined by final judgment of a court of competent jurisdiction) or otherwise unavailable to Purchaser and its affiliates in respect of any such liability, then Parent and Merger Sub shall, in lieu of indemnifying the applicable indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such liability to the maximum amount allowed by applicable law taking into account the relative benefits and relative fault of the parties in connection with the Proxy Statement and such other reports or statements.

   (b) Subject to the conditions and limits set forth in Section 6.9(a), each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement and any other document described in subsection (a) if and to the extent that such information is or shall have become incomplete, false or misleading.

7. Conditions to Closing

   7.1 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) The representations and warranties set forth in Sections 2 and 3 hereof shall be true and correct in all respects at and as of the Closing Date as though then made, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 7.1(a) any materiality standard expressly included in such representations and warranties) as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated in this Agreement, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

     (b) Parent and Merger Sub shall have each performed in all material respects all of the covenants and agreements required to be performed and complied with by each of them, respectively, under this Agreement prior to the Closing;

     (c) The Purchaser shall have received (i) each third party consent and approval required in order to complete the transactions contemplated hereby, except for consents or approvals the absence of which will not have a Company Material Adverse Effect, and (ii) the release of liens identified by Section 6.6(c).

     (d) No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a Company Material Adverse Effect;

     (e) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of the Product Lines or all or a material portion of the Assets, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

     (f) The Merger shall have closed, on the terms contemplated in Blum's consent set forth on the signature page to the Merger Agreement.

     (g) On the Closing Date, Parent shall have delivered to Purchaser all of the following:

       (i) a certificate of the Company signed by the chief financial officer and another vice president of the Company (A) stating that, to the best of such officers' knowledge, the conditions precedent set forth in subsection (c) and (d) have been satisfied, (B) confirming that such officers' have reviewed the representations and warranties in
    Section 4 hereof and that such representations and warranties are true and correct in all respects at and as of the Closing Date as though then made, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 7.1(a) any materiality standard expressly included in such representations and warranties) as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated in this Agreement, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date and (C) confirming that, to the best of such officers' knowledge, the Company has performed in all material respects its agreements and covenants contained in Sections 6.1(a), (d) and (e), 6.3(a) and (b), 7.1, 7.3(b), 7.5 and 7.12 under the Merger Agreement, to the extent such agreements and covenants relate to the Assets or the Product Lines;

       (ii) the Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as Purchaser shall have reasonably requested;

       (iii) the Assignment and Assumption Agreement;

       (iv) the License Agreement;

       (v) certificates of Parent and Merger Sub, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and
    (b) have been satisfied; and

       (vi) such other certificates, documents and instruments as Purchaser reasonably requests related to the transactions contemplated hereby;

   7.2 Conditions to Parent's and Merger Sub's Obligations. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) The representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

     (b) Purchaser shall have each performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

     (c) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

     (d) The Merger shall have closed and in connection therewith Blum shall have tendered all shares of Company common stock he then owns to the Company pursuant to Section 2.3(g) of the Merger Agreement; and

     (e) On the Closing Date, Purchaser shall have delivered to the Company all of the following:

       (i) the Assignment and Assumption Agreement;

       (ii) the License Agreement;

       (iii) a resignation and waiver of severance, in the form attached hereto as Exhibit J, executed by Edward Graham;

       (iv) a certificate of Purchaser, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) have been satisfied; and

       (v) such other certificates, documents and instruments as the Company reasonably requests related to the transactions contemplated hereby.

8. Termination.

   8.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

     (a) by the mutual written consent of the Company, Purchaser and Parent;

     (b) by either Purchaser or Parent, by written notice to the others, if the Merger Agreement is terminated prior to a Closing thereunder; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under the Merger

  Agreement or this Agreement has been the cause of, or resulted in, the termination of the Merger Agreement;

     (c) by Purchaser, by written notice to the Company and Parent, if there has been a misrepresentation, breach of warranty or breach of covenant on the part of the Company, Parent or Merger Sub in the representations, warranties and covenants set forth in this Agreement, other than such breaches, which together with any other such breaches has not had and would not reasonably be expected to have a Company Material Adverse Effect; and

     (d) by Parent, by written notice to the Company and Purchaser, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Purchaser in the representations, warranties and covenants set forth in this Agreement.

   8.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or Parent as provided in Section 8.1, this Agreement shall become void, except that Sections 9.8 and 9.9 hereof shall survive indefinitely, and there shall be no liability on the part of either Purchaser, Parent or Merger Sub, or their respective stockholders, members, managers, officers, or directors, except as provided in Sections 6.5 and 8.3, provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

   8.3 Breakup Fees; Expenses.

   (a) Purchaser Breakup Fee. If (i) the Closing contemplated by this Agreement is not consummated for reasons giving rise to an obligation on behalf of the Company to pay Parent the Expense Amount in accordance with Section 9.3 of the Merger Agreement, or (ii) the Closing contemplated by this Agreement shall not be consummated by reason of a breach of this Agreement by Parent, Merger Sub or Biver, then Parent shall pay to Purchaser promptly (but not later than five business days after written demand from the Purchaser) the sum of $200,000 in cash, constituting a reimbursement of expenses and fees incurred or to be incurred by Purchaser in connection with or related to the transactions contemplated by this Agreement, without any requirement that Purchaser account for actual expenses. In the event the fee is payable only as a result of clause
(i), then the fee shall be payable only upon receipt by Parent of the fee under
Section 9.3 of the Merger Agreement.

   (b) Parent Breakup Fee. If the Closing contemplated by this Agreement shall not be consummated by reason of a breach of this Agreement by Purchaser or Blum, then Purchaser shall pay to Parent promptly (but not later than five business days after written demand from the Purchaser) the sum of $200,000 in cash, constituting a reimbursement of expenses and fees incurred or to be incurred by Purchaser in connection with or related to the transactions contemplated by this Agreement, without any requirement that Purchaser account for actual expenses.

   (c) Payment Guarantees. By executing this Agreement, Biver unconditionally guarantees payment of all amounts payable by Parent under subsections (a) and
(d) of this Section 8.3. By executing this Agreement, Blum unconditionally guarantees payment of all amounts payable by Purchaser under subsections (b) and (d) of this Section 8.3.

   (d) Expenses. The parties agree that the agreements contained in this
Section 8.3 are an integral part of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Section 8.3, if Parent or Purchaser fails to promptly pay any amount due under this
Section 8.3, in addition to any amounts paid or payable pursuant to such Section, such party shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

9. Certain Post-closing Covenants

   9.1 Further Actions. From and after the Closing Date, Parent and Merger Sub shall execute and deliver any and all such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the sale of the Assets and putting the Purchaser in possession and control of all of the Assets to the extent transferred under this Agreement.

   9.2 Use Of Names. Immediately after the Closing, neither the Purchaser nor any Related Party of the Purchaser shall adopt or use a name that includes the words "Eagle Point" or any variation thereof. Notwithstanding the foregoing:

     (a) the Purchaser may use and deplete any existing inventories of Product Lines products and supplies of marketing materials that have the name "Eagle Point" imprinted on the same, provided, however, that the Purchaser, shall not otherwise use the name "Eagle Point" or any variations thereof, except as provided in Sections 9.2(b) and 9.4 below, for any purpose, including, without limitation on any website, products or marketing materials relating to the Product Lines; and

     (b) the Purchaser may use the phrase "formerly a division of Eagle Point Software Corporation" for one year after the Closing Date.

   9.3 Hiring of Employees.

   (a) The parties agree that Parent will cause the Company to terminate the employment of the Purchaser Employees at or immediately prior to the time of Closing and that the Purchaser will, at or promptly after Closing, offer all of the Purchaser Employees positions with the Purchaser. Parent and Merger Sub agrees that neither they, the Company nor any Related Party will employ in any capacity, either as an employee, consultant or independent contractor, any of the Purchaser Employees or any other employees of Purchaser for five (5) years following the Closing Date, unless either (i) solely in the case of a Purchaser Employee, such person is not offered employment by the Purchaser immediately following the Closing Date, (ii) such person has not worked for the Purchaser at any time during the most recent one (1) year period, or (iii) the Purchaser gives its prior written consent.

   (b) Purchaser agrees that neither it nor any Related Party will employ in any capacity, either as an employee, consultant or independent contractor, any employees of the Company except Purchaser Employees for five (5) years following the Closing Date, unless either (i) such person has not worked for the Company at any time during the most recent one (1) year period, or (ii) the Company gives its prior written consent.

   (c) The parties agree that, in the event either party (including any Related Party) breaches its obligations under paragraph (a) or (b) of this Section 9.3, the breaching party will pay to the non-breaching party, as liquidated damages and not as a penalty, in the case of each individual breach an amount equal to $50,000. The parties hereby agree that in such an event the amount of actual damages would be difficult to calculate and that $50,000 represents a reasonable estimate of actual damages in each instance. Said amount shall be paid within thirty (30) days of the event that causes the breach.

   (d) In the event that (i) the Company terminates Brent Straka or Randy Ambrosy at any time, (ii) the Company is liable to pay such terminated person severance compensation as a result of such termination pursuant to an employment agreement, and (iii) Purchaser or a Related Party of the Purchaser employs in any capacity, whether as an employee, consultant or independent contractor, such terminated person within one year of the date of the Company's termination of such person, then Purchaser agrees to pay the Company an amount equal to the product of (x) the total amount of severance compensation that the Company paid to such terminated person pursuant to such terminated person's employment agreement multiplied by (y) a fraction the numerator of which shall be the total number of remaining days, beginning with the first day Purchaser or a Related Party employs such terminated person in any capacity, in the one year period immediately following the date of termination with the Company and the denominator of which shall be 365. Any amount the

Purchaser is required to pay with respect to a terminated person pursuant to this Section 9.3(e), if any, shall be reduced by the amount, if any, that Purchaser pays to the Company pursuant to Section 9.3(c) with respect to such terminated person. Purchaser agrees to pay amounts owing under this Section within thirty (30) days of employing such terminated person.

   (e) Notwithstanding Section 9.3(b) hereof, in the event that (i) the Company terminates Dennis George at any time, (ii) the Company is liable to pay Dennis George severance compensation as a result of such termination pursuant to an employment agreement, and (iii) Purchaser or a Related Party of the Purchaser employs Dennis George in any capacity, whether as an employee, consultant or independent contractor, within two years of the date of the Company's termination of Dennis George, then Purchaser agrees to pay to the Company an amount equal to the product of (x) the total amount of severance compensation that the Company paid to Dennis George pursuant to Dennis George's employment agreement multiplied by (y) a fraction the numerator of which shall be the total number of remaining days, beginning with the first day Purchaser or a Related Party employs Dennis George in any capacity, in the two year period immediately following the date of his termination with the Company and the denominator of which shall be 730. Any amount the Purchaser is required to pay with respect to Dennis George under this Section 9.3(e), if any, shall be reduced by the amount, if any, that Purchaser pays to the Company pursuant to
Section 9.3(c) with respect to Dennis George. Purchaser agrees to pay amounts owing under this Section within thirty (30) days of employing such terminated person.

   9.4 Website Content and Telephone Inquiries.

   (a) Website. For one year following the Closing Date, Parent agrees to cause the Company to maintain the main menu of the home page of the Company's Internet website known as "eaglepoint.com", so that, with respect to the current links to Product Lines products, the website shall instead include hot links to Purchaser's Internet website that are no less conspicuous than the current link to Product Lines products existing on the Company's website on the date of this Agreement. Notwithstanding the foregoing, the Company shall be allowed to include on the Company's website an appropriate disclaimer as to the ownership of, and responsibility for, all information relating to Purchaser and the Product Lines and the Purchaser's products linked to the Company's website, as follows: "These product lines were formerly a division of Eagle Point Software Corporation and are now owned and offered by Digital Canal Corporation. Eagle Point Software Corporation disclaims any and all warranties or liability associated with the sale of such product lines by Digital Canal Corporation. Please contact Digital Canal Corporation for information concerning any product warranties offered by Digital Canal Corporation. SolidBuilderTM and EZ BuilderTM are unregistered trademarks of Digital Canal Corporation.

   (b) Telephone Inquiries. For one year following the Closing Date, Parent agrees to cause the Company to refer all telephone inquiries to the BD&C Product Line businesses and the Structural Product Line businesses to Purchaser and to provide callers with an 800 number for Purchaser to be provided by Purchaser to Company by written notice given prior to, on or promptly after Closing.

   9.5 Non-competition Agreement.

   (a) During the five-year period following the Closing Date, the Company, any Related Party of the Company, and Biver shall not, directly or indirectly, either (i) engage in any business activity, or (ii) invest in any business (excluding investments in publicly traded securities), that is competitive with the business of the Product Lines as it exists on the Closing Date as described in Exhibit M. Notwithstanding the foregoing, Purchaser acknowledges that the Company may market and utilize the Non-Exclusive Proprietary Assets without violating the foregoing covenant. The Company and Biver understand that Purchaser would not have agreed to purchase the Assets without having received this noncompetition covenant from the Company and Biver, and the Company and Biver acknowledge that they have entered into this noncompetition covenant as a material inducement to Purchaser to consummate the transactions contemplated hereby.

   (b) During the five-year period following the Closing Date, Purchaser, any Related Party of Purchaser, and Blum shall not, directly or indirectly, either
(i) engage in any business activity, or (ii) invest in any business (excluding investments in publicly traded securities), that is competitive with the business of the Company (absent the Product Lines) as it exists on the Closing Date as described in Exhibit N. Notwithstanding the foregoing, the Company acknowledges that Purchaser may market and utilize the Non-Exclusive Proprietary Assets without violating the foregoing covenant. Purchaser and Blum understand that the Company and Parent would not have agreed to sell the Assets without having received this noncompetition covenant from Purchaser and Blum, and Purchaser and Blum acknowledge that they have entered into this noncompetition covenant as a material inducement to the Company and Parent to consummate the transactions contemplated hereby.

   9.6 Transition. Change Of Name. The operation of the Product Lines is currently conducted from the Premises. The parties wish to allow for the continued operation of the business of the Product Lines from the Premises for a limited transition period following the Closing.

   (a) The parties agree that the Purchaser shall be permitted to continue to operate the business of the Product Lines from the Premises for a period not to exceed sixty (60) days following the Closing Date. Parent agrees to cause the Company not to charge rent during this sixty (60) day period. The Company shall not be liable for any damage to the Assets during the time that Purchaser operates the Product Lines from the Premises or the Company's employees are providing technical assistance pursuant to Section 9.6(b), other than damage due to the Company's gross negligence or willful misconduct. In the event that the Premises are damaged in such a way that it makes it impracticable for Purchaser to continue to operate the Product Lines from the Premises, the Company shall have no further obligation to provide a location for Purchaser to operate the Product Lines. Purchaser agrees to maintain its own insurance during this transition period.

   (b) For a period of five (5) consecutive calendar days, the first day beginning on the day Purchaser commences to move the operation of the Product Lines from the Premises to a new location, Parent agrees to cause the Company to provide Purchaser with up to eighty (80) hours of technical assistance from the Company's employees to assist Purchaser in establishing its computer network and related technical matters. Parent agrees to cause the Company to provide such technical assistance during the Company's regular business hours and, subject to availability of the necessary Company employees, outside the Company's regular business hours. Thereafter, for a period of fifty-five (55) consecutive calendar days ending sixty (60) days after the date the Purchaser moves the operations of the Product Lines out of the Premises, Parent agrees to cause the Company to provide Purchaser during the Company's regular business hours with up to sixteen (16) hours per each five (5) business days during such fifty-five (55) day period of technical assistance from the Company's employees to assist Purchaser in establishing its computer network and related technical matters.

   (c) In the event that Purchaser or any Related Party of Purchaser employs Dennis George at any time, whether as an employee, consultant or independent contractor, then Purchaser agrees for a period of sixty (60) consecutive calendar days, the first day commencing on the day that Dennis George commences employment with the Purchaser or such Related Party (or the first business day thereafter if such day is not a business day), Purchaser agrees to provide the Company with up to sixteen (16) hours per each five (5) business-day period of assistance with transitioning the Company's chief financial officer responsibilities.

   9.7 Collection of Accounts Receivable.

   (a) Parent agrees to cause the Company to authorize the Purchaser to open any and all mail addressed to the Company (if delivered to the Purchaser) if received on or after the Closing Date and hereby grants to the Purchaser a power of attorney to endorse and cash any checks or instruments made payable or endorsed to the Company or the Company's order and received by the Purchaser in payment of Product Lines Account Receivable.

   (b) Parent agrees to cause the Company to forward promptly to the Purchaser any monies, checks or instruments received by the Company after the Closing Date with respect to the Product Lines Accounts Receivable. In the event that any payment received by the Company after Closing is remitted by a customer which is indebted under both Product Lines Accounts Receivable and an account receivable of the Company (a "Company Receivable"), then (i) if the payment designates the receivable or invoice as payment of a Company Receivable then the Company shall retain such payment and (ii) if the payment does not designate the receivable or invoice being paid, such payment shall be applied in payment of the oldest outstanding Product Line Accounts Receivable or Company Receivable, and if applied to a Product Lines Accounts Receivable due from such customer, it shall be promptly remitted to Purchaser.

   (c) Any sums received by Purchaser after Closing in respect of Company Receivables (and so identified by the relevant account debtor) shall be promptly transmitted by the Purchaser to the Company.

   9.8 Confidentiality. Parent, Merger Sub, Biver, Purchaser and Blum hereby agree as follows:

     (a) Company Confidential Information.

       (i) Purchaser and Blum will keep all Company Confidential Information confidential, except that they may disclose or make available Company Confidential Information to their Related Parties, directors, officers, employees, agents and advisors (collectively, "Representatives"), all of whom shall be specifically informed by Purchaser or Blum of the confidential character of such Company Confidential Information and that by receiving such information they are agreeing to be bound by the terms of this Agreement relating to the confidential treatment of such Company Confidential Information. Purchaser and Blum will not use any of the Company Confidential Information, and will not permit any of their Representatives to use any of the Company Confidential Information, in any way detrimental to the Company, Parent or Biver. Purchaser and Blum will not use, or permit any of their Representatives to use, any of the Company Confidential Information for any purpose other than for the purposes contemplated by this Agreement, and they will not make any Company Confidential Information available to any Person for any other purpose whatsoever.

       (ii) In the event that either Purchaser, Blum or any Representatives are requested in any proceeding to disclose any Company Confidential Information, they will give the Company, Parent and Biver prompt notice of such request so that they may seek an appropriate protective order. If in the absence of a protective order Purchaser, Blum or any of their Representatives are nonetheless compelled to disclose any such Company Confidential Information, they may disclose such Company Confidential Information without liability hereunder, provided that they give the Company, Parent and Biver written notice of the Company Confidential Information to be disclosed as far in advance of its disclosure as is practicable and use their best efforts to obtain assurances that confidential treatment will be accorded to such Company Confidential Information.

       (iii) The restrictions with respect to Company Confidential Information set forth in this Section 9.8(a) shall not apply to any Company Confidential Information which Purchaser or Blum can demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Purchaser, Blum or any of their Representatives or (ii) was available to Purchaser, Blum or any of their Representatives on a nonconfidential basis prior to its disclosure to them by the Company or by Parent, Biver or any of their Representatives or becomes available to any of them on a nonconfidential basis, in each case from a source other than the Company, Parent, Biver or any of their Representatives, which source was not itself bound by a confidentiality agreement with the Company or Parent and had not received such information, directly or indirectly, from a Person so bound.

       (iv) Purchaser and Blum shall cause each of their respective Representatives to comply with the terms of this Section 9.8(a).

       (v) Purchaser and Blum acknowledge that irreparable damage would occur to Parent, Merger Sub and Biver in the event any of the provisions of this Section 9.8(a) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Parent, Merger Sub, and Biver shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this

    Section 9.8 and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Parent, Merger Sub or Biver may be entitled at law or in equity.

     (b) Transferred Divisions Confidential Information.

       (i) Parent, Merger Sub and Biver will keep all Transferred Divisions Confidential Information confidential, except that they may disclose or make available Transferred Divisions Confidential Information to their Representatives, all of whom shall be specifically informed by Parent, Merger Sub or Biver of the confidential character of such Transferred Divisions Confidential Information and that by receiving such information they are agreeing to be bound by the terms of this Agreement relating to the confidential treatment of such Transferred Divisions Confidential Information. Parent, Merger Sub and Biver will not use any of the Transferred Divisions Confidential Information, and will not permit any of their Representatives to use any of the Transferred Divisions Confidential Information, in any way detrimental to the Purchaser or Blum. Parent, Merger Sub and Biver will not use, or permit any of their Representatives to use, any of the Transferred Divisions Confidential Information for any purpose other than for the purposes contemplated by this Agreement, and they will not make any Transferred Divisions Confidential Information available to any Person for any other purpose whatsoever.

       (ii) In the event that Parent, Merger Sub, Biver or any of their Representatives are requested in any proceeding to disclose any Transferred Divisions Confidential Information, they will give the Purchaser and Blum prompt notice of such request so that they may seek an appropriate protective order. If in the absence of a protective order Parent, Merger Sub, Biver or any of their Representatives are nonetheless compelled to disclose any such Transferred Divisions Confidential Information, they may disclose such Transferred Divisions Confidential Information without liability hereunder, provided that they give the Purchaser and Blum written notice of the Transferred Divisions Confidential Information to be disclosed as far in advance of its disclosure as is practicable and use their best efforts to obtain assurances that confidential treatment will be accorded to such Transferred Divisions Confidential Information.

       (iii) The restrictions with respect to Transferred Divisions Confidential Information set forth in this Section 9.8(b) shall not apply to any Transferred Divisions Confidential Information which Parent, Merger Sub or Biver can demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Parent, Biver or any of their Representatives or (ii) was available to Parent, Merger Sub, Biver or any of their Representatives on a nonconfidential basis prior to its disclosure to them by the Company or by Purchaser, Blum or any of their Representatives or becomes available to any of them on a nonconfidential basis, in each case from a source other than the Purchaser, Blum or any of their Representatives, which source was not itself bound by a confidentiality agreement with the Company or the Purchaser and had not received such information, directly or indirectly, from a Person so bound.

       (iv) Parent, Merger Sub and Biver shall cause each of their respective Representatives to comply with the terms of this Section 9.8(b).

       (v) Parent, Merger Sub and Biver acknowledge that irreparable damage would occur to the Purchaser and Blum in the event any of the provisions of this Section 9.8(a) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Purchaser and Blum shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 9.8 and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Purchaser or Blum may be entitled at law or in equity.

     (c) Restricted Period. Parent, Merger Sub, Biver, Purchaser, Blum and their respective Representatives will continue to be bound by the provisions of this Section 9.8 for a period of five years from the date hereof.

   9.9 Non-Disparagement. The parties each agree not to make any false, disparaging, slanderous, derogatory or libelous statements regarding any other party or the Company, their products or their business to any third party.

10. Indemnification, Etc.

   10.1 Non-Survival of Representations and Warranties.

   The representations and warranties made under Sections 2, 3, 4 and 5 shall not survive the Closing.

   10.2 Indemnification by Parent, Merger Sub and Biver.

   (a) Parent, Merger Sub and Biver shall, jointly and severally, hold harmless and indemnify the Purchaser from and against, and shall compensate and reimburse the Purchaser for, any Damages that are directly or indirectly suffered or incurred by the Purchaser or to which the Purchaser may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

     (i) any actions or inactions of the Company with respect to the Assets or the Product Lines prior to the Closing;

     (ii) any Retained Liabilities; and

     (iii) the breach of any covenant of Parent, Merger Sub or Biver under this Agreement or under any agreement or document executed and delivered in accordance with this Agreement.

   10.3 Indemnification By Purchaser and Blum

   (a) The Purchaser and Blum shall, jointly and severally, hold harmless and indemnify Parent and Merger Sub from and against, and shall compensate and reimburse Merger Sub and Parent for, any Damages that are directly or indirectly suffered or incurred by the Company or to which the Company may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

     (i) any actions or inactions of Purchaser with respect to the Assets or the Product Lines after the Closing (excluding any Retained Liabilities);

     (ii) any Assumed Liability; and

     (iii) the breach of any covenant of Purchaser or Blum under this Agreement or under any agreement or document executed and delivered in accordance with this Agreement.

   (b) Notwithstanding that Purchaser is not obligated to indemnify Merger Sub for any actions or inactions of the Company with respect to the Assets or Product Lines prior to Closing, in order to enable the Company the ability to defend itself following the Closing with respect to any third-party claims that arise, directly or indirectly, therefrom, Purchaser agrees to provide the Company with such assistance in defending such claims as the Company may reasonably request. Such assistance shall include, at no cost to Company, except that Company shall reimburse Purchaser for any out-of-pocket costs incurred, reasonable access to the Assets, Product Line products, records and data and all relevant employees of Purchaser. Notwithstanding anything else in this Section 10.3(b), but subject to the terms of Sections 10.5 and 10.6 below if Purchaser is a defendant in such claims, Purchaser shall have no right to participate in or control the defense of any such claim nor any right to settle, compromise or take any corrective or remediation action with respect to such claims.

   10.4 Exclusive Remedy. THE PARTIES HEREBY AGREE THAT THE REMEDIES PROVIDED IN THIS SECTION 10 CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES WITH RESPECT TO THIS AGREEMENT AND ANY CLAIMS ARISING HEREUNDER OR OTHERWISE RELATING TO THE SUBJECT MATTER HEREOF, EXCEPT (I) AS PROVIDED IN

SECTIONS 6.9 AND 8.3, (II) FOR ANY FRAUD ON THE PART OF PARENT, MERGER SUB, BIVER, PURCHASER OR BLUM AND (III) PROVIDED THAT THE PARTIES DO NOT WAIVE ANY RIGHTS IT OR THEY MAY HAVE TO SPECIFIC PERFORMANCE OR INJUNCTIVE OR OTHER EQUITABLE RELIEF TO THE EXTENT AVAILABLE UNDER APPLICABLE LAW.

   10.5 Claim Procedures. Each party agrees that, promptly after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Section 10 (a "Claim"), such party (the "Indemnitee") will provide notice (a "Claim Notice") thereof in writing to the other party (the "Indemnitor") within 10 business days specifying in detail the nature and basis for such claim, the estimated resulting damages and, if applicable, a copy of all papers serviced with respect to such claim. For purposes of this Section 10.5, receipt by a party of written notice of any claim from a third party that gives rise to a Claim on behalf of such party shall constitute the discovery of facts giving rise to a claim by it and shall require notice of the receipt of such matter as provided in the first sentence of this Section 10.5. Notwithstanding the foregoing, an Indemnitee's failure to send or delay in sending a third party Claim Notice within the required 10 business day period shall not relieve the Indemnitor from liability hereunder with respect to such Claim except to the extent and only to the extent that Indemnitor is prejudiced by such failure or delay.

   10.6 Third Party Claims.

   (a) In the event of the assertion of any third party Claim for which, by the terms hereof, an Indemnitor is obligated to indemnify and Indemnitee, the Indemnitor shall have the right, at such Indemnitor's expense, to assume the defense of same including the appointment and selection of counsel on behalf of the Indemnitee. The Indemnitor shall have the right to settle, compromise or take any corrective or remediation action with respect to any such Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor. The Indemnitee shall be entitled, at its own cost, to participate with the Indemnitor in the defense of any such Claim. Notwithstanding the foregoing, the Indemnitee shall have the right defend any such Claim until such time as the Indemnitor agrees to defend such Claim, and any costs or expenses incurred by Indemnitee in connection therewith shall be Damages hereunder (unless Indemnitee has failed to promptly provide notice to Indemnitor, in which case only such costs or expenses arising after such notice has been provided shall constitute Damages).

   (b) If the Indemnitor denies responsibility for any third party claim or accepts responsibility for any such claim but fails to prosecute such claim, the Indemnitee may assume control of such defense and in the event it is finally determined by a court of competent jurisdiction that the Claim was a matter for which the Indemnitor is responsible under the terms of this Agreement, the Indemnitor shall bear the reasonable costs and expenses of such defense (including fees and expenses of counsel) in addition to its other liability under this Section 10.

   (c) Notwithstanding anything to the contrary in this Agreement, the Indemnitor shall not be permitted to settle or enter into an agreed judgment or consent decree that requires any Indemnitee to pay any amount, or which does not involve a complete release of the Indemnitee, or which involves a remedy other than the payment of money, without the Indemnitee's consent, which shall not be unreasonably withheld. If the Indemnitee withholds written consent for any reason whatsoever, the Indemnitor shall be released from any obligation to defend such Claim and shall thereafter only be liable with respect thereto up to the amount of the proposed settlement, judgment or decree.

   (d) If the Indemnitor shall undertake, conduct or control the defense or settlement of any claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Agreement, the Indemnitee shall reimburse the Indemnitor for all its reasonable costs and expenses with respect to such settlement or defense, including fees and expenses of counsel, within 50 days of such determination.

11. Miscellaneous Provisions.

   11.1 Further Assurances. Further Assurances. Each party hereto shall execute and deliver or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the transfer of the Assets and performance of the parties obligations under this Agreement.

   11.2 Legal Fees and Other Expenses. Except as expressly provided in this Agreement, each party shall bear and pay all fees and costs of its legal counsel and all other expenses incurred by it in connection with its performance of this Agreement.

   11.3 Attorneys' Fees. If any legal action or other legal proceeding relating to any of this Agreement is brought against either party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

   11.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     if to Parent or Merger Sub:

       JB Acquisitions LLC
       2828 Arbor Hills Drive
       Dubuque, Iowa 52001
       Attention: John F. Biver
       Facsimile: (319) 557-9919

     if to the Purchaser:

       Digital Canal Corporation
       1143 Hunters Ridge
       Dubuque, Iowa 52003
       Attention: Rodney L. Blum
       Facsimile: (319) 556-3463

   11.5 Time Of The Essence. Time is of the essence of this Agreement.

   11.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

   11.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

   11.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Iowa (without giving effect to principles of conflicts of laws).

   11.9 Successors And Assigns; Parties In Interest.

   (a) This Agreement shall be binding upon the parties and their respective successors and assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns, provided that this

Agreement may not be assigned (i) by Parent or Merger Sub without the prior written consent of Purchaser or (ii) by Purchaser without the prior written consent of Parent. However, upon completion of the Merger, all rights and obligations of Merger Sub under this Agreement will become, by operation of law, rights and obligations of the Company

   (b) None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns.

   11.10 Remedies Cumulative. The rights and remedies of the parties hereto shall be cumulative (and not alternative).

   11.11 Waiver.

   (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

   (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   11.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Company, Purchaser, Parent and Merger Sub.

   11.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

   11.14 Entire Agreement. This Agreement and the exhibits attached hereto, together with the Merger Agreement, the Blum Confidentiality Agreement and that certain Employment Agreement by and between the Company and Blum, dated July 1, 1995, set forth the entire understanding of the parties relating to the subject matter thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

   11.15 Knowledge. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter only if such Person has actual knowledge of such fact or other matter.

   11.16 Construction.

   (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

   (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

   (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

   (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

   11.17 Modification of Certain Contract Provisions. Notwithstanding any provision in this Agreement to the contrary, Parent, Merger Sub, Biver, Purchaser and Blum agree that effective as of the Closing, (a) the Confidentiality Agreement shall be terminated and of no further force and effect, and (b) the provisions of any employee confidentiality and noncompetition agreement or any other similar agreement which restricts a Purchaser Employee's disclose or use of information pertaining to the Company, or prohibits a Purchaser Employee from engaging directly of indirectly in competition with the Company, or restricts a Purchaser Employee from soliciting customers of the Company (a "Restrictive Agreement"), shall be waived but only
(i) to the extent it would otherwise prevent a Purchaser Employee from becoming an employee of Purchaser or performing duties for Purchaser and (ii) for so long as such Purchaser Employee is employed by Purchaser, provided that Purchaser and any such Purchaser Employees employed by Purchaser do not engage in any activities in violation of Section 9.5 of this Agreement. At the Closing, Parent and Merger Sub covenant and agree to provide each Purchaser Employee who is subject to a Restrictive Agreement with a written waiver of any such restrictive covenant consistent with the terms of this Section 11.17.

                            [Signature page follows]

   The parties have caused this Asset Purchase Agreement to be executed and delivered as of the date first written above.

                                          JB Acquisitions LLC

                                                    /s/ John F. Biver
                                          By: _________________________________
                                                       John F. Biver
                                                          Manager

                                          Talon Acquisition Corp.

                                                    /s/ John F. Biver
                                          By: _________________________________
                                                       John F. Biver
                                               President and Chief Executive
                                                          Officer

                                          Digital Canal Corporation

                                                   /s/ Rodney L. Blum
                                          By: _________________________________
                                                      Rodney L. Blum
                                                  Chief Executive Officer

                                          John F. Biver and Rodney L. Blum
                                          sign this Agreement for purposes of
                                          Sections 1.2(b), 8.3(c), 9.5, 9.8,
                                          9.9, 10.2, 10.3, 10.4 and 11.17
                                          only.

                                          /s/ John F. Biver
                                          _____________________________________
                                          John F. Biver

                                          /s/ Rodney L. Blum
                                          _____________________________________
                                          Rodney L. Blum

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

   For purposes of the Agreement (including this Exhibit A):

   Biver. "Biver" shall mean John Biver, a resident of Dubuque County, Iowa.

   Blum. "Blum" shall mean Rodney Blum, a resident of Dubuque County, Iowa.

   Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

   Company. The "Company" shall mean Eagle Point Software Corporation, a Delaware corporation.

   Company Confidential Information. "Company Confidential Information" shall mean all Confidential Information of the Company, excluding any information relating to the Assets or the Product Lines.

   Comparable Entities. "Comparable Entities" shall mean Entities (other than the Company) that are engaged in businesses similar to the business of the Company.

   Confidential Information. "Confidential Information" shall mean any and all confidential or proprietary knowledge, data or information of the Company, in any form whatsoever, whether furnished by the Company before or after the date of this Agreement. By way of illustration and not limitation, "Confidential Information" includes (i) trade secrets, inventions, mask works, ideas, processes, methods, formulas, algorithms and other mathematical formulae, software in various stages of development (source code, object code, documentation, diagrams, flow charts), drawings, specifications, models, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, devices and techniques; (ii) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses (including the identity of and information relating to licensors and licensees), contracts, agreements, prices and costs, suppliers, distributors, customers, joint venturers and other persons and entities with whom the Company does business; and (iii) information regarding the skills and compensation of employees and agents of the Company.

   Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental
Authorization).

   Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

   Control. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of an entity, whether through ownership or voting securities, by contract or otherwise.

   Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

   Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

   Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

   Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

   Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

   Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

   Person. "Person" shall mean any individual, Entity or Governmental
Authority.

   Prepaid Custom Programming Deposits. "Prepaid Custom Programming Deposits" shall mean amounts that were paid to the Company by Products Lines customers for custom programming services that are to be provided after the Closing Date. Such Prepaid Customer Programming Deposits are set forth on Exhibit K hereto.

   Prepaid Tradeshow Deposits. "Prepaid Tradeshow Deposits" shall mean amounts that were paid by the Company for trade shows, conventions and seminars for Purchaser Employees or the Product Lines which trade shows, conventions and seminars are to be held after the Closing Date.

   Prepaid Training Deposits. "Prepaid Training Deposits" shall mean amounts that were paid to the Company by Products Lines customers for training services that are to be provided after the Closing Date. Such prepaid training service obligations are set forth on Exhibit K hereto.

   Prepaid Direct Marketing Materials. "Prepaid Direct Marketing Material" shall mean amounts that were paid by the Company for marketing materials that are direct mail lead generating pieces directed toward customers of the Product Lines, but which marketing materials are not used prior to the Closing Date. Prepaid Direct Marketing Materials do not include collateral material such as brochures, CD demos and other general lead follow-up materials.

   Premises. "Premises" shall mean the headquarters of the Company located at 4131 Westmark Drive, Dubuque, Iowa.

   Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel.

   Product Lines Accounts Receivable. "Product Lines Accounts Receivable" shall mean the accounts receivable from the purchase of Product Lines products outstanding as of the close of business on the day prior to the Closing Date.

   Product Lines Support Contract. "Product Lines Support Contract" shall mean each executory contract as of the Closing date entered into by the Company for prepaid service and support of Product Lines products, prepaid training, and prepaid custom programming, which Product Lines Support Contracts are identified on Exhibit K hereto.

   Product Support, Training and Custom Programming Obligations. "Product Support, Training and Custom Programming Obligations" shall mean (i) the sum of the amount paid to the Company for each Product Lines Support Contract prior to the Closing Date multiplied by the following: (x) the number of days following the Closing Date for which the Company is obligated to provide support pursuant to such Product Lines Support Contract, divided by (y) the term of such Product Lines Support Contract (as expressed in number of days);
(ii) Prepaid Training Deposits and (iii) Prepaid Custom Programming Deposits.

   Proprietary Assets. "Proprietary Assets" shall mean the Exclusive Proprietary Assets and the Non-Exclusive Proprietary Assets.

   Purchaser Employees. "Purchaser Employees" means the employees listed on the attached Exhibit L.

   Related Party. With respect to any Person, "Related Party" means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

   Refund Liability. Refund Liability shall mean the liability of the Company as of the close of business on the day prior to the Closing Date associated with refunds payable to customers upon returns or Product Line products in accordance with the return policy of the Company. For purposes of calculating the Purchase Price, the amount of the Refund Liability shall be determined by multiplying the gross revenues of the Company attributable to the Product Lines for the thirty day period ending on the day prior to the Closing Date by four percent (4%) regardless of the actual amount of the liability.

   Transferred Divisions Confidential Information. "Transferred Divisions Confidential Information" shall mean only that Confidential Information of the Company that relates to the Assets or the Product Lines.

                                                                         Annex C

July 12, 2001

Special Committee of the Board of Directors
Eagle Point Software Corporation
4131 Westmark Road
Dubuque, IA 52002-2627

Dear Members of the Special Committee:

Duff & Phelps, LLC ("Duff & Phelps") has been retained as an independent financial advisor to the Special Committee of the Board of Directors (the "Special Committee") of Eagle Point Software Corporation ("EGPT" or the "Company") to render an opinion (the "Opinion") as to whether the Transaction as described below is fair, from a financial point of view, to the shareholders of the Company other than John Biver, JB Acquisitions LLC and its subsidiaries, Rodney Blum, and Dennis George.

Description of the Proposed Transaction

The following are the key provisions of the Transaction:

  1. An entity controlled by Mr. Biver (a current EGPT board member) proposes to acquire all of the outstanding stock of EGPT not already owned by Mr. Biver. All stockholders of the Company other than Mr. Blum and Mr. George would receive $6.40 in cash per common share payable at closing.

  2. Mr. Blum and Mr. George would receive $6.40 per share in cash for all of their shares except, with respect to 78,125 shares and 39,062 shares held by Mr. Blum and Mr. George, respectively, they would each receive a 7-year subordinated note from the surviving corporation in the principal amount of $6.40 per related share acquired. The subordinated notes would be guaranteed by Mr. Biver.

  3. With respect to options issued by the Company to buy EGPT stock, each stock option shall become fully exercisable and vested. Each holder of EGPT stock

Special Committee of the
Board of Directors
Eagle Point Software Corporation
July 12, 2001
Page 2 of 4
     options will be entitled to receive a cash payment from the Company equal to the excess, if any, of $6.40 per option share over the applicable per share exercise price.

  4. The Transaction also requires the Company to sell to Mr. Blum the assets related to the Company's Building Design and Construction Division and product line and Structural Division and product line for a purchase price of $1.1 million.

Scope of Analysis

In conducting our analysis and arriving at our Opinion, we reviewed and analyzed, among other things:

  1. The Agreement and Plan of Merger by and among EGPT, JB Acquisitions LLC, and Talon Acquisition Corp., dated as of July 12, 2001, including each of the exhibits thereto (the "Merger Agreement").

  2. The Asset Purchase Agreement by and among JB Acquisitions LLC, Talon Acquisition Corp., and Digital Canal Corporation, dated as of July 12, 2001.

  3. Form 10-K for the Company filed with Securities and Exchange Commission ("SEC") for the fiscal year ended June 30, 2000.

  4. Forms 10-Q for the Company filed with the SEC for the three months ended September 30, 2000, December 31, 2000, and March 30, 2001.

  5. Certain operating and financial information provided to us by the management of EGPT, including financial projections.

  6. The historical stock prices and trading volume of the common stock of the Company.

  7.  Transactions involving companies deemed similar to EGPT.

  8. Financial information and market valuations of other publicly traded companies that we deemed to be reasonably comparable to EGPT.

  9. Other financial studies, analyses, and investigations as we deemed appropriate.

Duff & Phelps held discussions with members of the senior management of the Company regarding the history, current business operations, financial condition and future prospects of EGPT at the Company's headquarters in Dubuque, IA. Duff & Phelps also took into account our assessment of general economic, market and financial conditions, as well as

Special Committee of the
Board of Directors
Eagle Point Software Corporation
July 12, 2001
Page 3 of 4
our experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent appraisals of the physical assets or liabilities of EGPT.

In performing our analysis and rendering our Opinion with respect to the proposed Transaction, Duff & Phelps relied upon the accuracy and completeness of all information provided to us, whether obtained from public or private sources, including Company management, and we did not attempt to independently verify such information. With respect to financial forecasts, we have assumed that these have been reasonably prepared on bases reflecting the best currently available estimates of EGPT. Duff & Phelps' Opinion further assumes that information supplied and representations made by the management of EGPT are substantially accurate regarding the Company and the background and terms of the Transaction. Neither Company management nor its board of directors or the Special Committee placed any limitation upon Duff & Phelps with respect to the procedures we followed or factors we considered in rendering our Opinion.

We discussed our preliminary findings with the Special Committee on April 30, 2001 and also participated in a meeting of the Special Committee on June 8, 2001 during which we updated the Special Committee as to our preliminary findings. At such meetings, we expressed our preliminary view that the Transaction, as contemplated as of such dates, was fair, from a financial point of view, to the shareholders of the Company other than Mr. Biver, JB Acquisitions LLC and its subsidiaries, Mr. Blum, and Mr. George. On July 12, 2001, we participated in a meeting of the Special Committee at which the Special Committee considered whether to approve and recommend the Merger Agreement to the Company's Board of Directors. At such meeting, we advised orally the Special Committee that it was our opinion that the Transaction is fair, from a financial point of view to the shareholders of the Company other than Mr. Biver, JB Acquisitions LLC and its subsidiaries, Mr. Blum, and Mr. George. This Opinion is being delivered to the Special Committee to confirm in writing the opinion we expressed orally to the Special Committee at its July 12, 2001 meeting. Duff & Phelps has prepared this Opinion effective as of the date set forth above and the Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date.

It is understood that this letter is only for the information of the Special Committee, the Company and its directors and shareholders. Except for its inclusion in the Company's SEC filings (which we understand will include a proxy statement to be distributed to the Company's shareholders), to which we consent, or as required under the disclosure requirements of the securities laws and applicable law or legal process, this letter may not be quoted or referred to, in whole or in part, in any written document or used for any other purpose without our prior consent.

Special Committee of the
Board of Directors
Eagle Point Software Corporation
July 12, 2001
Page 4 of 4

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the Transaction is fair, from a financial point of view, to the shareholders of the Company other than John Biver, JB Acquisitions LLC and its subsidiaries, Rodney Blum, and Dennis George.

Respectfully submitted,

Duff & Phelps, LLC

                                                                        Annex D

   262 APPRAISAL RIGHTS--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                        Please date, sign and mail your

                     proxy card back as soon as possible!


                        Special Meeting of Stockholders

                       EAGLE POINT SOFTWARE CORPORATION


                           __________________, 2001

              . Please Detach and Mail in the Envelope Provided .

      Please mark
A [X] your vote as in
      this example


1. Proposal to adopt the Agreement and Plan            FOR    AGAINST    ABSTAIN
   of Merger, dated as of July 12, 2001, by
   and among Eagle Point Software Corporation,         [_]      [_]        [_]
   JB Acquisitions LLC and Talon Acquisition Corp., and the transactions contemplated thereby, including the Merger (as defined therein).

2. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND, IN THE ABSENCE OF SUCH INSTRUCTIONS, SHALL BE VOTED IN FAVOR OF PROPOSAL 1. IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

You are urged to mark, sign, date and return your proxy card without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

Signature                                                   Date           2001
          -------------------   ---------------------------      ---------,
                                (SIGNATURE IF HELD JOINTLY)

NOTE: When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.

PROXY                  EAGLE POINT SOFTWARE CORPORATION

      SPECIAL MEETING OF STOCKHOLDERS TO BE HELD _________________, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Eagle Point Software Corporation (the "Company") does hereby acknowledge receipt of Notice of said Special Meeting and the accompanying Proxy Statement and does hereby constitute and appoint __________________________ and __________________________, or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Special Meeting of Stockholders of the Company to be held on [Day, _____________, 2001 at _____ p.m.] (local time) at Eagle Point Software Headquarters, 4131 Westmark Drive, Dubuque, IA 52002 and at any adjournment thereof, as follows:

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted in favor of Proposal 1.

                    (Please date and sign on reverse side)